UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

N2OFF, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

N2OFF, INC.

HaPardes 134 (Meshek Sander)

Neve Yarak, Israel

August 5, 2025

Dear Stockholder:

You are cordially invited to attend the special meeting of stockholders of N2OFF, Inc. (the “Company”) to be held at 4:00 p.m., Israel time (9:00 a.m. EDT), on September 25, 2025 (the “Special Meeting”), at the offices of the Company’s Israel legal counsel, Meitar | Law Offices, located at 16 Abba Hillel Road, 10th floor, Ramat Gan 5250608, Israel.

At the Special Meeting, you will be asked to consider and vote upon the following proposals:

(1) To approve a proposed acquisition by the Company of all of the share capital of MitoCareX Bio Ltd. , a private company incorporated under the laws of the State of Israel (“MitoCareX”), pursuant to the terms and conditions of the Securities Purchase and Exchange Agreement dated February 25, 2025, as amended on May 18, 2025 and July 23, 2025 (the “Purchase Agreement”), which includes the issuance of shares of the Company’s Common Stock (as defined below) that is equal to or in excess of 20% of the Company’s outstanding Common Stock before the issuance, in accordance with applicable Nasdaq Listing Rules, and the execution, delivery and performance of the Purchase Agreement and the transactions contemplated thereby (the “Acquisition Proposal”);

(2) To approve a proposal authorizing the Company’s board of directors (the “Board”), in its sole discretion, to amend the Company’s Articles of Incorporation, as amended (the “Amendment”) at any time within one year after stockholder approval is obtained, to effect a reverse stock split of the Company’s Common Stock, at a ratio of not less than 1-for-2 and not more than 1-for-150 (the “Split Range”), with the exact ratio of the reverse stock split to be determined by the Board in its sole discretion without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”);

(3) To approve the issuance of 1,850,000 shares of the Company’s Common Stock and any additional shares of Common Stock, as applicable (the “Warrant Shares”) upon exercise of a warrant issued to L.I.A. Pure Capital Ltd. (the “Warrant Shares Proposal”); and

(4) To authorize an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and proxy votes if there are insufficient votes in favor of the foregoing Proposals.

In order to facilitate your attendance at the Special Meeting, we strongly encourage you to advise David Palach, our Chief Executive Officer, by email at david@n2off.com or telephone at +972-54-721-5315 if you plan to attend the Special Meeting prior to 11:59 p.m., Israel time (4:59 p.m. EDT), on September 19, 2025, so that we can timely provide your name to building security. If you do not advise us ahead of time that you will be attending the Special Meeting, we encourage you to arrive at the meeting no later than 4:00 p.m., Israel time (9:00 a.m. EDT), to ensure that you are able to pass through security prior to the start of the Special Meeting.

Your vote is very important regardless of the number of shares of our voting securities that you own. I encourage you to vote by telephone, over the Internet, or by marking, signing, dating and returning your proxy card so that your shares will be represented and voted at the Special Meeting, whether or not you plan to attend. If you attend the Special Meeting in person, you will, of course, have the right to revoke the proxy and vote your shares in person.

If your shares are held in the name of a broker, trust, bank or other intermediary, and you receive notice of the Special Meeting through your broker or another intermediary, please vote or return the materials in accordance with the instructions provided to you by such broker or other intermediary, or contact your broker directly in order to obtain a proxy issued to you by your intermediary to attend the Special Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Special Meeting.

On behalf of our Board, I urge you to submit your proxy as soon as possible, even if you currently plan to attend the Special Meeting in person. Thank you for your support of our Company.

Sincerely,

/s/ Amitay Weiss
Amitay Weiss Chairman

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N2OFF, Inc.

HaPardes 134 (Meshek Sander)

Neve Yarak, 4994500 Israel

(347) 468 9583

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on September 25, 2025

August 5, 2025

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of N2OFF, Inc., a Nevada corporation (“we,” “us,” “our,” or the “Company”). The Special Meeting will be held at 4:00 p.m., Israel time (9:00 a.m. EDT), on September 25, 2025, at the offices of the Company’s Israel legal counsel, Meitar | Law Offices, located at 16 Abba Hillel Road, 10th floor, Ramat Gan 5250608, Israel for the following purposes:

(1) To approve a proposed acquisition by the Company of all of the share capital of MitoCareX Bio Ltd. , a private company incorporated under the laws of the State of Israel (“MitoCareX”), pursuant to the terms and conditions of the Securities Purchase and Exchange Agreement dated February 25, 2025, as amended on May 18, 2025 and July 23, 2025 (the “Purchase Agreement”), which includes the issuance of shares of the Company’s Common Stock that is equal to or in excess of 20% of the Company’s outstanding Common Stock before the issuance, in accordance with applicable Nasdaq Listing Rules, and the execution, delivery and performance of the Purchase Agreement and the transactions contemplated thereby (the “Acquisition Proposal”);

(2) To approve a proposal authorizing the Company’s board of directors (the “Board”), in its sole discretion, to amend the Company’s Articles of Incorporation, as amended (the “Amendment”) at any time within one year after stockholder approval is obtained, to effect a reverse stock split of the Company’s Common Stock, at a ratio of not less than 1-for-2 and not more than 1-for-150 (the “Split Range”), with the exact ratio of the reverse stock split to be determined by the Board in its sole discretion without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”);

(3) To approve the issuance of 1,850,000 shares of the Company’s Common Stock and any additional shares of Common Stock, as applicable (the “Warrant Shares”) upon exercise of a warrant issued to L.I.A. Pure Capital Ltd. (the “Warrant Shares Proposal”); and

(4) To authorize an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and proxy votes if there are insufficient votes in favor of the foregoing Proposals.

Stockholders are referred to the Proxy Statement accompanying this Notice for more detailed information with respect to the matters to be considered at the Special Meeting. After careful consideration, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR the Acquisition Proposal (Proposal 1); FOR the Reverse Stock Split Proposal (Proposal 2), FOR the Warrant Shares Proposal (Proposal 3) and FOR the Adjournment Proposal (Proposal 4) if presented.

The Board has fixed the close of business on August 1, 2025, as the record date (the “Record Date”). Only holders of record of shares of our Common Stock as of the Record Date are entitled to receive notice of, and to vote at, the Special Meeting or at any postponement(s) or adjournment(s) of the Special Meeting. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at the office of the Company during regular business hours for the 10 calendar days prior to and during the Special Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Special Meeting or any postponement or adjournment of the Special Meeting in person, we request that you vote by telephone, over the Internet, or by completing, signing and mailing your proxy card to ensure that your shares will be represented at the Special Meeting.

If your shares are held in the name of a broker, trust, bank or other intermediary, and you receive notice of the Special Meeting through your broker or through another intermediary, please vote online, by telephone or by completing and returning the voting instruction form in accordance with the instructions provided to you by such broker or other intermediary, or contact your broker directly in order to obtain a proxy issued to you by your intermediary holder to attend the Special Meeting and vote in person. Failure to do any of the foregoing may result in your shares not being eligible to be voted at the Special Meeting.

By Order of the Board

/s/ Amitay Weiss
Amitay Weiss
Chairman

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N2OFF, INC.

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

To Be Held On September 25, 2025

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” the “Company,” or “N2OFF” refer to N2OFF, Inc., a Nevada corporation, and its subsidiaries. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our common stock, par value $0.0001 per share (the “Common Stock”).

The accompanying proxy is solicited by the board of directors of the Company (the “Board”) on behalf of N2OFF, Inc., a Nevada corporation, to be voted at the special meeting of stockholders of the Company (the “Special Meeting”) to be held on September 25, 2025, at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders (the “Notice”) and at any postponement(s) or adjournment(s) of the Special Meeting. This Proxy Statement and accompanying form of proxy are expected to be first sent or given to stockholders on or about August 5, 2025.

The executive offices of the Company are located at, and the mailing address of the Company is, HaPardes 134 (Meshek Sander), Neve Yarak, 4994500 Israel.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR

THE SPECIAL STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 25, 2025:

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on September 25, 2025: Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), with respect to the Special Meeting, we have elected to utilize the “full set delivery” option of providing paper copies of all of our proxy materials by mail. The Notice of Special Meeting of Stockholders and Proxy Statement are also available at www.proxyvote.com.

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N2OFF, INC.

Proxy Statement

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ABOUT THE SPECIAL MEETING

What is a proxy?

A proxy is another person whom you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or intermediary in order to vote your shares in person at the Special Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the SEC require that we give to you when we ask you to sign a proxy card to vote your stock at the Special Meeting.

What are the proposals that will be voted on by stockholders at the Special Meeting?

At our Special Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

(1) To approve a proposed acquisition by the Company of all of the share capital of MitoCareX Bio Ltd. , a private company incorporated under the laws of the State of Israel (“MitoCareX”), pursuant to the terms and conditions of the Securities Purchase and Exchange Agreement dated February 25, 2025, as amended on May 18, 2025 and July 23, 2025 (the “Purchase Agreement,” the “First Amendment” and the “Second Amendment,” respectively), which includes the issuance of shares of the Company’s Common Stock that is equal to or in excess of 20% of the Company’s outstanding Common Stock before the issuance, in accordance with applicable Nasdaq Listing Rules, and the execution, delivery and performance of the Purchase Agreement and the transactions contemplated thereby (the “Acquisition Proposal”);

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(2) To approve a proposal authorizing the Company’s board of directors (the “Board”), in its sole discretion, to amend the Company’s Articles of Incorporation, as amended (the “Amendment”) at any time within one year after stockholder approval is obtained, to effect a reverse stock split of the Company’s Common Stock, at a ratio of not less than 1-for-2 and not more than 1-for-150 (the “Split Range”), with the exact ratio of the reverse stock split to be determined by the Board in its sole discretion without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”);

(3) To approve the issuance of 1,850,000 shares of the Company’s Common Stock and any additional shares of Common Stock, as applicable (the “Warrant Shares”) upon exercise of a warrant issued to L.I.A. Pure Capital Ltd. (the “Warrant Shares Proposal”); and

(4) To authorize an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and proxy votes if there are insufficient votes in favor of the foregoing Proposals.

Other than these proposals, no other proposals will be presented for a vote at the Special Meeting.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one Proxy Statement to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate notice or proxy statement in the future, he or she may contact N2OFF, Inc., HaPardes 134 (Meshek Sander), Neve Yarak, 4994500 Israel, Attn: David Palach, Chief Executive Officer, or via email to david@n2off.com or telephone at +972-54-721-5315. Eligible stockholders of record receiving multiple copies of our Notice and Proxy Statement can request householding by contacting us in the same manner. stockholders who own shares through a bank, broker or other intermediary can request householding by contacting the intermediary.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Notice or Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to David Palach, Chief Executive Officer, at the address or telephone number set forth above.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and also hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction form for shares held in street name. Please follow the directions provided in the Notice and in each proxy card or voting instruction form you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Special Meeting is the close of business on August 1, 2025 (the “Record Date”). The Record Date is established by the Board as required by Nevada law. On the Record Date, 33,356,412 shares of Common Stock were issued and outstanding.

Who is entitled to vote at the Special Meeting?

Holders of Common Stock at the close of business on the Record Date may vote at the Special Meeting.

What are the voting rights of stockholders?

On each Proposal to be voted upon at the Special Meeting, you have one vote for each share of Common Stock you own as of the Record Date.

What is the quorum requirement?

In accordance with the Company’s Bylaws, as amended (the “Bylaws”), the holders of not less than 33.33% of the voting power of all of the shares of the capital stock entitled to vote at the Special Meeting, present in person or represented by proxy, is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Special Meeting, the holders of voting stock representing a majority of the voting power present at the Special Meeting or the presiding officer may adjourn the Special Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Securities Transfer Corporation, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice has been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other intermediary, the intermediary is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” A notice, and Proxy Statement, along with a voting instruction form, have been forwarded to you by your intermediary. As the beneficial owner, you have the right to direct your intermediary concerning how to vote your shares by using the voting instruction form they included in the mailing or by following their instructions for voting.

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How are the abstentions and broker non-votes counted?

Abstentions and broker non-votes will be counted as present for purposes of determining a quorum. An abstention occurs when a stockholder chooses to “abstain” from voting on a matter. A broker non-vote occurs when a broker, bank, or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers submits a proxy for this Special Meeting, but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under the applicable exchange rules. Proposals 1 and 3 are considered “non-routine” such that your broker, bank or other agent and nominees do not have discretionary voting power over these non-routine proposals and, therefore, broker non-votes may exist with respect to these proposals. The broker’s inability to vote with respect to the non-routine matters for which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote.” Conversely, Proposals 2 and 4 are considered “routine” and thus, if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion on Proposals 2 and 4.

How do I vote my shares?

Your vote is very important to us. Whether or not you plan to attend the Special Meeting, please vote by proxy in accordance with the instructions on your proxy card or voting instruction form (from your broker or other intermediary). There are three convenient ways of submitting your vote:

●	By Telephone or Internet – All record holders can vote by touchtone telephone from the United States using the toll-free telephone number on the proxy card, or over the Internet (at www.proxyvote.com), using the procedures and instructions described on the proxy card. “Street name” holders may vote by telephone or Internet if their bank, broker or other intermediary makes those methods available, in which case the bank, broker or other intermediary will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

●	In Person – All record holders may vote in person at the Special Meeting. “Street name” holders may vote in person at the Special Meeting if their bank, broker or other intermediary has furnished a legal proxy. If you are a “street name” holder and would like to vote your shares by proxy, you will need to ask your bank, broker or other intermediary to furnish you with an intermediary issued proxy. You will need to bring the intermediary issued proxy with you to the Special Meeting and hand it in with a signed ballot that will be provided to you at the Special Meeting. You will not be able to vote your shares without an intermediary issued proxy. Note that a broker letter that identifies you as a stockholder is not the same as an intermediary issued proxy.

●	By Written Proxy or Voting Instruction Form – All record holders can vote by written proxy card, if they have requested to receive printed proxy materials. If you are a “street name” holder and you request to receive printed proxy materials, you will receive a voting instruction form from your bank, broker or other intermediary.

The Board has appointed David Palach, our Chief Executive Officer, to serve as proxy for the Special Meeting.

If you complete and sign the proxy card but do not provide instructions for one or more of the Proposals, then the designated proxies will or will not vote your shares as to those Proposals, as described under “What if I do not specify how I want my shares voted?” below. We do not anticipate that any other matters will come before the Special Meeting, but if any other matters properly come before the Special Meeting, then the designated proxy will vote your shares in accordance with applicable law and his judgment.

If you hold your shares in “street name,” and complete the voting instruction form provided by your broker or other intermediary except with respect to one or more of the Proposals, then, your broker has discretionary authority to vote your shares with respect to the Reverse Stock Split Proposal (Proposal 2) and the Adjournment Proposal (Proposal 4) even if you do not provide your broker with specific instructions on that proposal. See “How the abstentions and broker non-votes will be counted?” above.

Even if you currently plan to attend the Special Meeting, we recommend that you vote by telephone or Internet or return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Special Meeting or are unable to attend.

Who counts the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

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What are my choices when voting?

With respect to each of the Proposals in this Proxy Statement, stockholders may vote for the Proposal, against the Proposal, or abstain from voting on the Proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares FOR each Proposal.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed, executed proxy card that does not specify how you want to vote your shares on one or more Proposals, the proxy will vote your shares for each Proposal as to which you provide no voting instructions, and such shares will be voted FOR the Acquisition Proposal, FOR the Reverse Stock Split Proposal, FOR the Warrant Shares Proposal and FOR the Adjournment Proposal, if presented.

If you are a street name holder and do not provide voting instructions on one or more proposals, your bank, broker or other intermediary may be unable to vote those shares. See “How the abstentions and broker non-votes will be counted?” above.

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

●	Attending the Special Meeting in person. Your attendance at the Special Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Special Meeting to revoke your proxy.

●	Voting again by telephone or over the Internet (only your latest telephone or Internet vote submitted prior to the Special Meeting will be counted).

●	If you requested and received written proxy materials, completing and submitting a new valid proxy bearing a later date.

●	Giving written notice of revocation to the Company addressed to David Palach, Chief Executive Officer, at the Company’s address above, which notice must be received before noon, Eastern Time on September 19, 2025.

If you are a street name holder, your bank, broker or other intermediary should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum:

Proposal	Vote Required	Voting Options	Impact of “Abstain” Vote	Impact of Broker Non-Votes
Proposal 1: Acquisition Proposal	The affirmative vote of a majority of the votes cast by the holders of all shares of stock present or represented and voting on this proposal is required.	“FOR” “AGAINST” “ABSTAIN	VOTE AGAINST	No effect

Proposal 2: Reverse Stock Split Proposal.	Amendments to Section 78.2055 of the Nevada Revised Statutes provide that a reverse stock split of publicly traded Nevada corporations, such as the Company, require approval of the voting standard established in the governing documents of the corporation for “routine” matters, which according to the Company’s Bylaws, requires the affirmative vote of a majority of the votes cast by the holders of all shares of stock present or represented and voting on this proposal.	“FOR” “AGAINST” “ABSTAIN”	VOTE AGAINST	Not applicable

Proposal 3: Warrant Shares Proposal.	The affirmative vote of a majority of the votes cast by the holders of all shares of stock present or represented and voting on this proposal is required.	“FOR” “AGAINST” “ABSTAIN”	VOTE AGAINST.	No effect

Proposal 4: Adjournment Proposal.	The affirmative vote of a majority of the votes cast by the holders of all shares of stock present or represented and voting on this proposal is required.	“FOR” “AGAINST” “ABSTAIN”	No effect	Not applicable

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Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Special Meeting?

No. Under Nevada Revised Statutes, our stockholders are not entitled to any appraisal rights or similar rights of dissenters with respect to the matters to be voted on at the Special Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, intermediaries and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our Common Stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies.

Are there any other matters to be acted upon at the Special Meeting?

Management does not intend to present any business at the Special Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Special Meeting, it is the intention of the person named in the accompanying form of proxy to vote the shares represented by the proxies held by him in accordance with applicable law and his judgment on such matters.

Where can I find voting results?

Voting results will be tabulated and certified by the inspector of elections appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. The Company expects to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Special Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please contact David Palach, our Chief Executive Officer, by email at david@n2off.com or telephone at +972-54-721-5315.

MARKET PRICE AND DIVIDEND INFORMATION

The Company is currently listed on the Nasdaq Capital Market under the symbol “NITO.” MitoCareX is a private company and the shares of MitoCareX are not publicly traded. Upon consummation of the acquisition, the Company’s Common Stock (the “Acquisition”) will continue to be listed under the symbol “NITO.”

The closing price of the Company’s Common Stock on February 24, 2025, the trading day immediately prior to the day of entering into Purchase Agreement on February 25, 2025, as reported on the Nasdaq Capital Market, was $0.433 per share. The closing price of the Company’s Common Stock on August 4, 2025, as reported on the Nasdaq Capital Market, was $0.23 per share.

Because the market price of the Company’s Common Stock is subject to fluctuation, the market value of the shares of the Company’s Common Stock that MitoCareX’s holders will be entitled to receive in the Acquisition may increase or decrease.

As of August 1, 2025, the Record Date for the Special Meeting, the Company had approximately 186 holders of record of the Company’s Common Stock. This number does not include beneficial owners whose shares were held in street name.

Dividends

The Company has not declared or paid any cash dividends on its Common Stock and does not anticipate paying cash dividends on its Common Stock for the foreseeable future. The Company currently intends to retain all of its available funds and future earnings, if any, to support its operations and finance the growth and development of its current and future businesses. This is not intended to change as a result of the Acquisition

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RISK FACTORS

Risks Related to the Company’s Business

For risks related to the Company’s business, please refer to the section titled “Item 1A. Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 31, 2025 (the “2024 Annual Report”), incorporated by reference herein.

Risks Related to the Acquisition

If the conditions to the Acquisition are not satisfied or waived, the Acquisition may not be consummated.

The closing of the Acquisition is subject to a number of conditions as set forth in the Purchase Agreement that must be satisfied or waived, including, among others, the approval of the Acquisition Proposal by our stockholders and the other conditions described in the section titled “The Purchase Agreement-Conditions to the Completion of the Acquisition” beginning on page 18 of this proxy statement.

There can be no assurance as to whether or when the conditions to the closing of the Acquisition will be satisfied or waived or as to whether or when the Acquisition will be consummated. If the conditions are not satisfied or waived, the Acquisition may not be consummated or the closing may be delayed, and we and MitoCareX may each lose some or all of the intended benefits of the Acquisition.

The market price of our shares of Common Stock following the Acquisition may decline as a result of the Acquisition.

The market price of our shares of Common Stock may decline as a result of the Acquisition for a number of reasons. In addition to the Company issuing 40% of our shares on a fully diluted basis at the closing of the Acquisition, pursuant to the terms of the Purchase Agreement we might have to issue additional shares to the Sellers of up to 25% of a fully diluted basis if certain milestones are achieved. The Sellers shall receive 30% of the gross proceeds of each financing transaction closed by the Company within five years after Closing Date, up to a maximum amount of $1,600,000. Moreover, Dr. Silberman will enter into an amended employment agreement with MitoCareX in connection with his continued employment as the Chief Executive Officer of MitoCareX, upon which the Company will grant to Dr. Silberman restricted stock units representing 5% of the capital stock of the Company on a fully diluted basis pursuant to the Company’s 2022 Share Incentive Plan. The Company also agreed that under certain conditions it will make available to MitoCareX such amount of funding necessary to finance MitoCareX’s ongoing research and development and other costs. All these provisions could result in negative pressure on our stock price in the market, especially if the prospects of MitoCareX are not consistent with the expectations of financial or industry analysts.

Because the lack of a public market for MitoCareX’s share capital makes it difficult to evaluate the fair market value of MitoCareX’s share capital, the value of our shares of Common Stock to be issued to the Sellers in connection with the Acquisition may be more or less than the fair market value of MitoCareX’s share capital.

The outstanding share capital of MitoCareX is not traded in any public market. The lack of a public market makes it difficult to determine the fair market value of MitoCareX’s share capital. Because the percentage of our equity to be issued to the Seller’s shareholders in the Acquisition was determined based on negotiations between the parties, it is possible that the value of our shares of common stock to be issued to the Seller shareholders in connection with the Acquisition will be more or less than the fair market value of MitoCareX’s share capital.

The integration of MitoCareX after the Acquisition may result in significant accounting charges that adversely affect the announced results of our company.

The financial results of our Company may be adversely affected by cash expenses and non-cash accounting charges incurred in connection with the Acquisition. In addition to the anticipated cash charges, significant non-cash restructuring charges and costs associated with the amortization of intangible assets are expected. See “Unaudited Pro Forma Condensed Combined Financial Statements” on page 51 that reflect the effects of the Acquisition and, accordingly, the amount and timing of these possible charges. The price of our Common Stock could decline to the extent our financial results are materially affected by the foregoing charges or if the foregoing charges are larger than anticipated

The Acquisition may result in unexpected consequences to our business and results of operations.

We may not have discovered all risks applicable to MitoCareX’s business during the due diligence process and such risks may not be discovered prior to closing. Some of these risks could produce unexpected and unwanted consequences for us. Undiscovered risks may result in us incurring financial liabilities, which could be material and have a negative impact on our business operations.

MitoCareX may need to expand its organization and may experience difficulties in recruiting needed additional employees and consultants, which could disrupt its operations.

As a result of the Acquisition, MitoCareX may not have the resources to focus on the discovery and development of potential drugs for cancers and other life-threatening conditions, its development and commercialization plans as well as strategic development. We may need additional managerial, operational, sales, marketing, financial, legal and other resources. The competition for qualified personnel in the pharmaceutical field is intense. Due to this intense competition, the Company may be unable to attract and retain qualified personnel necessary for the development of its business or to recruit suitable replacement personnel.

The Company’s management may need to divert a disproportionate amount of its attention away from its day-to-day activities and devote a substantial amount of time to managing these growth activities. The Company may not be able to effectively manage the expansion of its operations, which may result in weaknesses in its infrastructure, operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. MitoCareX’s expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional pharmaceutical product candidates. If its management is unable to effectively manage its growth, its expenses may increase more than expected, its ability to generate and/or grow revenue could be reduced and MitoCareX may not be able to implement its business strategy. Its future financial performance and its ability to commercialize pharmaceutical product candidates and compete effectively will depend, in part, on its ability to effectively manage any future growth.

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Securities litigation or shareholder derivative litigation frequently follows the announcement of certain significant business transactions, such as the sale of a business division or announcement of an acquisition or a business combination transaction.

We may become involved in this type of litigation in connection with the Acquisition. Stockholders who oppose the Acquisition do not have dissenters’ rights and therefore may consider commencing litigation against us. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

Risks Related to Business Operations of MitoCareX

MitoCareX has no operating history.

MitoCareX is a drug discovery and development company with a current focus on oncology with a limited operating history upon which you can evaluate its business and prospects. MitoCareX commenced operations in 2022, has no products approved for commercial sale, and has not generated any revenue from the sale of its products. To date, MitoCareX has focused primarily on organizing and staffing its company, business planning, raising capital, building its proprietary computational platform, discovering potential Anti-Cancer Small Molecule Therapeutics (ACSMT), establishing its intellectual property portfolio, conducting research, establishing arrangements with third parties for the manufacture of ACSMT and supply of related raw materials, and providing general and administrative support for these operations. Its scientific approach to the discovery and development of ACSMT is unproven and MitoCareX does not know whether MitoCareX will be able to develop or obtain regulatory approval for any products of commercial value. MitoCareX has only one ACSMT in early development. MitoCareX has not yet completed any preclinical and clinical trials, successfully developed and validated a diagnostic test, obtained regulatory approvals, manufactured products on a commercial scale, or arranged for a third party to do so on its behalf, or conducted sales or marketing activities necessary for successful product commercialization. Consequently, any predictions made about its future success or viability may not be as accurate as they could be if MitoCareX had a history of successfully developing and commercializing biopharmaceutical products.

MitoCareX has incurred significant operating losses since its inception and expects to incur significant losses for the foreseeable future. MitoCareX does not have any products approved for sale and has not generated any revenue since its inception. If MitoCareX is unable to successfully develop and obtain the requisite approval for and commercialize ACSMT, MitoCareX may never generate revenue. MitoCareX incurred net losses of $307,000 and $886,000 for the three months ended March 31, 2025 an for the year ended December 31, 2024, respectively. As of March 31, 2025, MitoCareX had an accumulated deficit of $2,067,000. Substantially all of its losses have resulted from expenses incurred in connection with its research and development programs and from general and administrative costs associated with its operations. ACSMT will require substantial additional development time and resources before MitoCareX would be able to apply for or receive regulatory approvals and begin generating revenue from product sales. MitoCareX expects to continue to incur losses for the foreseeable future, and MitoCareX anticipates these losses will increase substantially as MitoCareX continues its development of, seeks regulatory approval for, and potentially commercializes ACSMT and seeks to discover and develop additional solutions as well as operate as a public company.

To become and remain profitable, MitoCareX must succeed in discovering, developing, obtaining regulatory approvals for, and eventually commercializing products that generate significant revenue. This will require MitoCareX to be successful in a range of challenging activities, including preclinical studies and completing clinical trials of ACSMT, discovering additional ACSMTs, obtaining regulatory approval for these and manufacturing, marketing, and selling any products for which MitoCareX may need to obtain regulatory approval. MitoCareX is in the preliminary stages of these activities. MitoCareX may never succeed in these activities and, even if MitoCareX does, it may never generate revenue that is significant enough to achieve profitability. In addition, MitoCareX has not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the biopharmaceutical industry. Because of the numerous risks and uncertainties associated with biopharmaceutical product development, MitoCareX is unable to accurately predict the timing or amount of increased expenses or when, or if, MitoCareX will be able to achieve profitability. Even if MitoCareX does achieve profitability, MitoCareX may not be able to sustain or increase profitability on a quarterly or annual basis. Its failure to become and remain profitable may have an adverse effect on its value and could impair its ability to raise capital, expand its business, maintain its research and development efforts, diversify its ACSMTpipeline, achieve its strategic objectives, or even continue its operations. A decline in the value of MitoCareX could also cause you to lose all or part of your investment.

MitoCareX will require substantial additional capital to finance its operations, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force it to delay, limit, reduce, or terminate ACSMT development programs, MITOLINE™ related validations and optimizations, commercialization efforts or other operations.

The development of ACSMT, including conducting preclinical studies and clinical trials, is a very time-consuming, capital-intensive, and uncertain process. MitoCareX’s operations have consumed substantial amounts of cash since inception. MitoCareX expects its expenses to substantially increase in connection with its ongoing activities, particularly when MitoCareX will conduct its ongoing and planned preclinical studies and clinical trials and potentially seeks regulatory approval for its ACSMT and any future ACSMT MitoCareX may develop. If MitoCareX obtains regulatory approval for ACSMT, MitoCareX also expects to incur significant commercialization expenses related to product manufacturing, marketing, sales, and distribution. Because the outcome of any preclinical study or clinical trial is highly uncertain, MitoCareX cannot reasonably estimate the actual amount of capital necessary to successfully complete the development and commercialization of ACSMT. Furthermore, MitoCareX will continue to incur additional costs associated with operating as a public company.

Based on its current operating plan, MitoCareX believes that its existing cash, cash equivalents, and short-term investments will be sufficient to fund its operations until September-October 2025. MitoCareX has based its belief in this regard on assumptions that may prove to be wrong, and MitoCareX could expand its capital resources sooner than it currently expects. Its operating plans and other demands on its cash resources may change as a result of many factors currently unknown to it, and MitoCareX may need to seek additional funds sooner than planned. Its existing capital is not sufficient to complete development of ACSMT, or any future ACSMT, and MitoCareX will require substantial capital in order to advance ACSMT through clinical trials, regulatory approval, and commercialization. Accordingly, MitoCareX will need to obtain substantial additional funding in connection with its continuing operations. Its ability to raise additional funds may be adversely impacted by global economic conditions, disruptions to, and volatility in, the credit and financial markets in the United States, inflation, diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability. If the equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly, and more dilutive. If MitoCareX is unable to raise capital when needed or on attractive terms, MitoCareX could be forced to delay, reduce, or eliminate its research and development programs or any future commercialization efforts, or even cease operations. MitoCareX expects to finance its cash needs through public or private equity or debt financings or other capital sources, including potential collaborations, licenses, and other similar arrangements. In addition, MitoCareX may seek additional capital due to favorable market conditions or strategic considerations even if MitoCareX believes it has sufficient funds for its current or future operating plans. Attempting to secure additional financing may divert its management from its day-to-day activities, which may adversely affect its ability to develop ACSMT.

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Its future capital requirements will depend on many factors, including, but not limited to:

● the initiation, type, number, scope, progress, expansions, results, costs, and timing of preclinical studies and clinical trials of ACSMT that MitoCareX is pursuing or may choose to pursue in the future, including the costs of any third-party products used as combination agents in its clinical trials; the costs and timing of manufacturing for ACSMT , including commercial manufacturing at sufficient scale, if any ACSMT is approved;

● the costs, timing, and outcome of regulatory meetings and reviews of ACSMT;

● the costs of obtaining, maintaining, enforcing, and protecting its patents and other intellectual property and proprietary rights;

● the costs associated with hiring additional personnel and consultants as its preclinical and clinical activities begin and increase;

● the costs and timing of establishing or securing sales and marketing capabilities if ACSMT is approved;

● its ability to achieve sufficient market acceptance, coverage, and adequate reimbursement from third-party payors and adequate market share and revenue for any approved products;

● patients’ willingness to pay out-of-pocket for any approved products in the absence of coverage and/or adequate reimbursement from third-party payors;

● the terms and timing of establishing and maintaining collaborations, licenses, and other similar arrangements; and

● costs associated with any products or technologies that MitoCareX may in-license or acquire.

Conducting preclinical studies and clinical trials and discovering additional potential ACSMT is a time-consuming, expensive, and uncertain process that takes years to complete, and MitoCareX may never generate the necessary data or results required to obtain regulatory approval and commercialize ACSMT. In addition, ACSMT, if approved, may not achieve commercial success. Its commercial revenue, if any, will initially be derived from sales of products that MitoCareX does not expect to be commercially available for many years, if at all.

Accordingly, MitoCareX will need to continue to rely on additional financing to achieve its business objectives. Adequate additional financing may not be available to MitoCareX on acceptable terms, or at all, including as a result of financial and credit market deterioration or instability, market-wide liquidity shortages, geopolitical events, or otherwise.

Raising additional capital may cause dilution to MitoCareX’s stockholders, restrict its operations, or require it to relinquish rights to its ACSMT or other technologies.

Until such time, if ever, as MitoCareX can generate substantial product revenue, MitoCareX expects to finance its cash needs through equity offerings, debt financings, or other capital sources, including potential collaborations, licenses, and other similar arrangements. MitoCareX does not have any committed external source of funds. To the extent that MitoCareX raises additional capital through the sale of equity or convertible debt securities, its ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect its rights as a common stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting its ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends. Such restrictions could adversely impact its ability to conduct its operations and execute its business plan.

If MitoCareX raises additional funds through future collaborations, licenses, and other similar arrangements, MitoCareX may be required to relinquish valuable rights to its future revenue streams, ACSMT, intellectual property, or proprietary technology, or grant licenses on terms that may not be favorable to us and/or that may reduce the value of its common stock. If MitoCareX is unable to raise additional funds through equity or debt financings or other arrangements when needed or on terms acceptable to it, MitoCareX would be required to delay, limit, reduce, or terminate its product development or future commercialization efforts, or grant rights to develop and market ACSMT that MitoCareX might otherwise prefer to develop and market itself, or on less favorable terms than MitoCareX would otherwise choose.

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MitoCareX is early in its development efforts. All of its ACSMT programs are still in the preclinical or discovery stage. Its MITOLINE™ algorithm requires further validations and optimizations. If MitoCareX is unable to successfully develop, obtain regulatory approval, and ultimately commercialize any current or future ACSMT or its MITOLINE™ algorithm, or experience significant delays in doing so, its business will be materially harmed.

MitoCareX is early in its development. All ACSMT programs are still in the development stage. MitoCareX has invested substantially most of its efforts to date in developing ACSMT, identifying other potential targets for therapeutic pursuit, and continuing to develop its proprietary MITOLINE™ algorithm. MitoCareX will need to progress through first-in-human clinical trials and progress its other ACSMT programs through additional preclinical studies to enable it to submit INDs to the FDA and receive allowance from the FDA to proceed with initiating their clinical development. Its ability to generate product revenue will depend heavily on the successful development and eventual commercialization of ACSMT. MitoCareX does not expect this to occur for many years, if ever. The success of ACSMT will depend on several factors, including the following:

● successful initiation and enrollment of clinical trials, and timely completion of hit-to-lead development of its ACSMT, preclinical studies and clinical trials with favorable results;

● allowance to proceed with clinical trials for ACSMT under INDs by the FDA, or under similar regulatory submissions by comparable foreign regulatory authorities;

● the frequency and severity of adverse events observed in clinical trials and preclinical studies;

● maintaining and establishing relationships with contract research organizations (CROs) and clinical sites for the clinical development of ACSMT , and ability of such CROs and clinical sites to comply with clinical trial protocols, Good Clinical Practice requirements (GCPs) and other applicable requirements;

● demonstrating the safety and efficacy of ACSMT to the satisfaction of applicable regulatory authorities, including by establishing a safety database of a size satisfactory to regulatory authorities;

● successful development, validation, and regulatory approval of companion diagnostic tests for use in patient selection with ACSMT, if required;

● receipt of regulatory approvals from applicable regulatory authorities, including approvals of new drug applications (NDAs), from the FDA and maintaining such approvals;

● maintaining relationships with its third-party manufacturers and their ability to comply with current Good Manufacturing Practice requirements (cGMPs) as MitoCareX will be making arrangements with its third-party manufacturers for, or establishing its own, commercial manufacturing capabilities at a cost and scale sufficient to support commercialization;

● establishing sales, marketing, and distribution capabilities and launching commercial sales of its products, if and when approved, whether alone or in collaboration with others;

● obtaining, maintaining, protecting, and enforcing any patent and trade secret protection, patent term extensions (if applicable) and/or regulatory exclusivity for ACSMT;

● maintaining an acceptable safety profile of its products following regulatory approval, if any;

●maintaining and growing an organization of people who can develop and commercialize its products; and

● acceptance of its products, if approved, by patients, the medical community, and third-party payors.

If MitoCareX is unable to develop, obtain regulatory approval for, or, if approved, successfully commercialize ACSMT , or if MitoCareX experience delays as a result of any of the above factors or otherwise, its business would be materially harmed.

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THE ACQUISITION

This section and the section titled “The Purchase Agreement” beginning on page 16 of this proxy statement describe the material aspects of the Acquisition, including the Purchase Agreement. While the Company believes that this description covers the material terms of the Purchase Agreement, the First Amendment and the Second Amendment, each of which are attached as Annex A, B and C, respectively, to this proxy statement, and the other documents to which the Company has referred to or incorporated by reference herein.

Background of the Acquisition

On September 9, 2024, Dr. Silberman attended a meeting of the board of directors of the Company and presented to the board a high level overview of the business and technologies of MitoCareX.

On September 16, 2024, counsels to MitoCareX and SciSparc shared with counsel to the Company an initial draft of a non-binding letter of intent, or LOI, relating to the Acquisition. Between September 16, 2024 and September 26, 2024, counsel to the Company, counsel to MitoCareX and counsel to SciSparc exchanged comments relating to the LOI.

On September 25, 2024, the board of directors of the Company approved the entering into of the LOI.

On September 26, 2024, MitoCareX, SciSparc and the Company signed the LOI relating to the sale of its entire ownership interest in MitoCareX, of which it owns 52.73% of the issued and outstanding share capital, to the Company.

On November 18, 2024, counsel to the Company shared an initial draft of the Purchase Agreement with counsels to MitoCareX and SciSparc. Between November 18, 2024 and February 25, 2025, MitoCareX, SciSparc and the Company, including each of their respective counsel, negotiated the terms of the Purchase Agreement and, on February 25, 2025, the foregoing parties executed the Purchase Agreement. Negotiations primarily related to (i) the dollar value of the additional consideration to be paid to each of the Sellers upon each financing transaction of the Company during the five (5) year period following the closing of the Purchase Agreement, (ii) the scientific criteria used for measuring the milestone issuances contemplated under the Purchase Agreement, (iii) the survival of certain existing protective provisions in MitoCareX’s existing articles of association, (iv) the composition of the board of directors of MitoCareX following the closing of the Purchase Agreement, (v) the total value of equity to be granted to Dr. Silberman in connection with his continued employment with MitoCareX following the closing of the Purchase Agreement, and (vi) the amount of money the Company will commit to MitoCareX for financing its ongoing research and development.

On February 23, 2025, each of the audit committee and the board of directors of the Company, in that order, reviewed and discussed the terms of the Purchase Agreement, including certain related party aspects of the Purchase Agreement, and approved the entering into of the Purchase Agreement.

On May 18, 2025, the board of directors of the Company agreed to amend the Purchase Agreement by extending the exclusivity period set forth in Section 1.08 of the Purchase Agreement by an additional ninety (90) days, such that either Party may terminate the Agreement in the event that the Closing Date (as defined therein) shall not have occurred within one hundred and eighty (180) days of the date of the Agreement (the “Outside Date”). All other terms of the Agreement remain in full force and effect.

On July 23, 2025, the board of directors of the Company agreed to a second amendment to the Purchase Agreement, which included the following changes to the Purchase Agreement:

1.	The allocation of additional consideration among the Sellers that the Sellers may receive pursuant to Section 1.02(c) of the Purchase Agreement was updated, and likewise the allocation of Additional Purchaser Stock (as defined in the Purchase Agreement) among the Sellers pursuant to Section 1.03 of the Purchase Agreement was updated.

2.	The definition of “Fully-Diluted Basis” was updated to specify that 32,808,629 shares of common stock, as detailed in the amended Schedule 1.11(c), replaced the amount of 27,734,248 shares of common stock included in the Purchase Agreement, which increase related to certain issuances of common stock that occurred following the execution of the Purchase Agreement.

3.	Section 2.03 of the Purchase Agreement was replaced to update the issued and outstanding share amounts as of immediately following the Closing, which changes relate to certain issuances of common stock that occurred following the execution of the Purchase Agreement.

4.	Extended the Outside Date by an additional ninety (90) days, such that either Party may terminate the Purchase Agreement in the event that the Closing Date shall not have occurred within two hundred and seventy (270) days of the date of the Agreement.

Reasons for the Company’s Acquisition of MitoCareX

The Company’s board of directors, in evaluating the Purchase Agreement and the transactions contemplated thereby, concluded that the positive factors relating to the transactions contemplated by the Purchase Agreement substantially outweighed the potential negative factors. Many factors were considered, including, without limitation, the following:

1.	The Company and MitoCareX have a cultural fit, which is strategically important given the shared growth objectives for both the businesses and their respective team members.
2.	The board of directors believes that MitoCareX’s cancer drug discovery targeting mitochondrial proteins which is based on MitoCareX’s proprietary algorithm MITOLINE™, will be additive to the portfolio of technology the Company allow the Company to offer a more robust and attractive product offering.
3.	The Company will be further strengthened with the addition of the MitoCareX management team.
4.	The Company expects to realize a number of technological operational synergies from the Acquisition.

Interests of Directors and Executive Officers of the Company in the Acquisition

Two board members of the Company, Amitay Weiss and Liat Sidi, also serve as board members of SciSparc, one of the Sellers. In addition, one of the Sellers and the co-founder, Chief Scientific Officer and a board member of MitoCareX, Dr. Alon Silberman, is the brother of Kfir Silberman, the owner of Pure Capital, a stockholder and lender to the Company. See “Security Ownership of Certain Beneficial Owners and Management.”

The Agreement was approved by the audit committee and the board of directors of the Company notwithstanding the above related parties.

The Board was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Purchase Agreement, the Acquisition and the related matters and to recommend that the Company’s stockholders approve the proposals to be presented to them for consideration at the Special Meeting as contemplated by this proxy statement.

Acquisition Consideration

Upon the closing of the Acquisition pursuant to the Purchase Agreement (the “Closing”), in consideration for the acquisition of 100% of the ordinary shares of MitoCareX (the “Exchange Ordinary Shares”) from Sellers of MitoCareX that collectively own the Exchange Ordinary Shares, the Company will issue to the Sellers approximately 40% of the outstanding shares of Common Stock on a fully-diluted basis, calculated in each case as of immediately following the Closing as follows: (i) Common Stock representing 15.50% of the Company on a fully-diluted basis to be issued to Dr. Silberman; (ii) Common Stock representing 7.75% of the Company on a fully-diluted basis to be issued to Ciro; (iii) Common Stock representing 16.75% of the Company on a fully-diluted basis to be issued to SciSparc (Ciro, together with SciSparc and Dr. Silberman, are collectively, the “Sellers”). In addition, the Company will make a cash payment of $700,000 to SciSparc in exchange for 6,622 ordinary shares of MitoCareX held by SciSparc. As additional consideration for the Exchanged Ordinary Shares, SciSparc, Dr. Silberman and Ciro will receive, collectively, 30% of the gross proceeds of each financing transaction closed by the Company within five years of the Closing Date, provided that the maximum amount payable to the foregoing parties will be $1,600,000.

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In addition, pursuant to the terms of the Purchase Agreement, following the Closing, the Sellers will receive such number of additional shares of Common Stock, for no additional consideration, that reflects an aggregate amount of up to 25% of the issued and outstanding capital stock of the Company on a fully-diluted basis calculated as of immediately following the Closing (the “Additional Shares”), which Additional Shares, if the respective Milestones are achieved as set forth in the Purchase Agreement, shall be duly issued in installments based on the achievement of each Milestone, as set forth in the Purchase Agreement, and shall be allocated amongst the Sellers as follows: 52.73% to SciSparc, 31.51% to Dr. Silberman and 15.76% to Ciro. Each respective portion of the Additional Shares will be deemed earned and issuable upon the fulfilment of the respective milestones set forth in the Purchase Agreement (each a “Milestone”) and will be issued to the Sellers within five business days after the achievement of the respective Milestone. The Sellers’ eligibility to receive Additional Shares will terminate on December 31, 2028, such that if a specific Milestone is not achieved and therefore the right to receive the respective number of shares of Additional Shares issuable upon the achievement of such Milestone is not earned by December 31, 2028, the right to receive the number of shares of Additional Shares attributable to any such non-achieved Milestone pursuant to the Purchase Agreement will terminate.

Director and Executive Officer Positions Following the Acquisition

Each of the current directors and executive officers of the Company is expected to continue serving as a director or executive officer, as applicable, after the effective time of the Acquisition. None of the Sellers or their respective affiliates are becoming directors or officers of the Company after the Closing.

Interests of Sellers in the Acquisition

Upon the Closing, Dr. Silberman will enter into an amended employment agreement (the “Amended CEO Agreement”) with MitoCareX in connection with Dr. Silberman’s continued employment with MitoCareX, pursuant to which, among other things, the Company will grant to Dr. Silberman restricted stock units (the “Restricted Stock Units”) representing 5% of the capital stock of the Company on a fully diluted basis (calculated as of immediately following the Closing), pursuant to the Company’s 2022 Share Incentive Plan. Such shares of Common Stock granted under the Amended CEO Agreement and the Company’s 2022 Share Incentive Plan will vest quarterly, in equal installments, over a period of three years beginning as of the Closing Date, subject to Dr. Silberman’s continued employment with MitoCareX.

Pro Forma Security Ownership after the Acquisition

Set forth below is a pro forma table showing the security ownership of the Sellers upon the Closing. The table assumes that 29,297,969 shares will be issued at Closing, the number of shares issued and outstanding as of August 1, 2025 is 33,356,412.

	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% or more stockholders:
SciSparc Ltd.	10,905,355	18.36%
Dr. Alon Silberman	10,634,078	17.74%
Prof. Ciro Leonardo Pierri	5,045,761	8.50%
Directors:
Amitay Weiss	450,000	0.76%
Eliahou Arbib	64,500	*
Udi Kalifi	68,456	*
Israel Berenstein	64,500	*
Ronen Rosenbloom	64,500	*
Liat Sidi	50,000	*
Asaf Itzhaik	50,000	*
Executive Officers:
David Palach	1,020,000	1.72%
Lital Barda	502,857	0.85%
All directors and executive officers as a group (9 persons)	2,334,813	3.93%

*Less than 1%

Regulatory Approvals

In the United States, the Company must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of Common Stock to Sellers in connection with the transactions contemplated by the Purchase Agreement and the filing of this proxy statement with the SEC.

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THE PURCHASE AGREEMENT

The following is a summary of the material terms of the Purchase Agreement. A copy of the Purchase Agreement, the First Amendment and the Second Amendment, are attached to this proxy statement as Annex A, B and C, respectively, and is incorporated by reference into this proxy statement. The Purchase Agreement has been attached to this proxy statement to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company or MitoCareX. The following description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement. You should refer to the full text of the Purchase Agreement for details of the Acquisition and the terms and conditions of the Purchase Agreement.

The Purchase Agreement contains representations and warranties that the Company, on the one hand, and the Sellers on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Purchase Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if such representations and warranties prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Purchase Agreement. parties to The Purchase Agreement and are subject to important qualifications and limitations agreed to by the parties in the Purchase Agreement. In addition, the representations and warranties are qualified by documents and information disclosed by the parties during the due diligence investigation process and in disclosure schedules exchanged by the parties prior to the signing of the Purchase Agreement. The representations and warranties were used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the Purchase Agreement as statements of factual information because they were made as at specific dates and may be intended merely as a risk allocation mechanism between the parties to the Purchase Agreement. The representations and warranties in the Purchase Agreement and the description of them in this proxy statement should be read in conjunction with the other information contained in the reports, statements and public filings of the Company.

Structure

Subject to the terms and conditions of the Purchase Agreement, at the completion of the Acquisition, MitoCareX will become a wholly owned subsidiary of the Company.

Completion and Effectiveness of the Acquisition

The Closing of the transactions contemplated by the Purchase Agreement will occur on a date when all conditions precedent and obligations required to complete the transactions are either satisfied or waived by the respective parties, at a location to be determined by the parties.

Acquisition Consideration

The Purchase Agreement contemplates transfers to the Company of (1) 11,166 ordinary shares by Dr. Silberman, which will represent 100% of Dr. Silberman’s ownership in MitoCareX as of the closing date; (2) 5,584 ordinary shares by Ciro, which will represent 100% of Ciro’s ownership in MitoCareX by Ciro as of the closing date; and (3) 12,066 ordinary shares by SciSparc. Contingent upon these transfers, on the closing date, the Company will acquire from SciSparc additional 6,622 ordinary shares of MitoCareX held by SciSparc (the “Purchased Shares”), in consideration for a cash payment of $700,000, such that, together with the Purchased Shares, the Company will receive 100% of SciSparc’s ownership in MitoCareX.

In consideration for the transfers and delivery of the ordinary shares by Sellers, at the closing, the Company will issue to Sellers a number of shares of its Common Stock on a fully-diluted basis, calculated in each case as of immediately following the closing as follows: (i) 15.50% of Common Stock to be issued to Dr. Silberman; (ii) 7.75% to be issued to Ciro; (iii) 16.75% to SciSparc (collectively, the “Exchanged Common Stock”), which will represent approximately 40% of the outstanding shares of Common Stock on a fully-diluted basis. As additional consideration for the ordinary shares, SciSparc, Dr. Silberman and Ciro will receive, collectively, 30% of the gross proceeds of each financing transaction closed by the Company within five years of the closing date, provided that the maximum amount payable to the foregoing parties will be $1,600,000.

Following the Closing, the Sellers may receive up to 25% of the Company’s fully diluted capital stock, at no extra cost, based on the achievement of certain milestones outlined in the Purchase Agreement. The stock will be issued in installments upon meeting each milestone and allocated as follows: 52.73% to SciSparc, 31.51% to Dr. Silberman, and 15.76% to Ciro. Any right to receive these shares expires on December 31, 2028, if the milestones are not achieved by then.

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Representations and Warranties

The representations and warranties provided by the Company to the Sellers, relate to, among other matters:

●	Status and Shares of MitoCareX;
●	Exchanged Ordinary Shares;
●	SciSparc Authorization; Validity;
●	Consents;
●	Non-Contravention;
●	Title to Seller Shares;
●	Acquisition of Exchanged Common Stock for Investment;
●	Additional Legend; Consent.

The representations and warranties provided by the Sellers to the Company, relate to, among other matters:

●	Exchanged Common Stock:
●	Organization, Standing and Corporate Power;
●	Capital Structure;
●	Authority; Non-Contravention.
●	Company Reports;
●	Litigation;
●	Compliance;
●	Absence of Certain Changes;
●	Material Agreements;
●	Taxes;
●	Conformity of Descriptions;
●	Disclosure Controls;
●	Export Control and Import Laws;
●	Anti-Bribery Laws;
●	Related Party Transactions;
●	Brokers; Fees and Expenses;
●	Purchase Entirely for Own Account;
●	Disclosure.

The representations and warranties provided by MitoCareX to the Company, relate to, among other matters:

●	Organization;
●	Capitalization;
●	Authorization;
●	Valid Title;
●	No Conflict; Consents;
●	Compliance with Laws and Other Instruments;
●	Directors; Officers;
●	Subsidiaries;
●	Financial Information; Liabilities;
●	Assets and Properties;
●	Labor Matters;
●	Intellectual Property;
●	Material Contracts;
●	Brokers and Finders;
●	Tax Matters;
●	Litigation.

Each Seller is only liable for direct damages resulting from their own representations, warranties, and covenants, with total liability capped at the value of the exchanged Common Stock they received (plus the cash payment for SciSparc). Sellers are not liable for any indirect, punitive, or consequential damages. Claims must generally be satisfied through the return of shares, unless the Seller chooses to pay in cash. This clause provides the sole and exclusive remedy for monetary damages post-closing.

The representations, warranties and covenants of the respective parties shall survive the consummation of the transactions therein contemplated for a period of two years from closing, unless a different period is specified with respect to any representation, warranty or covenant. It is the intention of the parties that the survival period agreed on therein shall supersede any statute of limitations applicable to the representations, warranties and covenants.

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Covenants; Conduct of Business Pending the Acquisition

Certain covenants were made pursuant to the Purchase Agreement as follows:

Securities Law Compliance: Each party understands that completing the Purchase Agreement, including issuing the Common Stock at closing, may involve the offer and sale of securities under the Securities Act and relevant state laws. The Company and the Sellers agree to complete the transaction relying on exemptions from registration requirements, which depend on how the securities are acquired. Additionally, both parties will file necessary documents, with legal counsel’s assistance, to document reliance on these exemptions in a manner deemed appropriate.

Commercially Reasonable Efforts: The parties agree to use commercially reasonable efforts to complete the transactions as quickly as possible, including taking necessary actions and cooperating with each other. This includes determining if any filings, consents, approvals, or permits are required and promptly addressing these requirements to ensure the transactions proceed smoothly and the anticipated benefits are achieved.

Future Financing of MitoCareX: Upon closing, the Company will invest US$1,000,000 in MitoCareX to support its research, development, and other costs. This amount will be reduced by the loan amounts provided under a Loan Agreements dated December 22, 2024, March 12, 2025, May 22, 2025. Additionally, after the initial investment, if the Company’s board approves an operating plan for MitoCareX and the Company has the financial resources, the Company will provide further funding for MitoCareX’s ongoing needs.

Reporting under the Exchange Act: The Company agrees to take necessary actions for a period of at least five (5) years after the closing to enable the Sellers to sell securities of the Company to the public without registration, in compliance with SEC Rule 144 or any other applicable SEC rule or regulation:

●	The Company agrees to ensure that adequate current public information is available at all times after the closing, as defined by SEC Rule 144;
●	The Company will make reasonable efforts to file all necessary reports, statements, and documents with the SEC in a timely manner, as required by the Securities Act and the Exchange Act;
●	Upon request from any Seller owning Common Stock or other securities, the Company will provide a statement confirming its compliance with SEC reporting requirements, a copy of the most recent annual or quarterly report, and other necessary information for the Seller to sell securities under SEC regulations;
●	The Company will assist Sellers in selling securities under Rule 144 by helping with tasks like removing restrictive legends from share certificates, issuing letters to the transfer agent, and providing legal opinions on the qualifications for the sale.

Indemnification of Directors

MitoCareX and the Company agree to indemnify and hold harmless the board members and officers of MitoCareX (the “Indemnified MitoCareX Party”) for claims related to their roles prior to the closing, in accordance with any existing or future indemnity agreements. This indemnification obligation will last for up to seven years after the closing, with MitoCareX and the Company required to honor all indemnification, insurance, and exculpation provisions. If MitoCareX merges, consolidates, or transfers its assets, the Company must ensure that the indemnification obligations are assumed or maintained. The Company will also ensure that MitoCareX’s articles of association continue to provide favorable indemnification provisions for the Indemnified MitoCareX Parties for seven years after closing. These obligations survive the closing and benefit the Indemnified Parties, who are third-party beneficiaries of the agreement.

If any actual or threatened claim, action, suit, proceeding, or investigation (a “D&O Claim”) is brought against an Indemnified MitoCareX Party or Indemnified Party for matters occurring before the closing, MitoCareX and the Company must provide reasonable access to information and documents related to the claim and its defense. This access is subject to the Indemnified Party signing a confidentiality agreement. Both MitoCareX and the Company are required to cooperate with the Indemnified Party in defending the D&O Claim.

From and after the closing, the Company shall include any director or officer of MitoCareX and any Seller serving as a director or officer of the Company in any directors’ and officers’ liability insurance maintained by Company.

Conditions to the Completion of the Acquisition

The following contains a description of all material conditions to the completion of the Acquisition. Each party’s obligation to complete the Acquisition is subject to the satisfaction or, to the extent permitted by applicable law, the written waiver by each of the parties, at or prior to the closing, of various conditions.

The conditions to the Company’s and the MitoCareX’s obligation to complete the Acquisition include the following:

●	Approval by the stockholders of the Company of the execution, delivery and performance of the Purchase Agreement and the transactions contemplated hereby;
●	No Injunctions. No law, rule, regulation, order, decree, ruling, injunction, or threat from any government authority should exist or be pending that materially restricts or prohibits the completion of the transactions outlined in the agreement for the Company, SciSparc, and MitoCareX;

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●	Israel Tax Authority. The parties shall have obtained a ruling issued by the Israel Tax Authority, in form and substance reasonably acceptable to the parties;
●	Representations and Warranties. The representations and warranties of each party must be true and correct in all material respects both on the date of the Purchase Agreement and at the closing, as if made on both dates;
●	Covenants. All covenants, agreements, and conditions in the Purchase Agreement that need to be performed by either party before the closing must have been fulfilled in all material respects; and
●	All closing deliverable must have been delivered by each party.

Termination

According to the Second Amendment, either party can terminate the Purchase Agreement if the closing does not occur by November 22, 2025, unless the termination is caused by the party’s own actions or omissions that led to the failure of the closing or if the party is in material breach of the Purchase Agreement.

Amendment and Waiver

The Purchase Agreement may by amended by a writing signed by all parties, with respect to any of the terms contained therein, and any term or condition of the Purchase Agreement may be waived or the time for performance may only be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Board of Directors of MitoCareX and Employment Agreement of CEO After Closing

Employment and Compensatory Arrangement for Dr. Alon Silberman. Immediately prior to the closing date, Dr. Silberman will enter into an amended employment agreement (the “Amended CEO Agreement”) with the Company and MitoCareX in connection with his employment as the Chief Executive Officer of MitoCareX, which Amended CEO Agreement provides, among other things, for a grant of restricted stock representing 5% of the capital stock of the Company on a fully diluted basis (calculated as of immediately following the closing), pursuant to the Company’s 2022 Share Incentive Plan. Such shares will vest quarterly, in equal installments, over a period of three years beginning as of the closing date, subject to Dr. Silberman’s continued employment with MitoCareX.

MitoCareX Board Composition. Effective as of the closing date, the board of directors of MitoCareX will be reconstituted so as to consist of three directors, all of whom will be appointed by the Company.

MATTERS BEING SUBMITTED TO A VOTE OF THE COMPANY STOCKHOLDERS

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PROPOSAL 1

APPROVAL OF THE ACQUISITION PROPOSALS, FOR PURPOSES OF NASDAQ LISTING RULE 5635 AND THE CONDITIONS OF THE ACQUISITION AGREEMENT WITH MITOCAREX

General

At the Special Meeting, the Company’s stockholders will be asked to approve, in accordance with applicable rules of the Nasdaq Stock Market, the issuance of shares of the Company’s Common Stock pursuant to the terms of the Purchase Agreement.

On February 25, 2025, the Company entered into a Securities Purchase and Exchange Agreement (the “Purchase Agreement”) with MitoCareX Bio Ltd., a private company incorporated under the laws of the State of Israel (“MitoCareX”), SciSparc Ltd., a public company incorporated under the laws of the State of Israel (“SciSparc”), Dr. Alon Silberman and Prof. Ciro Leonardo Pierri (“Ciro”, together with SciSparc and Dr. Silberman, the “Sellers”). Pursuant to the terms and subject to the conditions contained in the Purchase Agreement, including approval of the Company’s stockholders by the requisite majority, upon the closing of the transactions contemplated by the Purchase Agreement (the “Closing,” and the date on which the Closing occurs, the “Closing Date”), the Company will acquire from each of the Sellers their respective ordinary shares, nominal (par) value NIS 0.01 each, of MitoCareX, which will collectively represent 100% of the ordinary shares of MitoCareX (the “Exchange Ordinary Shares”), thereby resulting in MitoCareX becoming a wholly-owned subsidiary of the Company. Such Exchange Ordinary Shares will include transfers to the Company of (1) 11,166 ordinary shares by Dr. Silberman, which will represent 100% of Dr. Silberman’s ownership in MitoCareX as of the Closing Date; (2) 5,584 ordinary shares by Ciro, which will represent 100% of Ciro’s ownership in MitoCareX by Ciro as of the Closing Date; and (3) 12,066 ordinary shares by SciSparc. Contingent upon these transfers, on the Closing Date, the Company will acquire from SciSparc additional 6,622 ordinary shares of MitoCareX held by SciSparc (the “Purchased Shares”), in consideration for a cash payment of $700,000, such that, together with the Purchased Shares, the Company will receive 100% of SciSparc’s ownership in MitoCareX.

In consideration for the transfers and delivery of the Exchange Ordinary Shares by Sellers, at the Closing, the Company will issue to Sellers a number of shares of its Common Stock on a fully-diluted basis, calculated in each case as of immediately following the Closing as follows: (i) 15.50% of Common Stock to be issued to Dr. Silberman; (ii) 7.75% to be issued to Ciro; (iii) 16.75% to SciSparc (collectively, the “Exchanged Common Stock”), which will represent approximately 40% of the outstanding shares of Common Stock on a fully-diluted basis. As additional consideration for the Exchanged Ordinary Shares, SciSparc, Dr. Silberman and Ciro will receive, collectively, 30% of the gross proceeds of each financing transaction closed by the Company within five years of the Closing Date, provided that the maximum amount payable to the foregoing parties will be $1,600,000.

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In addition, pursuant to the terms of the Purchase Agreement, following the Closing, the Sellers will receive such number of additional shares of Common Stock, for no additional consideration, that reflects an aggregate amount of up to 25% of the issued and outstanding capital stock of the Company on a fully-diluted basis calculated as of immediately following the Closing (the “Additional Shares”), which Additional Shares, if the respective Milestones are achieved as set forth in the Purchase Agreement, shall be duly issued in installments based on the achievement of each Milestone, as set forth in the Purchase Agreement, and shall be allocated amongst the Sellers as follows: 52.73% to SciSparc, 31.51% to Dr. Silberman and 15.76% to Ciro. Each respective portion of the Additional Shares will be deemed earned and issuable upon the fulfilment of the respective milestones set forth in the Purchase Agreement (each a “Milestone”), and will be issued to the Sellers within five business days after the achievement of the respective Milestone. The Sellers’ eligibility to receive Additional Shares will terminate on December 31, 2028, such that if a specific Milestone is not achieved and therefore the right to receive the respective number of shares of Additional Shares issuable upon the achievement of such Milestone is not earned by December 31, 2028, the right to receive the number of shares of Additional Shares attributable to any such non-achieved Milestone pursuant to the Purchase Agreement will terminate.

The Company has committed that, upon the Closing, it will have an initial investment of $1,000,000 in MitoCareX less any such amounts paid to MitoCareX pursuant to the loan agreements, dated December 22, 2024, March 12, 2025, May 22, 2025 among the Company, MitoCareX and L.I.A. Pure Capital Ltd. (“Pure Capital”). Furthermore, at all times after the foregoing initial investment, the Company will make available to MitoCareX such amount of funding necessary to finance MitoCareX’s ongoing research and development and other costs, provided that (i) the board of directors of the Company has approved in advance thereof an operating plan for MitoCareX and (ii) the Company possesses the financial resources necessary to provide such funding.

The Purchase Agreement further provides, among other things, that immediately prior to the Closing Date, Dr. Silberman shall enter into an amended employment agreement (the “Amended CEO Agreement”) with the Company and MitoCareX in connection with his employment as the Chief Executive Officer of MitoCareX, pursuant to which, among other things, the Company will grant to Dr. Silberman restricted stock units (the “Restricted Stock Units”) representing 5% of the capital stock of the Company on a fully diluted basis (calculated as of immediately following the Closing), pursuant to the Company’s 2022 Share Incentive Plan. Such shares of Common Stock granted under the Amended CEO Agreement and the Company’s 2022 Share Incentive Plan will vest quarterly, in equal installments, over a period of three years beginning as of the Closing Date, subject to Dr. Silberman’s continued employment with MitoCareX.

The issuance of the Company’s securities contemplated by the Purchase Agreement, including the Exchange Common Stock, the Additional Shares, and the Restricted Stock Unit will not be registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

Reasons Stockholder Approval of the Acquisition Proposal is Required

The Company’s Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “NITO” and is subject to Nasdaq continued listing requirements, including obtaining stockholder approval for certain transactions, including, but not limited, acquisitions, change of control transaction, and/or issuance of shares of common stock or common stock equivalents in excess of 19.99% of the number of outstanding shares of Common Stock of the Company in compliance with Nasdaq Listing Rule 5635.

You are being asked to consider and vote upon the Acquisition Proposal (Proposal 1) that would permit the Company to complete the acquisition of all of the share capital of MitoCareX, pursuant to the Purchase Agreement, requiring the Company to issue the Exchange Common Stock, the Restricted Stock Units, and, if applicable, the Additional Shares, in excess of 19.99% of the number of outstanding shares of the Company’s Common Stock.

Nasdaq Listing Rule 5635(a) requires to obtain stockholder approval prior to any potential issuances of our Common Stock that would be made in connection with the acquisition of another company’s stock or assets if (i) the common stock that we would be issuing in such transaction would (1) have voting power equal to or in excess of 20% of the voting power outstanding before such issuance or (2) would be in excess of 20% of the number of shares of common stock outstanding before such issuance or (ii) if any of our directors, officers or substantial stockholders have more than a 4.99% interest, directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the potential issuance of common stock could result in an increase in outstanding common shares or voting power of 5% or more.

We are also requesting stockholder approval under Nasdaq Listing Rule 5635(b). This Rule generally requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control. Pursuant to applicable Nasdaq guidance, a change of control may generally be deemed to occur when an investor would own or have the right to acquire 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position of the issuer. However, in determining if a change of control has occurred (and stockholder approval is required), Nasdaq will consider all circumstances concerning the transaction and may determine that a change of control has occurred even if the number of shares of common stock or voting power that an investor has a right to acquire is less than 20%.

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval in connection with the issuance of the Exchange Common Stock, the Restricted Stock Units, and the potential issuance of Additional Shares. It is needed because these securities will be issued in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of 20% or more of our outstanding shares of our common stock (or securities convertible into or exercisable for shares of our Common Stock) at a price less than the lower of (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

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In addition, we are seeking stockholder approval pursuant to the terms of the Purchase Agreement, which states that stockholders of the Company require to approve the execution, delivery and performance of the Purchase Agreement and the transactions contemplated thereby.

Accordingly, we are seeking stockholder approval pursuant to the terms of the Purchase Agreement, and in accordance with Nasdaq Rules 5635(a), 5635(b) and 5635(d), as applicable, prior to the issuance of the Exchange Common Stock, the Restricted Stock Units, and the Additional Shares, if applicable. This proposal is referred to in this Proxy Statement as the “Acquisition Proposal” or “Proposal 1. A copy of the Purchase Agreement and exhibits thereto is attached hereto as Annex A. Stockholder approval of this Acquisition Proposal would allow us to complete the acquisition of all of the share capital of MitoCareX, resulting in MitoCareX becoming our wholly owned subsidiary.

Potential Consequences if the Acquisition Proposal is Not Approved

The failure of our stockholders to approve the Acquisition Proposal will mean that we cannot complete the acquisition of MitoCareX.

Potential Adverse Effects

If this Acquisition Proposal is approved by the stockholders, and the transactions contemplated by the Purchase Agreement are closed, the current stockholders of the Company will incur immediate and extensive dilution. Pursuant to the Purchase Agreement, at the Closing, the Company will issue to Sellers approximately 40% of its outstanding shares of Common Stock on a fully-diluted basis calculated as of immediately following the Closing, as Exchanged Common Stock. For illustration purposes (and excluding shares of Common Stock issuable upon conversion or exercise of warrants and stock options), if at the Closing, the Company had 33,356,412 shares of Common Stock issued and outstanding, 23,860,821 shares of Common Stock will be issued to Sellers as Exchanged Common Stock. Accordingly, if you beneficially own 500,000 shares of Common Stock prior to the Closing, or 1.66% of the Company, after the Closing you will still beneficially own 500,000 shares of Common Stock, but said shares will represent 0.93% of the Company. The issuance of the Restricted Stock Units to Dr. Silberman equal to 5% of the capital stock of the Company on a fully diluted basis, calculated as of immediately following the Closing, will further reduce your beneficial ownership in the Company. In addition, if the Milestones are achieved and the Company is required, for no additional consideration, to issue up to 25% of its issued and outstanding shares on a fully diluted basis, your beneficial ownership in the Company will be further reduced.

Required Vote

Approval of this Acquisition Proposal (Proposal 1) requires the affirmative vote of the holders of a majority of the shares of common stock casting votes in person or by proxy on this proposal at the Special Meeting. Abstentions and broker non-votes will have the effect of a vote against this proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ACQUISITION PROPOSAL.

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PROPOSAL 2

REVERSE STOCK SPLIT PROPOSAL

Introduction

The Board has unanimously approved an amendment to the Company’s Articles of Incorporation, as amended (the “Amendment”), to effect a reverse split of the Company’s Common Stock at any time within one year after stockholders approval is obtained, at a ratio of not less than 1-for-2 and not more than 1-for-150 (the “Split Range”), with the exact ratio of the reverse stock split, within the Split Range, to be determined by the Company’s Board in its sole discretion without further approval or authorization of our stockholders. A form of the Amendment is attached hereto as Annex D. The following discussion is qualified in its entirety by the full text of the Amendment, which is incorporated herein by reference.

As of the Record Date, the Company had 33,356,412 shares of Common Stock outstanding. The Board believes that stockholder approval of the range of reverse stock split ratio (as opposed to approval of a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purpose of a reverse stock split, as discussed below, and therefore is in the best interests of the Company and its stockholders.

The Board may, in its discretion, determine not to effect the reverse stock split if it determines, subsequent to obtaining stockholder approval, that such action is not in the best interests of the Company. By voting in favor of the Reverse Stock Split Proposal, you are expressly authorizing the Board to determine not to proceed with, and abandon, the reverse stock split if it should so decide.

If the reverse stock split is effected, the issued shares of Common Stock outstanding immediately prior to the effective time of the reverse stock split (the “Split Effective Time”) will be reclassified into a smaller number of shares. The ultimate ratio of the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our Common Stock, and to ensure compliance with Nasdaq continued listing requirements and policies. Some of the factors the Board considered in determining the reverse stock split ratio, include, but are not limited to, the following: the historical trading price and trading volume of our Common Stock; the expected impact of the reverse stock split on the trading market for the Common Stock in the short-term and long-term, and general market, economic conditions, and other related conditions prevailing in our industry.

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The reverse stock split, if effected, will not change the number of authorized shares of Common stock or preferred Stock, or the par value of our Common Stock or preferred stock of the Company; however, effecting the reverse stock split will provide the Company with the ability to issue additional shares of authorized but unissued shares of Common Stock.

Purpose and Background of the Reverse Stock Split

We are required to maintain a minimum bid price per share of our Common Stock of at least $1.00 per share (the “Minimum Bid Price Requirement”) in accordance with Nasdaq Listing Rule 5550(a). The Board’s primary objective in asking stockholders to grant it authority to effect a reverse stock split is to increase the per-share trading price of our Common Stock and to ensure compliance with Nasdaq listing requirements and policies.

As previously reported, on March 28, 2025, we received a deficiency letter from Nasdaq indicating that the Company is not in compliance with the Listing Rule 5550(a)(2) for the Minimum Bid Price Requirement. In accordance with Listing Rule 5810(c)(3)(A), Nasdaq provided us with a period of 180 calendar days, until September 4, 2025, to regain compliance with the Minimum Bid Price Requirement. Our Common Stock needed to be at least $1.00 per share for a minimum of ten consecutive business days during this initial 180-day period. Prior to the expiration of this initial 180-day period, we requested Nasdaq to grant us additional time for up to 180 calendar days to regain compliance with the Minimum Bid Price Requirement. Nasdaq listing rules provide that to qualify, we are required to meet the continued listing requirement for market value of publicly held shares and all other Nasdaq listing standards, except for the Minimum Bid Price Requirement.

In order to regain compliance with the Nasdaq Listing Rule 5550(a)(2) by September 4, 2025, the Board has determined that stockholder approval of the reverse stock split within the Split Range and granting the Board the ultimate authority to determine the exact split ratio within the Split Range and the time, if any, is needed. Therefore, the Board unanimously recommends that the stockholders approve the Reverse Stock Split Proposal for the following reasons:

●	the Board believes that the reverse stock split may be the only option available to the Company to increase its stock price as required for continued listing on Nasdaq;

●	the Board believes a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees;

●	if the reverse stock split successfully increases the per share price of the Common Stock, the Board believes this increase may facilitate future financings by the Company.

On June 28, 2024, at the special meeting of stockholders, the Company’s stockholders approved a reverse stock split in a range between 1-for 2 and 1-for 35 and granted the Board the ultimate authority to determine the exact reverse stock split ratio within this split range and to determine the time, if at all, when to implement the reverse stock split. However, because the Board has not yet utilized its discretionary authority granted to it by the stockholders, and because the Board has determined that it will be in the best interests of the Company and our stockholders to increase the Split Range of the reverse stock split, and to allow the Board additional time to implement the reverse stock split, if any, we are requesting our stockholders to approve the Reverse Stock Split Proposal at the Special Meeting.

In addition, the Board believes that if reverse stock split becomes effective, it could make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in stocks priced below $1.00 or tend to discourage individual brokers from recommending such stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

If we are unable to maintain compliance with the Minimum Bid Price Requirement and our Common Stock were delisted from Nasdaq, trading of our Common Stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQX, the OTCQB or the OTC Pink Tier maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy or sell, our Common Stock on an over-the-counter market and many investors would likely not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, or their own policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our Common Stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our Common Stock. In addition, if our Common Stock were no longer to be listed on Nasdaq, we believe the Company’s ability to pursue and consummate future financings necessary to enable it to continue its business and operations would be materially and adversely impaired. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our Common Stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

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The Board’s Discretionary Authority with respect to the Determination of the Reverse Stock Split Ratio and the Time of the Effectiveness of the Reverse Stock Split.

The Reverse Stock Split Proposal, if approved by stockholders at this Special Meeting, would permit, but not require, the Board to effect a reverse stock split of our Common Stock within the Split Range at any time within one year from the date this proposal is approved by the stockholders, with the specific split ratio to be fixed within the Split Range by the Board in its sole discretion without further approval or authorization of our stockholders. The Board believes that granting this discretion enables the Board to fix the exact ratio within the Split Range and will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the exact split ratio of the Reverse Stock Split, the Board may consider, among other things, factors such as:

●	the total number of shares of Common Stock outstanding;

●	Nasdaq requirements for the continued listing of Common Stock;

●	the historical trading price and trading volume of Common Stock;

●	the then prevailing trading price and trading volume for Common Stock;

●	the anticipated impact of the Reverse Stock Split on the trading price of and market for our Common Stock;

●	the administrative and transaction costs associated with potential exchange ratios;

●	potential financing opportunities; and

●	prevailing general market and economic conditions.

Effectiveness of the Reverse Stock Split

If approved by our stockholders and, upon determination of the Board to effect the exact ratio of the reverse stock split within the Split Range, the reverse stock split would become effective upon the filing of the Amendment with the Secretary of State of the State of Nevada, or at the later time set forth in the Amendment, which will constitute the Split Effective Time. The exact timing of the Amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the Amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of the State of Nevada, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

Potential Market Effects of the Reverse Stock Split

The Reverse Stock Split Proposal is intended primarily to increase the Company’s per share bid price and satisfy the Minimum Bid Price Requirement under Nasdaq listing rules. Reducing the number of outstanding shares of Common Stock should, absent other factors, increase the per share market price of the Common Stock, although the Company cannot provide any assurance that it will be able to meet or maintain a bid price over the Minimum Bid Price Requirement for continued listing on Nasdaq or any other exchange.

There can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the reverse stock split or that the market price of the Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of Common Stock after a reverse stock split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the reverse stock split. In addition, the reverse stock split may not result in a market price per share that will attract certain segments of the institutional investor community and the investing public that previously refrained from investing in us because of the low market price of our Common Stock. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

In evaluating the Reverse Stock Split Proposal, in addition to the considerations described above, the Board also took into account various negative factors associated with reverse stock split generally. These factors include: the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.

The Board also evaluated the potential impact of the Company’s compliance with other Nasdaq continued listing requirements, particularly in connection with the amendment to Nasdaq Listing Rule 5810(c)(3), which became effective as of October 7, 2024. This Listing Rule provides that if a company effectuates a reverse stock split in an effort to regain compliance with the Minimum Bid Price Requirement but it would cause noncompliance with other Nasdaq continued listing requirements, including maintaining at least (i) 500,000 publicly held shares, (ii) 300 public stockholders and (iii) a value of publicly held shares of at least $1 million, such company would not be considered to have regained compliance with the Minimum Bid Price Requirement. Under the amended Listing Rule 2810(c)(3), in such event, the company will continue to be considered noncompliant until it (i) cures the additional deficiency and (ii) thereafter meets the Minimum Bid Price Requirement for a minimum of 10 consecutive business days (unless Nasdaq staff, at their discretion and within the framework of the new requirements, extends this period). Furthermore, companies can no longer utilize additional compliance periods otherwise available for secondary deficiencies. If such a company does not regain compliance with the Minimum Bid Price Requirement and the additional deficiency during the initial compliance period applicable to the Minimum Bid Price Requirement noncompliance, Nasdaq will issue a Staff Delisting Determination Letter.

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Potential Increased Investor Interest if the Reverse Stock Split is Implemented

An investment in the Common Stock at the current market price may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the Board believes that most investment funds are reluctant to invest in lower priced stocks. The Board believes that the anticipated higher market price expected to result from a reverse stock split will reduce, to some extent, the negative effects of the practices of brokerage houses and investors described above on the liquidity and marketability of the Common Stock.

If the Reverse Stock Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Potential Effects of the Proposed Reverse Stock Split and the Amendment

If our stockholders approve the Reverse Stock Split Proposal and the Board effects the reverse stock split of the Company’s Common Stock, the number of shares of Common Stock issued and outstanding will be reduced, depending upon the Split Ratio determined by the Board. The reverse stock split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that, as described below in “Fractional Shares,” holders of our Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Split Ratio will, in lieu of a fractional share, receive one whole share of Common Stock. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split alone would have no effect on our authorized capital stock, and the total number of authorized shares of Common Stock would remain the same as before the Reverse Stock Split. This would have the effect of increasing the number of shares of our Common Stock available for issuance. The additional available shares would be available for issuance from time to time at the discretion of the Board when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. Any issuance of additional shares of our Common Stock would increase the number of outstanding shares of our Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. In addition, any such issuance of additional shares of our Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of our Common Stock.

In addition to sales of our Common Stock, if our stockholders approve the reverse stock split and the Board effects it, the additional available shares of our Common Stock would also be available for conversions of convertible securities that we may issue, acquisition transactions, strategic relationships with corporate and other partners, stock splits, stock dividends and other transactions that may contribute to the growth of our business. Any decision to issue equity will depend on, among other things, our evaluation of funding needs, developments in business and technologies, current and expected future market conditions and other factors. There can be no assurance, however, even if the reverse stock split is approved and implemented, that any financing transaction or other transaction would be undertaken or completed.

After the Split Effective Time, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Subject to compliance with applicable continued listing requirements, our Common Stock will continue to be listed on Nasdaq and traded under the symbol “NITO,” although the exchange will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Split Effective Time to indicate that a Reverse Stock Split has occurred. After the Split Effective Time, it is expected that our Common Stock will have a new CUSIP number. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act. After the Split Effective Time, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the Reverse Stock Split Ratio. In addition, a reduction in the number of shares outstanding may impair the liquidity for our Common Stock, which may reduce the value of the Common Stock.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Common Stock over the Long-Term. As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our Common Stock to meet the minimum stock price standards of Nasdaq. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the reverse stock split will increase the market price of our Common Stock by a multiple of the split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

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The Reverse Stock Split May Decrease the Liquidity of our Common Stock. The Board believes that the reverse stock split may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the reverse stock split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the reverse stock split.

We May Not Be Eligible To Implement Additional Reverse Stock Splits, if required, under Nasdaq Excessive Rule Related to Reverse Stock Splits Within a Prior One Year Period or Not More than 1-for-250 Cumulative Ratio Within a Two-Year Period.

In determining the exact ratio of the reverse stock split within the Split Range, the Board would also need to evaluate first, if the Company is eligible to implement a reverse stock split and the best time for implementing the reverse stock, considering the restrictions set forth in amended Nasdaq Listing Rule 5810(c)(3)(A)(iv). This Listing Rule provides that if a company’s security fails to meet the continued listing requirement for Minimum Bid Price Requirement and the company has effected one or more reverse stock splits over either the prior two-year period with a cumulative ratio of 250 shares or more to one (the “Maximum Cumulative Ratio”) or if a company’s security fails to meet the minimum bid price requirement and the company has effected a reverse stock split of any ratio over the prior one-year period, then the company will not be eligible for any compliance period specified in Nasdaq Rule 5810(c)(3)(A), and the listing qualifications department will issue a delisting determination under Rule 5810 with respect to that security. The amendment applies to a company even if such a company was in compliance with the bid price requirement at the time of its prior reverse stock split. The Nasdaq amendments also limit extensions that let companies continue to trade while they appeal the delisting decision. Accordingly, if a company effects a reverse stock split but its security subsequently falls out of compliance with the minimum bid requirement within a one-year period, it will be issued a delisting determination rather than being granted a compliance period. The Company has not effected any reverse stock split within the prior one-year period. We effected a reverse stock split of our Common Stock on October 5, 2023 at the ratio of 1-for-7. Based on this amended Listing Rule, the Board needs to evaluate the ratio that would not result in the Maximum Cumulative Ratio, and also to ensure that the reverse stock split would not cause non-compliance with other Nasdaq Listing Rules. This could significantly reduce the Company’s ability to effect a reverse stock split, if needed, before October 5, 2025. However, after October 5, 2025, if no additional reverse stock split is effected, the Board will have more flexibility to determine the exact split ratio within the Split Range, if needed, to achieve the maximum result corresponding to the Company’s purposes described above.

Potential Consequences if the Reverse Stock Split Proposal is Not Approved

If the Reverse Stock Split Proposal is not approved by our stockholders, our Board will not have the authority to effect to file the Amendment and to effect the reverse stock split, if and when it is needed, to regain compliance by the with the Minimum Bid Requirement, and that inability may result in delisting of our Common Stock from trading on Nasdaq.

Beneficial Holders of Common Stock

Upon implementation of the reverse stock split, we intend to treat shares held by stockholders through a stockbroker, bank or other nominee in the same manner as registered stockholders whose shares are registered in their names. Stockbrokers, banks or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding Common Stock in street name. However, these stockbrokers, banks or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold shares of Common Stock with a stockbroker, bank or other nominee and who have any questions in this regard are encouraged to contact their stockbrokers, banks or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-reverse stock split Common Stock.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who would otherwise be entitled to receive a fractional share as a result of the reverse stock split will receive one whole share of our Common Stock in lieu of such fractional share.

Effect of the Reverse Stock Split on Stock Option Awards and Equity Incentive Plans

Based upon the reverse stock splits, proportionate adjustments are generally required to be made to the per share exercise price or the per share base price and the number of shares issuable upon the exercise of all outstanding options and to the per share exercise price of all outstanding options. This would result in approximately the same aggregate price being required to be paid under such options upon exercise, and approximately the same value of shares of our Common Stock being delivered upon such exercise immediately following the reverse stock split as was the case immediately preceding the reverse stock split.

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Effect of the Reverse Stock Split on Warrants

In addition to adjusting the number of shares of our Common Stock, we would adjust all shares underlying any of our outstanding warrants as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each instrument and would increase the applicable exercise price or conversion price in accordance with the terms of each instrument and based on the Reverse Stock Split Ratio.

Accounting Matters

The proposed Reverse Stock Split Proposal, if approved, will not affect the par value of $0.0001 of our Common Stock. As a result, at the Split Effective Time, the stated capital on our balance sheet attributable to the Common Stock will be reduced in the same proportion as the Split Ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

Pro Forma Capitalization of Common Stock

The table below summarizes the Company’s pro forma capitalization of Common Stock, as of August 1, 2025, before and after giving effect to a hypothetical reverse stock split of one-for-two (1-for-2); one-for-twenty-one (1-for-21), if the Board determined that the Company is required to effect a reverse stock split prior to October 5, 2025 to remain in compliance with the Minimum Bid Rule Requirement, and one-for-one hundred fifty (1-for-150), assuming that the reverse stock split will be effected after October 5, 2025. The table below does not include 5,000,000 shares of preferred stock authorized under our Articles of Incorporation, as amended, none of which is currently outstanding.

	Current	After Reverse Split if 1:2 Ratio is Selected	After Reverse Split if 1:21 Ratio is Selected	After Reverse Split if 1:150 Ratio is Selected

Shares of Common Stock Issued and Outstanding(1)(2)	33,356,412	16,678,206	1,588,401	222,376

(1) These estimates do not reflect the potential effects of rounding up of fractional shares that may result from the reverse stock split.

(2) Excludes, as of August 1, 2025, (i) 2,421,722 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $0.61 and (ii) 21,256 shares issuable upon the exercise of outstanding stock options, at a weighted average exercise price of $19.67. Does not include any shares of Common Stock issuable upon the exercise or conversion of securities that may have been issued after August 1, 2025.

Vote Required

Reverse Stock Split Proposal (Proposal 2) will require an affirmative vote of a majority of the total votes cast at the Special Meeting. Abstentions will the effect of a vote against Proposal 2. Because this proposal is a routine matter, brokers will have discretionary voting on this matter if they do not receive instructions.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

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PROPOSAL 3

WARRANT SHARES PROPOSAL

Background

As reported by the Company in its Current Report on Form 8-K, on October 1, 2024, the Company entered into a facility agreement (the “Facility Agreement”) with L.I.A. Pure Capital Ltd. (the “Lender”) for financing of up to EUR 6,000,000, EUR 2,000,000 of which may be used to finance one project in Germany, and the remaining EUR 4,000,000 for any other projects subject to pre-approval by the Lender.

Pursuant to the terms of the Facility Agreement, the Company issued to the Lender a five-year warrant (the “Warrant”) to purchase 1,850,000 shares of our Common Stock, with an exercise price of $1.00 per share. The terms of the Warrant provide that the exercise price and number of shares of the Company’s Common Stock are subject to adjustments upon the issuance of Common Stock, issuance of options, issuance of convertible securities and stock combination events, as detailed in the Warrant, which may result in decrease of the exercise price of the Warrant and the issuance of additional shares of Common Stock. Additionally, the terms of the Warrant provide that the shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”) have a cashless exercise mechanism in the event a registration statement covering the resale of the Warrant Shares is not available, based on a specified formula as detailed in the Warrant.

While the terms of the Warrant state that it is exercisable immediately upon the issuance, the exercise of the Warrant and the issuance of the Warrant Shares are subject to certain limitations and conditions, including that the Lender cannot exercise the Warrant is such exercise would result in the Lender beneficially owning in excess of 4.99% of the Company’s outstanding shares of Common Stock (the “Beneficial Ownership Limitation”), and if required for the issuance of the Warrant, the Company will obtain stockholder approval within six months from the date of the Facility Agreement.

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On December 5, 2024, the Lender and the Company executed a waiver agreement (“Waiver Agreement”), pursuant to which, among other things, the Lender agreed not to exercise the Warrant until the Company has obtained stockholder approval for the issuance of the Warrant Shares. Additionally, pursuant to the Waiver Agreement, the Lender agreed that the resale registration statement that the Company was required to file with the SEC within 75 days of the date of the Facility Agreement, needs to be filed by the Company within 30 days from the date of the stockholder approval.

Reasons for the Stockholder Approval of the Warrant Shares Proposal

The Company is seeking stockholder approval in connection with the issuance of the Warrant Shares to the Lender under Nasdaq Listing Rule 5635(d). This Listing Rule requires stockholder approval of transactions other than public offerings of 20% or more of the outstanding common stock of the issuer at a price that is less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

On October 1, 2024, prior to the signing of the Facility Agreement, the closing price of the Company’s Common Stock on Nasdaq was $0.2470. The terms of the Warrant provide for its exercise to purchase 1,850,000 shares of Common Stock of the Company at the exercise price is $1.00 per share; however the terms of the Warrant also include the rachet anti-dilution protection provision, which may trigger adjustments resulting in the reduction of the Warrant’s exercise price to the price per share of the Company’s securities sold subsequent to the date of the Facility Agreement which potentially could be below the Minimum Price and also in additional Warrant Shares exceeding 20% of the currently outstanding number of shares of Common Stock. In this case, the number of Warrant Shares in this transaction that will exceed 20% of the outstanding shares of Common Stock and the reduced exercise price of the Warrant below the Minimum Price may trigger the stockholder approval requirements under Nasdaq Listing Rule 5635(d).

We also seek stockholder approval based on the provisions of the Waiver Agreement dated December 5, 2024 and because the Chief Executive Officer of the Lender, the holder of the Warrant, is the brother of the co-founder and Chief Scientific Officer and a member of the board of directors of MitoCareX, a target company that is a party to the Purchase Agreement described in the Acquisition Proposal above for which the Company seeks stockholder approval at this Special Meeting. It should be noted that a sibling relationship in this case does not trigger requirement for stockholder approval under Listing Rule 5635 because (i) the Warrant features the Beneficial Ownership Limitation, preventing the Warrant holder of becoming a Substantial Shareholder (as defined under Nasdaq Listing rules) and (ii) because a sibling relationship does not, by itself, make the Warrant holder and his brother members sharing the voting power under the SEC beneficial ownership rules.

If stockholders do not approve this Proposal, and the Warrant Shares will not be issued, it will result in the following negative consequences for the Company under the terms of the Facility Agreement:

1)	In the event the Company fails to deliver the Warrant Shares in a timely manner and the Lender is required to purchase shares of Common Stock in the open market to cover a sale of the Warrant Shares, the Company will be required to compensate the Lender for any additional costs incurred. The Warrant Shares additionally have a cashless exercise mechanism in the event a registration statement covering the resale of the Warrant Shares is not available, based on a specified formula as detailed in the Warrant.

2)	If the Company does not have sufficient authorized and unreserved shares of Common Stock to cover the exercise of the Warrant, it will be required to take immediate action to increase its authorized shares. If the Company cannot deliver the required Common Stock upon exercise, the Lender will be entitled to demand cash compensation based on the Black Scholes Value of the Warrant.

3)	In the event of a fundamental transaction, as detailed in the Warrant, the successor entity will be entitled to assume the Company’s obligations under the Warrant. The Lender may also request the Company to buy back the Warrant for its Black Scholes Value in cash.

Required Vote

The Warrant Shares Proposal (Proposal 3) requires affirmative vote of a majority of the votes cast at the Special Meeting and entitled to vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of Proposal 3. Abstentions will have the effect of a vote against Proposal 3.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS TO VOTE “FOR” PROPOSAL 3.

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PROPOSAL 4

AUTHORIZATION TO ADJOURN THE SPECIAL MEETING

General

In this Adjournment Proposal, we are asking our stockholders to authorize the holders of any proxy solicited by our Board, and each of them individually, to vote to adjourn the Special Meeting to another time and place, if necessary, to enable our Board to solicit additional proxies in favor of the Acquisition Proposal, the Reverse Stock Split Proposal, the 2024 Warrant Proposal, in the event there are not sufficient votes to approve such proposals. If our stockholders approve this Proposal 4, we could adjourn, postpone or continue the Special Meeting and any adjourned session of the Special Meeting to use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted against any proposals for this Special Meeting. The approval of this Proposal 4 could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Acquisition Proposal, the Reverse Stock Split Proposal and the Warrant Exercise Proposal, we could adjourn the Special Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.

If it is necessary or appropriate to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Required Vote

The affirmative vote of a majority of the votes cast at the Special Meeting and entitled to vote on this proposal is required to approve the Adjournment Proposal. Broker non-votes, if any, and abstentions will have no effect on the outcome of Proposal 4.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4, IF PRESENTED.

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OTHER BUSINESS

The Board does not intend to bring any other matters before the Special Meeting and knows of no other matters to be brought before the Special Meeting. If, however, any other business should properly come before the Special Meeting, the person named in the accompanying proxy will vote the proxy in accordance with applicable law and as he may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

Interest of Certain Persons in or Opposition to Matters to Be Acted Upon:

(a) No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his or her role as an officer or director of, or as a stockholder of, the Company.

(b) No director of the Company has informed us that he or she intends to oppose the action taken by the Company set forth in this Proxy Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of our Common Stock as of August 1, 2025 of (i) each of our current directors, (ii) our Chief Executive Officer and our other executive officers, (iii) all of our current directors and executive officers as a group, and (iv) each person (or group of affiliated persons) known to us to own more than 5% of our outstanding Common Stock.

The beneficial ownership of our Common Stock is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest.

The percentage of shares of Common Stock beneficially owned is based on 33,356,412 shares of Common Stock outstanding as of August 1, 2025.

Unless otherwise indicated below, each person has sole voting and investment power with respect to the shares beneficially owned and the address for each beneficial owner listed in the table below is c/o N2OFF, Inc., HaPardes 134 (Meshek Sander), Neve Yarak, 4994500 Israel.

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	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Directors:
Amitay Weiss	450,000	1.35%
Eliahou Arbib	64,500	*
Udi Kalifi	68,456	*
Israel Berenstein	64,500	*
Ronen Rosenbloom	64,500	*
Liat Sidi	50,000	*
Asaf Itzhaik	50,000	*
Executive Officers:
David Palach	1,020,000	3.06%
Lital Barda	502,857	1.51%
All directors and executive officers as a group (9 persons)	2,334,813	7.00%

*Less than 1%

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BUSINESS OF MITOCAREX

Overview

MitoCareX Bio is a drug discovery company dedicated to the development of cancer therapeutics by targeting the mitochondrial carrier family (SLC25A protein family) with a specific focus on one undisclosed SLC25A protein of interest. The company’s core technology and know-how relate to structural biology combined with computational chemistry – a knowledge that can be utilized for potentially each of the 53 protein members belonging to the SLC25A family (i.e., a platform-based drug discovery company). MitoCareX Bio’s current focus is on Non-Small Cell Lung Cancer (NSCLC) therapeutics however it may consider other oncology and non-oncology indications in the future. MitoCareX’s mission is to be the foremost biopharma company that develops and delivers transformative metabolic-based therapies that improve and extend the lives of patients.

Mitochondria are key metabolic hubs regulating many processes in health and disease (PMID 32455902). As the biggest subgroup of the Solute Ligand Carrier (SLC) superfamily in the human, the SLC25A proteins mediate the transport of a wide array of substrates including nucleotides, amino acids, carboxylic acids, and inorganic ions across the inner mitochondrial membrane, directly supporting oxidative phosphorylation, lipid metabolism, and apoptosis regulation. Comprising of 53 protein members, these carriers are critical for cellular energy metabolism, redox balance, and biosynthetic processes. Dysregulation or mutation in SLC25A genes is increasingly recognized as a key contributor to metabolic disorders, neurodegeneration, and cancer. Despite their great importance, SLCs have been difficult to access for drug discovery purposes due to a limited number of research tools, assays, and probes. To meet this challenge, the Innovative Medicines Initiative consortium, ReSOLUTE, was launched in 2018 by several big pharma companies, among others, to develop tools and de-orphanize some of the SLC transporters which are understudied with more than ~ 30% being orphan (PMID 32265506). The latter reflects the urge as well as the enormous potential in finding novel drug targets among the SLCs for exploiting the discovery of new necessary therapeutics for clinically hard to treat diseases.

Despite being directly linked with a variety of malignancies including cancer, there are still no FDA approved drugs targeting directly a member protein belonging to the SLC25A family. One way to progress drug discovery related to the mitochondria SLC25A proteins would be to generate reliable computerized 3D molecular models of the SLC25A protein of interest and virtually screen a very high number of molecules against it, as a first step. However, a major limitation for generating 3D molecular models of the SLC25A protein family is the very limited amount of solved 3D protein structures that are crucial to use for proper and reliable modelling. In addition, the SLC25A proteins have different functional conformations that are challenging to be reliably predicted with current Artificial Intelligence (AI)-based systems, without ad-hoc guidance. These limitations have pushed MitoCareX to develop MITOLINE™ - a novel proprietary algorithm which outputs can be used for the generation of reliable 3D models for potentially all the 53 human mitochondrial proteins.

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Mitochondrial carriers are directly linked to diverse types of malignancies (PMID 32783608) including lung cancer – the 2nd worldwide cancer in the world. Notwithstanding the emerging treatment strategies of recent years, lung cancer remains the leading cause of cancer death worldwide, with an estimated 1.8 million deaths every year. Two obstacles interfere with curative therapy of lung cancer: poor diagnosis at the early stages, and emerging drug resistance after treatment (PMID 37240224). To address the latter, a combinational therapy is needed for improved survival outcomes after chemotherapy and Epidermal Growth Factor Receptor Tyrosine Kinase (EGFR) therapy in lung cancer. Non-Small Cell Lung Cancer (NSCLC), the most common form of lung cancer, is the leading cause of cancer-related mortality accounting for 80-85% of the lung cancer cases with a 5-year survival rate of less than 25%. (PMID 37240224). NSCLC is any type of epithelial lung cancer other than small cell lung cancer (SCLC). The most common types of NSCLC are squamous cell carcinoma, large cell carcinoma, and adenocarcinoma, but there are several other types that occur less frequently, and all types can occur in unusual histological variants. Although NSCLCs are associated with cigarette smoke, adenocarcinomas may be found in patients who never smoked. The treatment landscape for NSCLC is changing quickly, as therapies initially approved for later lines are increasingly being granted approval for use in the first-line setting. While this shift enhances initial patient outcomes, it also reduces the number of effective options available once the disease progresses, highlighting a pressing need for new treatments in subsequent lines of therapy.

The MitoCareX target protein is associated with worse overall survival in lung Adenocarcinoma including in lung Adenocarcinoma with mutated EGFR. Therefore, MitoCareX aims to demonstrate that the inhibition of this protein with its drug candidate could overcome drug resistance of EGFR therapies and possibly of chemotherapy by sensitizing lung adenocarcinoma cells to therapies. Furthermore, to the knowledge of MitoCareX - current published inhibitors targeting MitoCareX target protein fail to demonstrate necessary drug like properties and hence could not be progressed towards clinical trials. Based on the above, MitoCareX decided to direct its efforts towards finding promising chemical scaffolds that can efficiently target its protein of interest and influence the disease progression of NSCLC patients.

The Global Market

1.	Mitochondria-related therapies - Mitochondria-based small molecule therapies aim to restore, enhance, or modulate mitochondrial functions to treat diseases where mitochondrial dysfunction plays a central role. The global market for mitochondria-based therapies is poised for significant growth due to the rising prevalence of mitochondrial and metabolic disease, emergence of biomarkers and non-invasive diagnostic tools, as well as advanced computational tools. This target was valued at approximately USD 400.5 million in 2023, projected to reach USD 779.4 million by 2032, with a CAGR of ~7.7% (www.growthplusreports.com).

2.	3D Protein Structure Analysis – the primary goal of 3D protein structure analysis is to determine the spatial configuration of proteins at atomic or near-atomic resolution. This structural insight may be critical for: deciphering biological functions and mechanism of diseases, designing targeted drugs and therapies, and developing precision medicine applications. 3D structural data enables structure-based drug design (SBDD), improving the efficiency of pharmaceutical R&D by identifying binding pockets, predicting protein–ligand interactions, and guiding lead optimization. In addition, there is a growing demand for accurate structural models for applications such as antibody design and enzyme engineering. The market is experiencing strong growth due to expanding drug discovery pipelines, integration of AI-based protein prediction tools, and advances in imaging and computational technologies. Protein structure analysis market: USD 1.26 billion in 2023, expected to grow to USD 2.5 billion by 2030 with a CAGR of ~10% (ww.verifiedmarketreports.com).

Lung cancer -The rising incidence of lung cancer worldwide is a key factor driving the market. According to the Lung Cancer Research Foundation, an estimated 238,340 individuals in the U.S. were diagnosed with lung cancer in 2023. Over a lifetime, 1 in 16 people develop the disease, affecting 1 in 16 men and 1 in 17 women. Increasing smoking rates in certain regions, along with environmental factors such as air pollution and occupational hazards, have contributed to this trend. MitoCareX target gene is associated with worse overall survival in lung adenocarcinoma, which is a subtype of NSCLC and develops from the epithelial cells in the lungs. Lung adenocarcinoma treatments include chemotherapy, targeted small molecules, and immunotherapy. According to market research by Grand View Research (www.grandviewresearch.com), the global lung adenocarcinoma treatment market size was estimated at USD 6.08 billion in 2024 and is projected to grow at a CAGR of 10.7% from 2025 to 2030. The market is driven by several factors, such as the rising number of lung cancer cases, advancements in targeted therapies and immunotherapies, increased awareness and screening efforts, and more investment in research and development. Furthermore, the treatment landscape for NSCLC is undergoing a remarkable transformation, driven by the success of therapies initially approved for later line use that are now earning label expansions into the first line setting. This shift is most notably seen among those with EGFR or ALK mutations, as well as patients without actionable driver mutations through the use of immune checkpoint inhibitors (ICIs).However, this front-line success brings new challenges: as more patients benefit from targeted treatments earlier in their disease course, the options available upon progression become increasingly limited,particularly in the second-line setting. This unmet need is especially pronounced in patient subgroups where sequential use of drugs within the same class (such as EGFR inhibitors or chemotherapy), may not be successful.Rewardingly, this dynamic presents a compelling opportunity for innovative therapies that can address the growing demand for effective later-line treatments and reshape the ongoing efforts in NSCLC.

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Platform and Pipeline

Since 2022, MitoCareX has been developing and improving diverse types of platforms to serve its drug discovery needs:

1.	MITOLINE™ - a major challenge for SLC25A related drug discovery is the very limited amount of solved 3D protein structures (e.g., by x-ray crystallography) that can often ignite computer aided drug discovery campaigns. While homology modeling remains a useful approach for understanding the structure and function of SLC25A mitochondrial carriers, it is limited by template availability, conformational diversity, and membrane protein complexity. Indeed, SLC25A proteins undergo two major conformational changes during substrate translocation: the cytosolic (c-) conformation, which opens toward the cytosol, and the matrix (m-) conformation, which opens toward the mitochondrial matrix. However, of the 53 human SLC25A family members, high-resolution structures are available in the c-conformation for only two carriers—ADP/ATP carrier and Uncoupling Protein 1—and in the m-conformation for only one: the ADP/ATP carrier. These multiple conformations make the modelling of mitochondrial carriers more complex even for AI based tools. To address this challenge, MitoCareX Bio has developed MITOLINE™ - an algorithm used by the company to perform accurate multiple sequence/ structure pairwise alignments which could then be used for generating reliable 3D comparative models of potentially all 53 mitochondrial carrier proteins. MITOLINE™ based 3D comparative models of mitochondrial carriers can be used for the study of ligand binding, substrate translocation mechanism, and for the characterization of yet uncharacterized mitochondrial carriers. Importantly, MITOLINE™ relies on specific sequence/structure pairwise alignment based on specific anchor points used for building the pairwise alignment. These anchor points consist of residues highly conserved in all the members of the family, despite the great variety of translocated substrates and the low percentage of identical residues observed among different subfamily members (i.e., nucleotide and dinucleotide transporters, amino acid transporters, and organic acid transporters).

Left panel: Illustration of proper modelling of specific amino acid sequences of a mitochondrial carrier as generated following utilizing the MITOLINE™ algorithm (top left) as compared to alternative modelling generated by an AI based tool (bottom left). Pink amino acids – taken from a crystallized structure used as a template to lead 3D comparative modeling; yellow amino acids - 3D comparative model generated by an AI-based tool; black amino acids – 3D comparative model predicted by using the pairwise alignment built by MITOLINETM. Right panel: A complete 3D protein model of a mitochondrial carrier generated based on the specific sequence/structure pairwise alignment obtained by MITOLINE™.

2.	Advanced Computational Platform - MitoCareX has built an advanced cloud-based computational chemistry platform with a specific architecture that allows it to:

A.	Utilize MITOLINE ™ as a first step towards generating reliable 3D models for its protein of interests belonging to the SLC25A family.
B.	Utilize massive compute power (CPUs/GPUs) for performing virtual screening experiments (e.g., docking experiments) and related calculations using millions of small molecules. The aim of such experiments, for example, is to recognize hit molecules that virtually interact with a protein of interest.
C.	Utilize algorithms and dedicated softwares for analyzing data.
D.	Implement Machine Learning (ML) based models for further improving its virtual screening results.
E.	Re-dock known inhibitors in template structures used for building 3D comparative models.

Illustration of MitoCareX’s virtual screening workflow process by utilizing its computational platform. The 3D model of its protein of interest was generated following the specific sequence/structure pairwise alignments based on the proprietary algorithm MITOLINE™. The drawn molecules are only for illustration purposes

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3.	Novel In-Vitro Screening Platforms - To biologically validate its results, MitoCareX has devloped or optimized a few advanced in vitro screening platfroms: 1. A novel cell based assay that detects the changes in the intracellular status of a main signalling protein, downstream to MitoCareX’s protein of interest. Utilizing this assay, it is possible to differentiate between active vs. inactive molecules. 2. Real time mitochondrial assay that is monitoring the activity of physiologically active mitochondria in the presecnce of drug candidates. These two complementary in-vitro systems allow MitoCareX to rapidly detect and validate potential true ‘hit’ molecule candidates while excluding false positive results. Out of the top eighty (80) molecules that were virtually predicted by MitoCareX to bind its protein of interest and further screened in vitro - a few moleculeswere validated to be biologically active. 3. Cell free assay using proteoliposoems comined with in-house developed Biolayer Interferometry (BLI) method. Using this method allows MitoCareX to measure important binding parameters which are crucial for the prioritization of its screened small molecules during the validation and developemnt stages. 4. Acceptable toxicity and Drug Metabolism and Pharmacokinetics (DMPK) methodologies.

MitoCareX’s in-vitro workflow for validating and advancing compounds

4.	Advanced 3D NSCLC tumor spheroid systems – To test the efficacy of MitoCareX’s developed compounds, MitoCareX has been generating 3D spheroid systems for diverse types of NSCLC cells lines with different genetic backgrounds. Utilizing 3D spheroid systems better mimic the 3D tumor structure and microenvironment. Furthermore, working with 3D samples is highly important in cancer metabolism since it was shown in numerous amounts of studies that the 2D culture system doesn’t represent the metabolic activity and gene expression patterns as compared to tumor cells (PMID 28615311).

An example of a 3D spheroid system generated by MitoCareX using 4X magnification. The spheroids are derived from the NSCLC cancer cell line H358

MitoCareX’s product is an anti-cancer small molecule therapeutics (ACSMT) that inhibits a mitochondrial SLC25A protein that was found to be significantly involved in diverse types of cancers including NSCLC. The company aims to develop a New Chemical Entity (NCE), based on its hit compound 1 that was identified as an active compound by the company in a non-biased computational manner and confirmed to have anti-cancerous activity, in-vitro. MitoCareX expects that its final lead product will be clinically tested initially for previously treated advanced NSCLC patients, which is the most meaningful underserved segment in this type of cancer. Its efforts are focused on demonstrating in-vitro efficacy in a few areas:

●	Overcoming drug resistance of EGFR inhibitors by sensitizing lung adenocarcinoma cells to EGFR therapies.

●	Overcoming drug resistance of chemotherapy by sensitizing lung adenocarcinoma cells to platinum-based chemotherapies.

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In addition to hit compound 1 based derivatives that MitoCareX is developing and progressing, the company is routinely performing new virtual & in- vitro screenings to recognize additional chemical scaffolds as potential anti-cancer therapeutics, targeting the same protein of interest. Finding alternative active chemical scaffolds may serve as a backup series to the hit compound 1-based series.

Strategy

Internal Pipeline Development -

MitoCareX mission is to develop efficacious metabolic-based therapies targeted at mitochondrial transport proteins belonging to the SLC25A family. To accomplish this mission, MitoCareX leverages its unique expertise in computational chemistry, structural biology, and precision oncology for developing and progressing its most promising drug candidates for treating resistant cancers with a current focus on NSCLC. As a first stage, MitoCareX harnessed MITOLINE™ to generate reliable 3D model structures for its protein of interest. Next, utilizing its cloud-based, computational chemistry platform, MitoCareX performed virtual screening campaigns initially with ~3.3 million molecules trying to identify potential binders to its protein of interest. Indeed, MitoCareX has identified a few virtual binders out of which a few were shown to have biological activity, in-vitro. Next, MitoCareX prioritized hit compound 1 for further development . Hit compound 1 demonstrates reasonable drug like properties while its chemical scaffold provides an opportunity for high oral bioavailability and reduced in vivo clearance rates. In parallel, MitoCareX performs in-vitro efficacy evaluations of hit compound 1 and hit compound 1 based derivatives as potential standalone treatments or as combinational therapy for NSCLC patients with defined genetic backgrounds. The combinations are done with either Tyrosine Kinase Inhibitors (TKIs) or platinum-based medicines. If found to be successful, this approach is novel since currently there are no FDA approved drugs targeting MitoCareX’s protein of interest, to MitoCareX knowledge. Currently, MitoCareX is progressing a hit-to-lead medicinal chemistry campaign aimed at optimizing the structure of hit compound 1.

While partnerships will drive early revenue, selected assets may be co-developed or out-licensed at later stages, enhancing monetization flexibility. Such components may include:

●	Upfront payments
●	Development and/or Regulatory Milestones
●	Sales Milestones
●	Royalties following FDA approval

Commercialization of MITOLINE ™ -

While MITOLINE™ is routinely used by MitoCareX for its drug discovery purposes, the commercialization of MITOLINE™ is structured to generate near- and long-term revenue streams while expanding MitoCareX Bio’s reach through strategic partnerships with pharmaceutical and biotechnology companies. The Company may adopt a hybrid licensing model that leverages upfront fees, performance-based milestone payments, and downstream royalties from partner-developed therapeutics. A few models may include:

1. Licensing and Strategic Partnerships

MitoCareX Bio may license access to MITOLINE™ on a target-class or indication-specific basis, enabling pharmaceutical partners to identify new drug candidates efficiently. A few possibilities may include:

●	Upfront Licensing Payments: strategic partners will pay an upfront licensing fee per collaboration, depending on the therapeutic area, exclusivity, and target scope.
●	Platform Access Tiering: Tiered access will allow smaller biotech partners to use MITOLINE™ under a lower upfront fee model with increased backend royalties, supporting wider adoption and early validation of the platform across a range of indications.

2. Milestone-Linked Revenues Partners will pay development, regulatory, and commercial milestones aligned with the progress of candidate programs derived from MITOLINE™ inputs:

●	Preclinical Milestones for validated hit nomination and lead series optimization.
●	Clinical Development Milestones - Phase I through Phase III
●	Regulatory Milestones for successful NDA/BLA filings and FDA approval.
●	Commercial Launch Milestones upon first commercial sale in key markets (U.S., EU, Japan).

3. Royalty fee on Approved Therapeutics

MitoCareX Bio may receive royalties on net sales of FDA-approved therapeutics discovered using MITOLINE™. This royalty structure should be aligned with industry benchmarks for computational discovery platforms and reflects MITOLINE™’s novelty.

●	Higher royalty tiers may apply where MitoCareX contributes significant preclinical validation or compound optimization beyond algorithmic target nomination.
●	MitoCareX Bio may also retain co-development rights or profit-sharing options in selected programs, particularly in oncology indications aligned with the Company’s internal pipeline priorities.

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Our History and Team

MitoCareX Bio is a drug discovery company dedicated to the development of therapeutics targeting mitochondrial carrier proteins (SLC25A family) in cancer. MitoCareX Bio was founded in February 2022 based on successful proof-of-concept experiments that were performed in the UK prior to the establishment of the company. MitoCareX’ s investors, SciSparc, a specialty clinical-stage pharmaceutical company focusing on the development of therapies to treat disorders and rare diseases traded on NASDAQ, has conducted due diligence on MitoCareX and decided to invest $1.7M in the company, with several investment milestones that have already been met.

In February 2022 – the company was founded and received 700,00$ for equity to begin its activities.

In February 2023 – the company met its first milestone – the establishment of its advanced cloud-based computational platform. For this, the company received 400,000$ for equity.

In May 2023 – the company announced the development of its proprietary algorithm MITOLINETM for the generation of sequence/structure pairwise alignments and reliable 3D mitochondrial carrier protein models and included that as part of its computational platform.

In November 2023 – the company met its second milestone – development of diverse in vitro screening platforms, related to mitochondria, for the discovery, validations and progression of anti-cancer inhibitors, targeting its protein of interest. For this, the company received an additional 600,000$ for equity. In addition, the company has successfully performed in silico screening (i.e., virtual screening) and identified hit compound 1 as a hit molecule (i.e., virtual binding with reasonable affinity to its protein of interest), out of millions of small molecules. Hit compound 1 was further validated as a positive hit molecule using the company’s diverse in-vitro screening platforms. Furthermore, using several cancer cell lines with diverse genetic backgrounds, the company demonstrated that hit compound 1 is an anti-cancer molecule. In February 2024, MitoCareX filled out two provisional patent applications in the USA which are based on its hit molecule hit compound 1. In February 2025, MitoCareX withdrew its provisional patent applications because its latest scientific results did not support prosecuting the provisional patent applications.

MitoCareX’s computational 3D modelling capability combined with its virtual screenings and diverse in vitro screening capabilities are found at the core of the company’s technology. To meet its challenges, MitoCareX Bio has assembled a professional team uniting experienced scientists with a proven track record including:

Dr. Alon Silberman – Co-Founder, Chief Scientific Officer and a Board member - Dr. Silberman is a biological chemist with a strong interdisciplinary background in both chemistry and biology. Following his PhD in medicinal and biological chemistry he pursued a full postdoctoral fellowship at the Weizmann Institute of Science focusing on Cancer Metabolism and Drug Discovery. After spending a few successful years as a Senior Scientist in the biotech industry, he led the fundraising for the establishment of MitoCareX Bio. At MitoCareX Bio he leads, guides and manages all the scientific programs as well as correspondence with potential investors.

Prof. Ciro Leonardo Pierri (University of Bari, Italy) – Co-Founder and advisor - Prof. Pierri is a world expert in the field of Mitochondrial Carrier proteins. He is an expert biochemist who combines mitochondrial related approaches with computational chemistry methodologies. Prof. Pierri routinely advises the company on different aspects including cell free assay systems and biochemistry related to mitochondrial carriers.

Dr. Adi-Zuloff-Shani – a Board member. Dr. Zuloff-Shani is a highly accomplished biotech leader, bridging deep scientific knowledge in immunology with executive experience. Dr. Zuloff-Shani has over 20 years of experience in advancing therapeutics within highly regulated environments. She has been the CTO at SciSparc Ltd. (NASDAQ: SPRC) since Feb 2016, where she advanced products across varied CNS indications. In addition, she has been the CEO of Clearmind Medicine Inc. (NASDAQ: CMND) since July 2021, spearheading the development of novel psychedelic-derived therapeutics targeting various addictions, weight loss and metabolic disorders.

Mitochondrial Carriers (SLC25A protein family) – a unique class of drug targets in cancer

Mitochondria are key metabolic hubs regulating many processes in health and disease. Despite the role of mitochondria in cancer initiation and progression is widely studied, much remains to be elucidated. The Mitochondrial Carrier family (SLC25A protein family) is the largest group of solute carriers (i.e., transporters; PMID 32455902) translocating a variety of metabolites, nucleotides, and cofactors across the highly selective inner mitochondrial membrane. Transporters of this family are extensively shown to be significantly involved in different types of malignancies such as cervical (PMID 22227854), prostate (PMID 23047795), hepatocellular carcinoma (PMID 19140237), breast (PMID 23642734), colon (PMID 27451147), pancreas (PMID 24440978), as well as including a direct cross talk with the tumor microenvironment. Mitochondrial carriers are considered unique drug targets due to the following reasons:

●	Several SLC25A transporters show selective cancer expression patterns which make them suitable for targeted therapy
●	Many SLC25A transporters are non-redundant which may reduce the risk of compensation from other family members
●	Some small molecule inhibitors have shown preclinical efficacy

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Schematic representation of the mammalian mitochondrion. Mitochondrial Carrier proteins are depicted in yellow. The figure is taken from PMID 32783608.

EGFR mutations in NSCLC patients

The epidermal growth factor receptor (EGFR) is a critical molecular driver in a significant subset of NSCLC cases, particularly in adenocarcinoma histology. EGFR mutations are identified in roughly 20% of newly diagnosed NSCLC cases in the U.S. and Europe, making EGFR inhibitors the preferred first-line treatment for these patients. Mutations in the EGFR gene lead to constitutive activation of the receptor, resulting in persistent downstream signaling that promotes tumor cell proliferation, survival, and metastasis. These mutations are especially prevalent among never-smokers, women, and patients of East Asian descent, with frequencies ranging from approximately 10–15% in Western populations to up to 50% in Asian cohorts (PMID 36162323).

The identification of activating EGFR mutations has revolutionized the treatment landscape of NSCLC, enabling the use of targeted therapies that significantly outperform traditional chemotherapy in terms of response rate and progression-free survival. First-generation tyrosine kinase inhibitors (TKIs) such as gefitinib and erlotinib, and more recently, third-generation TKIs like Osimertinib, have demonstrated substantial clinical benefit for patients harboring common EGFR mutations, including exon 19 deletions and the L858R point mutation in exon 21 (PMID 37937763). Osimertinib has shown superiority in the first line setting due to its efficacy against both sensitizing and resistance mutations (e.g., T790M), as well as its ability to penetrate the central nervous system.

Despite initial success, resistance to EGFR inhibitors eventually develops in nearly all patients, presenting a major challenge in long-term disease control. This has prompted extensive research into mechanisms of resistance and the development of combination strategies and next-generation inhibitors. Nevertheless, EGFR remains a cornerstone in the molecular profiling of NSCLC and is essential for guiding personalized treatment strategies, underscoring its pivotal role in the era of precision oncology (PMID 37937763).

Synthetic Lethality – a means for precision oncology

Synthetic lethality is a concept where the combination of mutations/inhibitions in two genes leads to cell death, while a mutation/inhibition in just one of them does not (see illustrative figure below). In cancer therapy, this concept is utilized to target tumor cells harboring specific genetic mutations by inhibiting a second gene or pathway that becomes essential for the survival of these mutated cells (PMID 33795234). This approach allows for selective targeting of cancer cells, minimizing damage to normal tissues.

Cellular synthetic lethality is caused by combined alterations of gene pairs that are otherwise individually viable. The figure is taken from PMID 33795234

The most well-known application of synthetic lethality in cancer therapy involves the use of poly (ADP-ribose) polymerase (PARP) inhibitors in tumors with BRCA1 or BRCA2 mutations (PMID 25341009). These mutations impair the homologous recombination repair pathway, making cancer cells more reliant on PARP-mediated DNA repair. Inhibiting PARP in these cells leads to the accumulation of DNA damage and cell death. This strategy has been successfully implemented in the treatment of certain breast and ovarian cancers.

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While synthetic lethality offers a targeted approach to cancer therapy, several challenges remain (PMID 33795234):

●	Resistance Mechanisms: Cancer cells may develop resistance to therapies exploiting synthetic lethality, necessitating combination strategies or alternative targets.
●	Tumor Heterogeneity: The genetic diversity within tumors can affect the efficacy of synthetic lethal strategies.
●	Biomarker Identification: Reliable biomarkers are needed to identify patients who would benefit most from synthetic lethal therapies.

Of importance, in the context of mitochondrial carrier proteins, a few studies have already demonstrated synthetic lethality relationships between a mitochondrial carrier and an oncogenic mutated protein. For example, SLC25A22 was shown to be a novel and potential therapeutic target in glutaminolysis addicted KRAS-mutant CRC (PMID 27451147).

Synthetic Lethality in non-small cell lung cancer – an unmet need for targeting metabolic dependencies

Lung cancer, particularly NSCLC, often has mutations in tumor suppressor genes (e.g., KRAS, TP53. STK11, KEAP1) that are hard to target directly. Synthetic lethality offers a way to target the partner gene of these mutations. Examples of key advances in synthetic lethality for NSCLC include:

1.	TMPRSS4 and DDR1 Co-Targeting - NSCLC cells deficient in TMPRSS4 exhibited heightened sensitivity to DDR1 inhibition using dasatinib. Combined knockdown of both genes led to significant cell cycle arrest and apoptosis, and enhanced sensitivity to cisplatin, indicating a promising therapeutic avenue (PMID 31659178).

2.	Overcoming EGFR Inhibitor Resistance - Resistance to EGFR inhibitors remains a significant challenge in NSCLC treatment. Synthetic lethality screens have uncovered several potential targets to overcome this resistance, including components of the NF-κB pathway, PRKCSH, CDK6, and members of the SWI/SNF chromatin remodeling complex. These findings suggest that targeting these pathways could restore sensitivity to EGFR inhibitors (PMID 28478283). See below for more detailed description regarding EGFR and synthetic lethality.

3.	Concurrent Synthetic Lethality in NRF2-Activated Tumors

NSCLC tumors with hyperactivation of the NRF2 pathway are often resistant to conventional therapies. A novel approach termed “concurrent synthetic lethality” involves co-targeting these tumors with mitomycin C (MMC) and the HSP90 inhibitor 17-AAG. This combination exploits the NRF2-driven metabolic dependencies of the cancer cells, leading to enhanced cytotoxicity (PMID 36200139).

4.	BRG1/SMARCA4-Deficient Tumors

Loss of the chromatin remodeling factor BRG1 (SMARCA4) is observed in a subset of NSCLC cases. These tumors exhibit synthetic lethality when SMARCA2, a homologous ATPase, is inhibited. Targeting SMARCA2 in BRG1-deficient tumors has shown promise in preclinical models, suggesting a potential therapeutic strategy for this NSCLC subtype (PMID 23872584)

Mutated EGFR in NSCLC – an opportunity for Synthetic Lethality based discoveries

Synthetic lethality in the context of EGFR mutations in NSCLC exploits vulnerabilities that arise from EGFR mutations, targeting a second gene or pathway that, when inhibited, leads to the selective death of EGFR-mutant cancer cells. Since EGFR mutations are present in approximately 18-20% of newly diagnosed adenocarcinoma NSCLC cases in the United States and Europe, and in these patients EGFR inhibitors are the first-line choice,finding synthetic lethal protein partners is a promising avenue for getting over EGFR related resistance.

Examples of synthetic lethality in EGFR-Mutant NSCLC:

1.	EGFR and DNA Repair Pathways: EGFR mutations can make cancer cells more reliant on specific DNA repair mechanisms, and targeting these repair pathways can lead to synthetic lethality in EGFR-mutant cells. For example, PARP inhibitors like olaparib exploit deficiencies in DNA repair caused by EGFR mutations, leading to cancer cell death (PMID 3458994).

2.	EGFR and PI3K/AKT/mTOR Pathway: The EGFR signaling pathway activates PI3K/AKT/mTOR, promoting cell survival and proliferation. Inhibition of this pathway, particularly in combination with EGFR-targeted therapies, can lead to synthetic lethality. For example, mTOR inhibitors such as rapamycin can enhance the cytotoxic effects in EGFR-mutant tumors when used in combination with EGFR TKIs like gefitinib (PMID 32953503).

3.	EGFR and Metabolic Pathways: EGFR mutations can increase cancer cells’ reliance on certain metabolic pathways, including glutamine metabolism. Targeting these metabolic dependencies using glutaminase inhibitors such as CB-839 can lead to synthetic lethality in EGFR-mutant cells (PMID 33229301).

4.	Combination of EGFR Inhibition with Other Targeted Therapies: EGFR-mutant cancers may rely on WEE1 kinase for DNA damage repair after EGFR inhibition. Combining WEE1 inhibitors with EGFR TKIs like erlotinib or gefitinib can induce synthetic lethality and enhance cancer cell death (PMID 31387179).

5.	Synthetic Lethality with Immunotherapy: EGFR mutations may alter tumor immunogenicity, and combining EGFR-targeted therapies with immune checkpoint inhibitors (such as PD-1/PD-L1 inhibitors) could induce synthetic lethality by amplifying immune responses specifically in EGFR-mutant cells (PMID 31563735).

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MitoCareX approach to developing treatment for NSCLC Patients

MitoCareX consider itself to be a unique company that addresses a major problem and market gap. Resistance to platinum-based therapy together with acquired or innate resistance to EGRF TKIs is a major obstacle in NSCLC since it eventually develops in nearly all patients, presenting a major challenge in long-term disease control.

As noted earlier in the text, higher expression of the MitoCareX target gene is associated with worse overall survival in lung Adenocarcinoma and in lung Adenocarcinoma with mutated EGFR. Therefore, MitoCareX aims to demonstrate that inhibition of its protein of interest with its drug candidate could overcome drug resistance of chemotherapy and/or EGFR therapies, respectively, by sensitizing lung adenocarcinoma cells to therapies. As mentioned, current efforts are focused on demonstrating efficacy in 2 sub-segments:

●	Overcoming drug resistance of EGFR inhibitors by sensitizing lung adenocarcinoma cells to EGFR therapies.
●	Overcoming drug resistance of chemotherapy by sensitizing lung adenocarcinoma cells to platinum-based chemotherapies.

MitoCareX is developing its hit compound 1 based derivatives to be administered as single agents and/or in combination with other therapies. The rationale for a combination approach is based on the observation described above that EGFR mutations in NSCLC exploits vulnerabilities that may be synthetically lethal with MitoCareX target protein and as such may be a rewarding avenue to follow. However, despite being directly linked with a variety of malignancies including NSCLC, there are still no FDA approved drugs that specifically target MitoCareX target protein. While MitoCareX takes a novel approach, some of MitoCareX’s drug discovery and development activities are rooted in traditional small molecule drug discovery methodologies.

Bioinformatic analysis

MitoCareX analyzed the Tumor Cancer Genome Atlas (TCGA) cohort of biopsies taken from NSCLC patients and found the following important findings among others:

1.	Upregulated expression of its protein of interest is higher as compared to the adjacent healthy tissues and its upregulated expression is associated with worse patients’ survival prognosis in lung adenocarcinoma. This pointed to the possibility of applying MitoCareX’s developed compounds as a stand-alone therapy for part of the NSCLC patients.

2.	Upregulated expression of its protein of interest on the background of EGFR mutations but not on the background of non-mutated tumor samples is associated with a worse survival prognosis in lung adenocarcinoma. This pointed to the possibility of applying MitoCareX’s developed compounds for a combination therapy in EGFR mutated NSCLC cases along with EGFR inhibitors.

Left: Upregulated expression levels as compared to low expression levels of the protein of interest in lung adenocarcinoma tumor samples are associated with a worse patients’ prognosis. Upregulated expression levels of the protein of interest worsen prognosis for lung adenocarcinoma patients with mutated (middle) but not with wild type EGFR (right). “protein High” means above the averaged expression levels and “protein Low” means below the averaged expression levels. P- value <0.05 means significance.

Target Identification and Validation

Three-dimensional (3D) cell culture systems are increasingly favored over traditional two-dimensional (2D) cultures, especially in the study of cellular metabolism. In 2D cultures, cells grow on flat, rigid surfaces, leading to artificial cell polarity, distorted nutrient gradients, and atypical mechanical stresses, all of which can alter metabolic behavior (PMID 24797513). These conditions often result in metabolic profiles that do not accurately reflect in vivo physiology, with changes observed in glucose uptake, mitochondrial activity, and oxidative phosphorylation.

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In contrast, 3D cultures better replicate the in vivo microenvironment by preserving natural cell–cell and cell–extracellular matrix interactions, creating realistic oxygen and nutrient gradients, and maintaining mechanical cues (PMID 27663511). As a result, cells in 3D cultures display more physiologically relevant metabolic features, including enhanced mitochondrial dynamics, altered glycolytic flux, and appropriate responses to hypoxia (PMID 24797513).

This shift is particularly important in disease models like cancer, where metabolic reprogramming is a hallmark. Studies have shown that drug responses and metabolic pathways differ markedly between 2D and 3D models, underlining the importance of using 3D systems for accurate therapeutic and mechanistic studies.

To assess the importance of its protein of interest to the growth and viability of NSCLC cells, MitoCareX chose a few NSCLC cell lines with diverse genetic backgrounds and knocked down the expression of its protein of interest using small hairpin RNAs (shRNA). Next, MitoCareX generated for each such cell line 3D spheroid structures, using its in-house established protocols. Below are representative examples showing the significant differences between control NCI-H1299 NSCLC cells vs. the comparable knockdown NCI-H1299 cells.

NCI-H1299 derived representative spheroid pictures taken with 4X magnification. Spheroids produced from knockdown cells were significantly smaller as compared to control NCI-H1299 spheroids.

Left Panel: quantification of the averaged diameter of NCI-H1299 derived spheroids from control #1, control #2, knockdown #1, knockdown #2 cells. Right panel: quantification of the averaged viability of NCI-H1299 derived spheroids from control #1, control #2, knockdown #1, knockdown #2 cells. Spheroids produced from knockdown cells were significantly smaller and less viable as compared to control NCI-H1299 spheroids. ** means p-value <0.01; *** means p-value <0.0001

The NCI-H1299 cell line was originated from a lymph node metastasis of the lung of a 43-year-old Caucasian male patient with cancer. These cells possess homozygous partial deletion of the p53 gene so that the cells do not express the p53 protein. These results may point to a direct link between MitoCareX’s mitochondrial protein of interest and the lack of p53 protein in NSCLC cells.

Another representative example of the importance of the protein of interest to the growth of NSCLC cells is exemplified using the NCI-H1975 cell line. This cell line is a human non-small cell lung cancer cell line derived from a patient with lung adenocarcinoma who previously received chemotherapy. NCI-H1975 cells are notable for harboring two critical mutations in the EGFR gene: L858R (a point mutation in exon 21) and T790M (a secondary “gatekeeper” mutation in exon 20) (PMID 2785594).

These mutations make NCI-H1975 cells particularly valuable for studying resistance to EGFR TKIs, such as erlotinib and gefitinib. The T790M mutation confers resistance to first and second generation TKIs, which has driven the development of newer inhibitors like Osimertinib (PMID 2785594).

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First, like in the case of the NCI-H1299 cell line, MitoCareX knocked down the expression of its protein of interest using small hairpin RNAs (shRNA) in NCI-H1975 cells. Next, MitoCareX generated for each cell line 3D spheroid structures, using its in-house established protocol. Below are representative examples showing the significant differences between control NCI-H1975 NSCLC cells vs. the comparable knockdown NCI-H1975 cells.

NCI-H1975 derived representative spheroid pictures taken with 4X magnification. Spheroids produced from knockdown cells were significantly smaller as compared to control NCI-H1975 spheroids.

Quantification of the averaged diameter of NCI-H1975 derived spheroids from control #1, control #2, knockdown #1, knockdown #2 cells. *** means p-value <0.001; **** means p-value <0.0001

Virtual screening (In-Silico) campaigns and the discovery of hit compound 1

To discover molecules that virtually bind their protein of interest, MitoCareX utilized its cloud-based, computational chemistry platform and have taken the following steps:

●	Utilized MITOLINE™ for performing multiple sequence alignments resulting in reliable 3D molecular models of its protein of interest
●	Performed Virtual Screening campaign (e.g., docking experiments) with initially 3.3 million molecules
●	Recognized top scored ~1560 molecules (0.05%)
●	Out of the top scored 1560 molecules, initially prioritized 80 molecules (0.0024%) for further in-vitro validations

MitoCareX’s virtual screening workflow starting from millions of small molecules, ending with low amounts of prioritized molecules that are top ranked according to in-silico (virtual) predictions.

Using cell based and functional mitochondrial assays, MitoCareX has screened all the initial computationally prioritized eighty (80) molecules that were predicted to interact with its SLC25A target protein. Out of the 80 screened molecules, a few in-vitro active molecules were recognized, out of which hit compound 1 was chosen for a hit-to-lead medicinal chemistry campaigns. Below is a representative dose-response potency curve that was generated following measurement of hit compound 1 alongside a few inactive compounds using MitoCareX’s developed cell-based assay.

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Hit compound 1 is a validated inhibitor of MitoCareX’s protein of interest. IC50 dose response curve using its cell-based assay in which hit compound 1 is found to be active as compared to negative compound 1, negative compound 2 that are found to be inactive.

Ongoing and near future planned activities- compound screenings, synthesis of analogs, SAR and efficacy studies

1.	Optimization of MITOLINE™ - using ensemble docking and/or molecular dynamics-based methods, generating multiple conformers of SLC25A proteins, including predicted and experimental binding parameters are among the different methods to optimize MITOLINE™.

2.	In-Silico and in-vitro screenings of different chemical scaffolds - using MITOLINE™ combined with MitoCareX’s computational platform, the company performs virtual screening campaigns and further in-vitro validations of the most promising small molecule candidates. Recognizing additional biologically active compounds targeting MitoCareX’s target protein is important to establish alternative hit series for further drug development.

3.	Synthesis of derivatives related to hit compound 1 and performing Structure Activity Relationship (SAR) studies - based on the chemical structure of hit compound 1 that was identified by MitoCareX as a promising scaffold, the company has designed and synthesized a variety of analog compounds. The analogs are currently being evaluated according to the company’s in-vitro workflow for validating and advancing promising molecules. Specifically, each compound is being evaluated and characterized in a funnel wise manner (See MitoCareX in-vitro workflow as described above), thus prioritizing the most promising molecules.

4.	Relating to the bioinformatic and in-vitro results that were demonstrated above, MitoCareX is currently evaluating in-vitro the influence of hit compound 1 with or without either FDA approved tyrosine kinase inhibitors or platinum-based medicines. On this regard, the NCI-H1975 cell line is one of the most commonly used preclinical models to study the influences of Osimertinib. Osimertinib (Tagrisso®) is a third-generation, irreversible EGFR tyrosine kinase inhibitor developed specifically to target both the sensitizing EGFR mutations (such as L858R) and the resistance-associated T790M mutation found in non-small cell lung cancer (PMID 36482474). Osimertinib has revolutionized the treatment of EGFR-mutant NSCLC, particularly in tumors with T790M-mediated resistance to first- and second-generation EGFR inhibitors (PMID 25971621). However, despite initial success, acquired resistance to Osimertinib is inevitable, typically within 10–19 months of treatment (PMID 36482474). Developing drugs that re-sensitize tumors would allow continued use of Osimertinib without needing to completely switch therapies, which often involve more toxic or less effective options. Furthermore, new agents could be used in combination with Osimertinib early (preventatively) or upon signs of emerging resistance (reactively), helping to prevent clonal evolution and resistance diversification, which are major challenges in long-term cancer control (PMID 36681369). Achieving synergistic efficacy while combining Osimertinib with MitoCareX’s developed compounds can be of great interest to MitoCareX from a development and commercial point of view. Following the evaluations described above, MitoCareX aims to test its developed compounds in a dedicated preclinical setting.

Potential addressable patient populations for hit compound 1 based future lead compounds

MitoCareX’s in-vitro results support the company’s approach of evaluating & developing small molecule treatment targeting its protein of interest for NSCLC patients with EGFR mutated backgrounds (either as a standalone treatment or in combination with TKIs). In addition, given that the protein of interest is associated with worse overall survival in lung adenocarcinoma and that platinum-based chemotherapy remains a standard first-line treatment for advanced lung adenocarcinoma, particularly for patients without specific gene mutations, MitoCareX intends to evaluate & develop its small molecule treatment combined with platinum-based chemotherapy as a promising avenue for clinical applications.

Hit compound 1 based derivatives are planned to be investigated as potential therapy in 2 sub-segments of previously treated advanced NSCLC patients (i.e., second line):

●	In NSCLC Adenocarcinoma, EGFR overexpression correlates with aggressive disease and poor prognosis, making it an optimal target for cancer therapy. The prevalence of EGFR mutations ranges from 14% to 38%. (PMID 37240224). The efficacy of EGFR-tyrosine kinase inhibitors in EGFR-mutated patients has revolutionized lung cancer treatment, with responses observed in 60–80% of patients, (PMID 36835536) yet drug resistance is a major challenge. As a result, patients often experience disease progression and relapse after initial response to therapy (PMID 37350939). Almost all EGFR TKI responders acquire drug resistance within a few years, with median progression-free survival ranging from 9.2 to 18.9 months (PMID 37240224). It is hoped that the inhibition of MitoCareX’s target transporter gene with its drug candidate would overcome drug resistance of EGFR TKI by sensitizing lung adenocarcinoma cells to EGFR therapies.

●	Chemotherapy is one of the most commonly used and primary treatment options for lung cancer (alone or in combination with immunotherapy). As most patients (77%) are diagnosed at later stages when surgery for curative intent is ineffective, platinum-based chemotherapy became one of the basic options to determine the survival and quality of life of patients. Long-term use of these anti-cancerous agents has been associated with significant side effects, including chemoresistance which is followed by tumor relapse. Nevertheless, the exact mechanisms underlying cisplatin resistance remain largely unclear, and may be related to tumor microenvironment, drug transporters, genetic and epigenetic factors (PMID 36778005). It is expected that the inhibition of MitoCareX’s target transporter gene with its drug candidate could overcome drug resistance of chemotherapy by sensitizing lung adenocarcinoma cells to platinum-based chemotherapies.

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Competition

Biotechnology and pharmaceutical industries are characterized by rapid evolution of technologies and understanding of disease etiology, intense development and commercial competition, and a strong emphasis on intellectual property. MitoCareX believes that its approach, development and commercial strategy, scientific capabilities, know-how, and experience, provide the company with competitive advantages. Nonetheless, MitoCareX expects substantial competition from multiple sources, including major biopharmaceutical, specialty pharmaceutical, and existing or emerging biotechnology companies, academic research institutions, governmental agencies, and public and private research institutions worldwide.

Company	Link to Website	Name of potential Competitive Product	Description of the Product
Relay Therapeutics, INC	https://relaytx.com/	Computational and experimental Dynamo™ platform	Relay Therapeutics’ proprietary computational drug discovery engine, designed to integrate dynamic protein motion with AI-driven drug design. Dynamo captures and models how proteins move and change shape over time

Daiichi Sankyo	https://www.daiichisankyo.com/	Patritumab deruxtecan - HER3 Antibody-Drug Conjugates (ADC) developed with MSD granted priority review after phase 2	Patritumab deruxtecan demonstrated an objective response rate (ORR) of 29.8% in patients following disease progression with an EGFR TKI and platinum-based chemotherapy in Phase 2.

Scorpion Therapeutics	https://www.scorpiontx.com/	STX-241 - a highly selective, 4th generation EGFR inhibitor designed to address resistance to third generation EGFR inhibitors (IND enabling studies)	In Preclinical studies STX-241 demonstrated strong biochemical inhibition of EGFR double mutant kinase activity as well as strong C797S double mutant potency and selectivity vs. clinical-stage competitor benchmarks.

A few examples of potential competitors to MitoCareX

Intellectual Property

MitoCareX strives to protect the intellectual property and proprietary technology that it considers important to its business through a variety of methods. MitoCareX seeks to obtain domestic and international patent protection and endeavors to promptly file patent applications for new commercially valuable inventions as they arise to expand its intellectual property portfolio. MitoCareX also relies on proprietary know-how and trade secrets to protect certain innovations that may be important to its business and to benefit from their confidential status.

Intellectual Property Relating to Our Drug Discovery activities

As of February 2024, MitoCareX had two provisional patent applications submitted to the U.S Patent and Trademark Office (USPTO). The patent applications related to both novel and non-novel small organic compounds and their diverse uses in different medical indications that may be dependent on substrates translocated by the company’s protein of interest.

Specifically, one provisional patent application aimed to allow protection of using hit compound 1 in cancer and additional diverse pathological conditions. An additional provisional application aimed to protect novel compounds that are based on hit compound 1 (i.e., hit compound 1 based structural analogs) and the different uses of these compounds in cancer and in additional diverse pathological conditions.

MitoCareX continually assesses and refines its intellectual property strategy as it discovers and validate new ‘hit’ small molecules and make structural improvements to its hit compound 1 based derivatives. To that end, MitoCareX plans to file additional patent applications as appropriate to support its intellectual property strategy, or where MitoCareX seeks to adapt to competition or seize business opportunities.

MITOLINE™ is currently trademarked in Israel. MitoCareX currently have an application for registration of “MITOLINE™” mark in the United States.

Scope and Duration of Intellectual Property Protection

The area of patent and other intellectual property rights in the biopharmaceutical industry is an evolving one with many risks and uncertainties, and third parties may have blocking patents that could be used to prevent us from commercializing our product candidates and practicing our proprietary technology. Our patents that may issue in the future may be challenged, narrowed, circumvented, or invalidated, which could limit our ability to stop competitors from marketing related product candidates. In addition, our competitors may independently develop similar technologies, and the rights granted under any issued patents may not provide us with protection or competitive advantages against competitors with similar technology. For these and other reasons, we may have competition for our product candidates. Moreover, because of the extensive time required for development, testing, and regulatory review of a potential product, it is possible that before any product candidate can be commercialized, any related patent may expire or remain in force for only a short period following commercialization, thereby reducing any protection afforded by the patent. For this and other risks related to our proprietary technology, inventions, improvements, and product candidates,

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We also rely on trade secret protection for our confidential and proprietary information. Although we take steps to protect our confidential and proprietary information as trade secrets, including through contractual means with our employees, consultants, outside scientific collaborators, sponsored researchers, and other advisors, third parties may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose our technology. Thus, we may not be able to meaningfully protect our technology as trade secrets. It is our policy to require our employees, consultants, outside scientific collaborators, sponsored researchers, and other advisors to execute confidentiality agreements under the commencement of employment or consulting relationships with us. These agreements provide that all confidential information concerning our business or financial affairs developed or made known to the individual during the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances. In the case of employees, the agreements provide that all inventions conceived by the individual, and which are related to our current or planned business or research and development or made during normal working hours, on our premises or using our equipment or proprietary information, are our exclusive property. In many cases our agreements with consultants, outside scientific collaborators, sponsored researchers, and other advisors require them to assign or grant us licenses to inventions they invent as a result of the work or services they render under such agreements or grant us an option to negotiate a license to use such inventions. Despite these efforts, we cannot provide any assurances that all such agreements have been duly executed, and any of these parties may breach the agreements and disclose our proprietary information, and we may not be able to obtain adequate remedies for such breaches.

We also seek to preserve the integrity and confidentiality of our proprietary technology and processes by maintaining physical security of our premises and physical and electronic security of our information technology systems. Although we have confidence in these individuals, organizations, and systems, agreements or security measures may be breached, and we may not have adequate remedies for any breach. To the extent that our employees, contractors, consultants, collaborators, and advisors use intellectual property owned by others in their work for us, disputes may arise as to the rights in relation to the resulting know-how or inventions.

Manufacturing

We do not own or operate, and currently have no plans to establish, any manufacturing facilities.

Commercialization

MitoCareX intends to retain significant development and commercial rights to our future lead compound/s and, if marketing approval is obtained, to commercialize it on its own, or potentially with a partner, in the United States and other regions. MitoCareX currently have no sales, marketing, or commercial product distribution capabilities. MitoCareX intends to build the necessary infrastructure and capabilities over time for the United States, and potentially other regions, following further advancement of its small molecule compounds. Future clinical data, the size of the addressable patient population, the size of the commercial infrastructure, and manufacturing needs may all influence or alter MitoCareX’s commercialization plans.

Human Capital

As of December 2024, MitoCareX Bio had 6 (six) employees, all of whom. hold PhD degrees. MitoCareX Bio considers the relationship with its employees to be good.

MitoCareX’s human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing, and integrating our existing and additional employees.

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SciSparc

On March 10, 2022, SciSparc entered into a founders and investment agreement with Dr. Alon Silberman. Pursuant to this founder’s agreement, SciSparc invested an initial amount of $700,000 in MitoCareX and agreed to invest over the next two years an additional $1,000,000, subject to the achievement of certain pre-determined milestones as agreed upon in said agreement, for up to a 50.01% ownership in MitoCareX.

On February 17, 2023, SciSparc announced that MitoCareX has achieved its first milestone pursuant to the founder’s agreement. The first milestone refers to the establishment of MitoCareX’s cloud-based computing infrastructure that is expected to allow its future expansion into machine learning system. The system is harnessed to investigating mitochondrial carriers that are crucial for cell viability. As a result of MitoCareX meeting this milestone, SciSparc invested an additional $400,000 in MitoCareX and increased its share ownership holdings in MitoCareX from 31.48% to 41.92%.

On May 8, 2023, SciSparc announced that MitoCareX successfully developed its core algorithm for allowing the generation of reliable 3D comparative models of human SLC25A mitochondrial carrier proteins.

On November 27, 2023, SciSparc announced that MitoCareX achieved positive results with the development of its laboratory capabilities by establishing a variety of small-molecule screening platforms. With this development, MitoCareX achieved its second milestone pursuant to the MitoCareX Agreement and as a result, on March 11, 2024 SciSparc invested an additional $600,000 and increased its share ownership holdings in MitoCareX from 41.92% to 52.73%.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to provide shareholders with information relevant to the proposed acquisition of MitoCareX. This discussion should be read in conjunction with the other sections of this proxy statement and the Company’s historical financial statements.

Strategic Rationale

Management believes that the acquisition of MitoCareX is consistent with the Company’s strategic objective to identify and invest in innovative technologies and high-potential sectors.

The Company believes that acquiring MitoCareX will enable it to:

●	Access a promising research and development pipeline and proprietary intellectual property;
●	Strengthen its competitive position in the biotechnology market;
●	Generate long-term potential for increased shareholder value.

Financial Implications of the Acquisition

In connection with the acquisition, the Company will issue shares of its common stock representing approximately 40% of its fully diluted capitalization immediately following the closing of the transaction. At closing, the Company will pay $700,000 in cash. In addition, the Company will be obligated to pay the Sellers up to $1.6 million, in the aggregate, representing 30% of the gross proceeds from any Company financing completed within five years following the closing. These obligations may reduce the net proceeds retained from future capital raises.

The Company has also committed to providing $1 million in additional funding to MitoCareX, of which $750,000 has already been provided as of the date of this filing.

Pro Forma Financial Effects

The acquisition will be accounted for as a business combination under U.S. GAAP. Upon closing, the Company expects to recognize approximately $5,934,000 in goodwill and $4,506,000 in intangible assets on its balance sheet, representing the estimated fair value of the acquired technology and related assets. As a result of the transaction, total stockholders’ equity is expected to increase by $5,630,000, reflecting mainly the value of the shares issued at closing.

A pro forma balance sheet and income statement reflecting the impact of the transaction are included below.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 25, 2025, the Company entered into the Purchase Agreement with MitoCareX Bio Ltd., a private company incorporated under the laws of the State of Israel, SciSparc, Dr. Silberman and Ciro as Sellers. Pursuant to the terms and subject to the conditions contained in the Purchase Agreement, including approval of the Company’s stockholders by the requisite majority, on the Closing Date, the Company will acquire from each of the Sellers their respective ordinary shares, nominal (par) value NIS 0.01 each, of MitoCareX, which will collectively represent 100% of the ordinary shares of MitoCareX (the “Exchange Ordinary Shares”), thereby resulting in MitoCareX becoming a wholly-owned subsidiary of the Company. Such Exchange Ordinary Shares will include transfers to the Company of (1) 11,166 ordinary shares by Dr. Silberman, which will represent 100% of Dr. Silberman’s ownership in MitoCareX as of the Closing Date; (2) 5,584 ordinary shares by Ciro, which will represent 100% of Ciro’s ownership in MitoCareX by Ciro as of the Closing Date; and (3) 12,066 ordinary shares by SciSparc. Contingent upon these transfers, on the Closing Date, the Company will acquire from SciSparc additional 6,622 ordinary shares of MitoCareX held by SciSparc (the “Purchased Shares”), in consideration for a cash payment of $700,000, such that, together with the Purchased Shares, the Company will receive 100% of SciSparc’s ownership in MitoCareX.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not necessarily indicative of what the Company’s condensed financial position or results of operations actually would have been had the Acquisition been consummated on March 31, 2025. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the Company.

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Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2025

(U.S. dollars in thousands except share and per share amounts)

	N2OFF, Inc.	MitoCareX	Pro Forma Adjustments	Note	Pro Forma
	Historical	Historical
Assets
Current Assets
Cash and cash equivalents	2,724	233	(750)	2b(1), 2g	2,207
Restricted cash	23	-	-		23
Investment in Marketable Securities	230	-	-		230
Accounts receivable	195	-	-		195
Short term loan	477	-	(477)	2a	-
Inventories	15	-	-		15
Prepaid expenses	408	29	-		437
Other current assets	263	-	-		263
Total Current Assets	4,335	262	(1,227)		3,370
		-
Non-Current Assets
Long term prepaid expenses	196	-	-		196
Right-of-use asset arising from operating leases (Note 12)	29	-	-		29
Property and equipment, net 5)	45	8	-		53
Investment in nonconsolidated affiliate (Note 6)	782	-	-		782
Long term loan	346	-	-		346
Solar photovoltaic joint venture project (Note 8)	1,252	-	-		1,252
Solar projects under development	380	-	-		380
Goodwill	-	-	6,731	2c(2), 2h	6,731
Intangible asset	-	-	4,506	2c(1)	4,506
Total Assets	7,365	270	10,010		17,645
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	30	11	-		41
Other liabilities	531	121	-		652
Short term loan- related party	-	501	(501)	2a	-
Contingent equity consideration	-	-	1,660	2b(3)	1,660
Contingent cash consideration	-	-	820	2b(4)	820
Current warrant liabilities	415	-	-		415
Total current liabilities	976	633	1,979		3,588
Non-Current Liabilities
Non-current operating lease liabilities	15	-	-		15
Credit facility	764	-	-		764
Stock purchase warrants liability	1,912	-	-		1,912
Contingent equity consideration	-	-	710	2b(3)	710
Contingent cash consideration	-	-	530	2b(4)	530
Deferred taxes	-	-	798	h2	798
Total Liabilities	3,667	633	4,017		8,317
Stockholders’ Equity
Common stock of $ 0.0001 par value (“Common Stock”): 495,000,000 shares authorized as of March 31, 2025; issued and outstanding 17,812,404.	2	*	2	2b(2)	4
Preferred stock of $ 0.0001 par value (“Preferred Stock”): 5,000,000 shares authorized as of March 31, 2025; no shares issued and outstanding as of March 31, 2025.	-	-	-		-
Additional paid-in capital	39,714	1,704	3,951	2a, 2b(2)	45,369
Foreign currency translation adjustments	(30)	-			(30)
Accumulated deficit	(35,746)	(2,067)	2,040	2a, 2g	(35,773)
Total Company’s stockholders’ equity	3,940	(363)	5,993		9,570
Non-controlling interest	(242)	-	-		(242)
Total stockholders’ equity	3,698	(363)	5,993		9,328
Total liabilities and stockholders’ equity	7,365	270	10,010		17,645

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Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months Ended March 31, 2025

(U.S. dollars in thousands except share and per share amounts)

	N2OFF, Inc.	MitoCareX	Pro Forma Adjustments	Note	Pro Forma

Revenues from sales of products	66	-	-		66
Cost of sales	(14)	-	(80)		(94)
Gross profit	52	-	-		(28)

Research and development expenses	(20)	(217)	-		(237)
Selling and marketing expenses	(47)	-	-		(47)
General and administrative expenses	(604)	(88)	(100)	2e, 2c(1)	(792)
Operating loss	(619)	(305)	(100)		(1,104)
Financing income, net	(813)	(2)	1	2a	(814)
Changes in fair value of investments measured under the fair value option	175	-	6	2a	181
Net loss before taxes	(1,257)	(307)	(93)		(1,737)
Income taxes	-	-	19	2h	19
Net loss	(1,257)	(307)	(74)		(1,718)
Less: Net loss attributable to non-controlling interests	64	-	-		64
Net loss attributable to the Company’s stockholders’ equity	(1,193)	(307)	(74)		(1,654)

Loss per share (basic)	(0.07)				(0.04)
Weighted average number of shares of Common Stock outstanding- basic	16,170,201				41,854,737

Loss per share (diluted)	(0.39)				(0.19)
Weighted average number of shares of Common Stock outstanding - diluted	22,287,535				47,972,071

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Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2024

(U.S. dollars in thousands)

	N2OFF, Inc.	MitoCareX	Pro Forma Adjustments	Note	Pro Forma

Revenues from sales of products	210	-	-		210
Cost of sales	(165)	-	(322)		(487)
Gross profit	45	-	(322)		(277)

Research and development expenses	(369)	(708)	-		(1,077)
Selling and marketing expenses	(238)	(1)	-		(239)
General and administrative expenses	(3,758)	(174)	(723)	2c(1),2e, 2g	(4,655)
Operating loss	(4,320)	(883)	(1,045)		(6,248)
Financing expense, net	(155)	(3)	*	2a	(158)
Other income	428	-			428
Changes in fair value of investments measured under the fair value option	(1,300)	-	16	2a	(1,284)
Net loss before taxes	(5,347)	(886)	(1,029)		(7,262)
Income taxes	-	-	74	2h	74
Net loss	(5,347)	(886)	(955)		(7,188)
Less: Net loss attributable to non-controlling interests	154	-	-		154
Net loss attributable to the Company’s stockholders’ equity	(5,193)	(886)	-		(7,034)

Loss per share (basic & diluted)	(0.89)				(0.23)
Weighted average number of shares of Common Stock outstanding- basic & diluted	5,846,231				30,328,827

(*) Less than $1 thousand

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of Transaction and Basis of Presentation

Description of Transaction

On February 25, 2025, the Company entered into a Purchase Agreement with the Sellers. Pursuant to the Purchase Agreement, the Company will acquire all of the outstanding ordinary shares of MitoCareX, nominal value NIS 0.01 per share (the “Ordinary Shares”), resulting in MitoCareX becoming a wholly-owned subsidiary of the Company. The closing of the transaction is subject to customary closing conditions, including the approval of the Company’s stockholders, which has not yet been obtained.

Upon closing, the Company will acquire 6,622 Ordinary Shares from SciSparc in exchange for a cash payment of $700,000 (the “Purchased Shares”). In addition, the Company will issue to the Sellers a number of shares of its common stock equal to 40% of its capital stock on a fully diluted basis as of immediately following the closing (the “Exchanged Common Stock”), in exchange for the transfer of all remaining Ordinary Shares of MitoCareX held by Alon (11,166 shares), Ciro (5,584 shares), and SciSparc (12,066 shares). Collectively, these transferred shares (the “Exchanged Ordinary Shares”) represent 100% of the issued and outstanding capital stock of MitoCareX.

Following the closing, the Sellers will be eligible to receive, for no additional consideration, up to an additional 25% of the Company’s fully diluted common stock, contingent upon MitoCareX achieving certain development milestones by December 31, 2028.

Additionally, Dr. Silberman will enter into an amended employment agreement with the Company and MitoCareX, under which he will serve as CEO of MitoCareX and receive restricted stock representing 5% of the Company’s fully diluted common stock. These shares will vest in three equal annual installments beginning on the first anniversary of the closing, subject to continued employment.

As further consideration, the Sellers will be entitled to receive, in aggregate, 30% of the gross proceeds from any financing transactions completed by the Company within five years of the closing, subject to a cap of $1,600,000.

Upon the closing of the Mito Agreement, the Company has committed to provide an initial investment of $1,000,000 to MitoCareX, net of amounts already loaned pursuant to loan agreements dated December 22, 2024, March 12, 2025, and May 22, 2025 between the Company, MitoCareX and Pure Capital.

Basis of Presentation

In accordance with Article 11-02 of Regulation S-X, the objective of the pro forma financial information is to provide investors with information about the continuing impact of a particular transaction by illustrating how the acquisition of MitoCareX by N2OFF might have affected N2OFF’s historical financial statements if the transaction had been consummated at an earlier time.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2025 combines the unaudited historical consolidated interim balance sheet of N2OFF as of March 31, 2025, as adjusted with the unaudited historical balance sheet of MitoCareX as of March 31, 2025, giving effect to the Purchase Agreement, as if they had been consummated as of that March 31, 2025. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025 and for the year ended December 31, 2024, gives effect to the Purchase Agreement, and related financing transactions, as if they had been completed on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information does not purport to be indicative of the financial position and results of operations that the Company will obtain in the future, or that the Company would have obtained if the Acquisition had been consummated as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of the Company.

2.	Pro Forma Adjustments on

The unaudited pro forma combined financial statements include pro forma adjustments that are (i) directly attributable to the transactions contemplated by the Agreement to Purchase, and (ii) factually supportable, (iii).

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The pro forma adjustments, based on preliminary estimates that may change significantly as additional information is obtained. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to revenue synergies, operating efficiencies or cost savings that may be achieved with respect to the combined company.

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in N2OFF’s unaudited financial statements as of and for the three months ended March 31, 2025. Management performed a comprehensive review of the accounting policies between the two entities. Management is currently not aware of any significant accounting policy differences and has therefore not made any adjustments to the pro forma condensed combined financial information related to any potential differences.

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

a.	Intercompany transactions and balances between N2OFF and MitoCareX have been eliminated in the unaudited pro forma condensed combined balance sheet. This includes the elimination of an outstanding intercompany loan previously provided by N2OFF to MitoCareX as well as adjustments to fair value of intercompany loan.

b.	The total consideration of the acquisition was calculated using third-party appraiser at approximately $10,076,000 and is comprised of the following components:

1.	Cash consideration of $700,000.

2.	Share consideration consisting of 23,860,821 shares of the Company’s Common Stock, issued at a fair value of $0.2368 per share N2OFF’s close share price at July 14, 2025 totaled to approximately $5,650,000 and is included as part of additional paid-in capital.

3.	Contingent share consideration. pursuant to the terms of the Purchase Agreement, following the Closing, the Sellers will receive such number of additional shares of Common Stock, for no additional consideration, that reflects an aggregate amount of up to 25% of the issued and outstanding capital stock of the Company on a fully-diluted basis calculated as of immediately following the Closing (the “Additional Shares”), which Additional Shares, if the respective Milestones are achieved as set forth in the Purchase Agreement, shall be duly issued in installments based on the achievement of each Milestone, as set forth in the Purchase Agreement. The Contingent share consideration of up to 19,884,018 shares were calculated using third-party appraiser. The third-party appraiser considered the expected probability for each milestone, its expected period and discount rate. The Contingent share consideration is considered as a liability Since possible changes in the number of shares issuable fail the indexation guidance of ASC 815-40. The Contingent share consideration were calculated at approximately $2,370,000 of which $1,660,000 are included in current liabilities and $710,000 are included in non-current liabilities.

4.	Contingent cash consideration of up to $1,600,000, representing 30% of the proceeds from future capital raises. The fair value of this contingent cash consideration was calculated using third-party appraiser. The third-party appraiser considered the expected future fund raising, its expected period and discount rate. The Contingent cash consideration was calculated at approximately 1,350,000 of which $820,000 are included in current liabilities and $530,000 are included in non-current liabilities.

c.	Estimated consideration and preliminary purchase price allocation

The Company has performed a preliminary valuation analysis of the fair market value of MitoCareX’s assets to be acquired and liabilities to be assumed. Using the total consideration for the acquisition, the Company has estimated the allocation to such assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the as of July 14, 2025:

Net liabilities assumed	$(363,000)
Identifiable intangible assets	4,506,000	(1)
Goodwill	6,731,000	(2)
Deferred taxes liability	(798,000)
Total fair value of consideration	$10,076,000

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The preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the proforma balance sheet and income statements and was performed using a third-party appraiser as of July 14, 2025 and was based on Company’s share price of $0.2368 and 33,356,412 shares outstanding. The final purchase price allocation will be determined upon closing of the transaction after the approval of Company’s shareholders and when the Company has completed the detailed valuation and necessary calculations as described in more detail in the explanatory noter below. The final allocation is expected to be completed when the Company files its report on form 10-K for the quarter ended December 31, 2025 and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of total consideration (2) changes in allocation to intangible assets and goodwill (3) other changes to liabilities and equity.

The preliminary purchase price allocation is comprised of:

(1) A proprietary algorithm developed by MitoCareX, with an estimated fair value of approximately $4,506,000 and preliminary estimation of useful life of 14 years.

(2) Goodwill in the amount of approximately $5,934,000, representing the excess of the total consideration transferred over the fair value of the identifiable net assets acquired.

d.	Based on the guidance of ASC 805, the Company excluded the following from the total consideration:

●	The 5% Restricted Stock Units grant to the CEO of MitoCareX. These shares are subject to a three-year vesting schedule. The Company has determined that this equity award represents compensation for future services rather than consideration for the acquisition.

●	Company’s commitment to Future Financing of MitoCareX of up to $1,000,000 to support its research, development, and other costs.

e.	The 5% Restricted Stock Units grant to the CEO of MitoCareX will vest quarterly on a straight-line basis over three years following the closing date of the transaction. The Company calculated the fair value of the Restricted Stock Units using the B&S option pricing model with the following assumptions:

Expected volatility	198.70%
Risk-free interest rate	3.90%
Expected dividend yield	0%
Expected term of options (years)	1.98
Share price	$0.2368
Fair value	$1,093,000

Share-based compensation expenses recorded in the pro forma condensed combined statement of operations for the three months ended March 31, 2025 and for the year ended December 31, 2024, amounted to $100,000 and $673,000, respectively.

f.	The unaudited pro forma condensed combined financial statements do not reflect the impact of the proposed reverse stock split, described in Proposal No. 2 included in this Schedule 14A.

g.

The unaudited pro forma condensed combined financial statements reflect the impact of estimated transaction costs directly attributable to the acquisition, which are not expected to have a continuing impact on the combined company’s results of operations.

Total estimated transaction costs amount to approximately$50,000, and primarily consist of legal, accounting, and other professional fees.

These transaction costs have been reflected in the unaudited pro forma consolidated statement of operations as if incurred on January 1, 2024, in accordance with the assumed transaction closing date used for pro forma purposes. The costs have also been reflected as a reduction in cash in the unaudited pro forma consolidated balance sheet.

h.

The company recognized deferred tax liability (DTL) in the unaudited pro forma condensed combined financial statements in respect of the identifiable intangible assets recorded.

The DTL was calculated using a statutory tax rate of 23%, resulting in a deferred tax liability of approximately $798,000.

This deferred tax liability is reflected in the unaudited pro forma consolidated balance sheet as an increase in long-term liabilities, with a corresponding impact on the goodwill.

57

INFORMATION INCORPORATED BY REFERENCE

Certain information has been “incorporated by reference” into this proxy statement, which means that the Company has disclosed important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this proxy statement contain important information that you should read about the Company.

The following documents are incorporated by reference into this proxy statement:

The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

The Company’s Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 15, 2025; and

The Company’s Current Reports on Form 8-K, filed with the SEC on each of April 10, 2025, May 12, 2025, May 13, 2025, May 22, 2025, July 24, 2025 and July 28, 2025.

We also incorporate by reference into this proxy statement all reports and other documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this proxy statement and prior to the Meeting. Such filings will be deemed to be incorporated by reference into this proxy statement and to be part of this proxy statement from the date of the filing of such reports and documents; provided, however, that the Company is not incorporating by reference any additional documents or information furnished and not filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

58

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY

For the Company’s consolidated financial statements, please refer to the section titled “Item 8. Financial Statements and Supplementary Data set forth in the Company’s 2024 Annual Report, as filed with the SEC on March 31, 2025, which section is incorporated by reference herein.

INDEX TO FINANCIAL STATEMENTS OF MITOCAREX

For the Year Ended December 31, 2024

MITOCAREX BIO LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2024

U.S. DOLLARS IN THOUSANDS

- - - - - - - - - - - - - - - -

59

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A, Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

REPORT OF INDEPENDENT AUDITORS

To the board of directors and shareholders of

MITOCAREX BIO LTD.

Opinion

We have audited the financial statements of MitoCareX Bio Ltd. (the “Company”) which comprise the Balance Sheets as of December 31, 2024, and 2023, and the related statements of Statements of Operations, Changes in Shareholders’ Equity (Deficit) and Cash Flows for the years ended December 31, 2024, and 2023, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and 2023, and the results of its operations and its cash flows for years ended December 31, 2024, and 2023 in accordance with accounting principles generally accepted in the United States of America.

Basis for Unqualified Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1b to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1b. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

F-1

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatements when it exists. The risk of not detecting a material misstatements resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatements of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
May 12, 2025	A Member of EY Global

F-2

MITOCAREX BIO LTD.

BALANCE SHEETS

U.S. dollars in thousands

		December 31,
	Note	2024	2023
ASSETS

CURRENT ASSETS:

Cash and cash equivalents		$259	$209
Other account receivables and prepaid expenses	3	13	28

Total current assets		272	237

NON-CURRENT ASSETS:

Property and equipment, net	4	14	33

Total non-current assets		14	33

Total assets		$286	$270

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:

Trade payables		3	-
Other account payables and accrued expenses	5	89	40
Short-term loan – related party	6	250	-

Total current liabilities		342	40

Total liabilities		342	40

SHAREHOLDERS’ EQUITY (DEFICIT):	7

Ordinary shares of 0.0027 USD par value - 100,000 shares authorized at December 31, 2024 and 2023; 35,438 and 28,842 shares issued and outstanding at December 31, 2024 and 2023, respectively;		* )	*	)
Additional paid-in capital		1,704	1,104
Accumulated deficit		(1,760)	(874)

Total shareholders’ equity (deficit)		(56)	230

Total liabilities and shareholders’ equity (deficit)		$286	$270

The accompanying notes are an integral part of the consolidated financial statements. *) Represents less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

May 12, 2025
Date of approval of the financial statements	Alon Silberman Director and Chief Scientific Officer	Adi Zuloff-Shani Director	Itschak Shrem Director

F-3

MITOCAREX BIO LTD.

STATEMENTS OF OPERATIONS

U.S. dollars in thousands

	Year ended December 31,
	2024	2023

Operating expenses:
Research and development	$708	$426
Marketing	1	1
General and administrative	174	98

Total operating expenses	883	525

Operating loss	883	525

Financial expenses (income), net	3	(2)

Net loss	$886	$523

The accompanying notes are an integral part of the consolidated financial statements.

F-4

MITOCAREX BIO LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

U.S. dollars in thousands, except share and per share data

	Ordinary shares				Additional paid-	Accumulated	Total shareholders’
	Number	Amount			in capital	deficit	equity (deficit)

Balance as of January 1, 2023	24,445	$	*	)	$704	$(351)	$353

Issuance of ordinary shares	4,397		*	)	400	-	400
Net loss	-		*	)	-	(523)	(523)

Balance as of December 31, 2023	28,842	$	*	)	$1,104	$(874)	$230

Issuance of ordinary shares	6,596		*	)	600	-	600
Net loss	-		*	)	-	(886)	(886)

Balance as of December 31, 2024	35,438	$	*	)	$1,704	$1,760	$(56)

*) Represents an amount lower than $1.

The accompanying notes are an integral part of the consolidated financial statements.

F-5

MITOCAREX BIO LTD.

STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2024	2023
Cash flows from operating activities:

Net loss	$(886)	$(523)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	22	22
Decrease (increase) in other account receivables and prepaid expenses	15	(27)
Increase in trade payables	3	-
Increase in employees and payroll related accruals	9	16
Increase (decrease) in other account liabilities and accrued expenses	40	8
Accrued interest on short-term loan from related party	* )	-

Net cash used in operating activities	(797)	(504)

Cash flows from investing activities:

Purchase of property and equipment	(3)	(4)

Net cash used in investing activities	(3)	(4)

Cash flows from financing activities:

Issuance of Ordinary shares	600	400
Proceeds from short-term loan received from related party	250	-

Net cash provided by financing activities	850	400

Increase (decrease) in cash and cash equivalents	50	(108)
Cash and cash equivalents at the beginning of the year	209	317

Cash, cash equivalents and restricted cash at the end of the year	$259	$209

The accompanying notes are an integral part of the consolidated financial statements.

*) Represents an amount lower than $1.

F-6

MITOCAREX BIO LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL

a.	MitoCareX Bio Ltd. was incorporated on February 27, 2022. The Company commenced its operations on the same day and is engaged in the development of medical drugs for future cancer treatment.

b.	During the year ended December 31, 2024, the Company incurred a net loss of $886 and had negative cash flows from its operating activities of $797. As of December 31, 2024, the Company presented shareholders deficit in the amount of $56.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. Management is actively pursuing additional financing. However, if unsuccessful, Cash on hand may not be sufficient to allow the Company to continue operations and there is substantial doubt about the Company’s ability to continue as a going concern within 12 months from the date of issuance of the financial statement. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”), as follows:

a.	Use of estimates:

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

b.	Financial statements in U.S. dollars:

The Company’s financing rounds and loans, are denominated in United States dollars (“dollar” or “U.S. dollars”). The Company’s management believes that the dollar is the primary currency of the economic environment in which the Company and its subsidiary operate. Thus, the functional and reporting currency of the Company and its subsidiary is the dollar.

Accordingly, monetary accounts maintained in currencies other than the dollar are re-measured into dollars in accordance with Accounting Standards Codification (“ASC”) No. 830 “Foreign Currency Matters”. All transaction gains and losses from the re-measured monetary balance sheet items are reflected in the consolidated statements of comprehensive loss as financial income or expenses, as appropriate.

F-7

MITOCAREX BIO LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

c.	Cash and cash equivalents:

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less.

d.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following annual rates:

%

Computers, electronic and related equipment	33
Office furniture and equipment	15

Property and equipment subject to amortization are reviewed for impairment in accordance with ASC No. 360, “Accounting for the Impairment or Disposal of Long-Lived Assets” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. During 2024, no impairment losses were recorded.

e.	Severance pay:

Pursuant to Section 14 of Israel’s Severance Compensation Law, 1963 (“Section 14”), all of the Company’s Israel employees are included under this section and entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. Payments in accordance with Section 14 release the Company from any future severance payments in respect of those employees. As a result, the related obligation and amounts deposited on behalf of such obligation are not stated on the balance sheet, as the Company is legally released from severance obligation to employees once the amounts have been deposited, and the Company has no further legal ownership on the amounts deposited.

Severance pay expenses for the years ended December 31, 2024, and 2023 amounted to $28, and $17, respectively.

f.	Research and development:

Research and development costs are charged to statements of operations as incurred.

F-8

MITOCAREX BIO LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

g.	Fair value of financial instruments:

The following methods and assumptions were used by the Company in estimating their fair value disclosures for financial instruments:

The carrying amounts reported in the balance sheet of cash and cash equivalents, other account receivables and prepaid expenses, other account payables and accrued expenses and employees and payroll related accruals approximate their fair value due to the short-term maturity of such instruments.

h.	Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.

Cash and cash equivalents and are invested in a major bank in Israel. Generally, these cash equivalents may be redeemed upon demand and, therefore management believes that they bear lower risk.

i.	Leases:

Effective as of January 1, 2022, the Company adopted Topic 842, which requires the recognition of lease assets and lease liabilities by lessees for leases classified as operating leases. The Company adopted Topic 842 using the modified retrospective transition approach by applying the new standard to all leases existing on the date of initial application.

The Company elected to keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the consolidated statements of operations on a straight-line basis over the lease term.

F-9

MITOCAREX BIO LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

j.	Income Taxes:

The Company accounts for income taxes in accordance with ASC No. 740, “Income Taxes”. ASC No. 740 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to amounts more likely than not to be realized.

ASC 740 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. The Company accrues interest and penalties related to unrecognized tax benefits in its provision for income tax.

As of December 31, 2024, the Company did not record any provision for uncertain tax positions.

k.	Recently issued but not yet adopted accounting standards:

1.	In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740), Improvements to Income Tax Disclosures, which requires disaggregated information about the effective tax rate reconciliation as well as information on income taxes paid. The guidance will be effective for the Company for annual periods beginning January 1, 2026, with early adoption permitted. The Company is currently evaluating the impact of the ASU on its financial statement disclosures.

2.	In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU requires an entity to disclose the amounts of purchases of inventory, employee compensation, depreciation, and intangible asset amortization included in each relevant expense caption. It also requires an entity to include certain amounts that are already required to be disclosed under current GAAP in the same disclosure. Additionally, it requires an entity to disclose a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, and to disclose the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses. The amendments in the ASU are effective for annual reporting periods beginning after December 15, 2026. The Company is currently evaluating the impact of the ASU on its financial statement disclosures.

F-10

MITOCAREX BIO LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 3:	OTHER ACCOUNT RECEIVABLES AND PREPAID EXPENSES

	December 31,
	2024	2023

Prepaid expenses and other	$2	$24
Government authorities	11	4

	$13	$28

NOTE 4:	PROPERTY AND EQUIPMENT, NET

	December 31,
	2024	2023
Cost:
Computers, electronic and related equipment	$66	$65
Office furniture and equipment	6	4

	72	69
Less: accumulated depreciation	(58)	(36)

Depreciated cost	$14	$33

Depreciation expenses for the years ended December 31, 2024, and 2023 were $22 and $22, respectively.

NOTE 5:	OTHER ACCOUNT PAYABLES AND ACCRUED EXPENSES

	December 31,
	2024	2023

Employees and payroll accrual	22	$15
Accrued expenses	55	15
Government authorities	12	10

	89	$40

NOTE 6:	SHORT-TERM LOAN AGREEMENT- RELATED PARTY

On December 22, 2024, the Company singed on a loan agreement (The “Loan”) with a related party (the “Lender”). Under the terms of the Loan, the Lender transferred the Company an amount of $250. The loan agreement amounts bear interest at an annual rate in accordance with the rate published by the Israel Tax Authority pursuant to section 3(j) of the Income Tax Ordinance, for loans in USD, which is currently the USD exchange rate fluctuation until the Maturity Date plus 3% and will be repaid within 6 months (loan principle amount and interest accrued).

As of December 31, 2024, Interest accrued in the approximate amount of $0.2.

F-11

MITOCAREX BIO LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 7:	SHAREHOLDERS’ EQUITY (DEFICIT)

a.	Composition of share capital of the Company:

	Authorized		Issued and outstanding
	December 31,		December 31,
	2024	2023	2024	2023
	Number of shares

Ordinary shares	100,000	100,000	35,438	28,842

b.	Ordinary shares:

Ordinary shares confer upon their holders the right to receive notice to participate and vote in shareholders meeting of the Company, the right to receive dividends, if declared and the right to share in excess upon liquidation after the distribution to the holders of the Preferred shares.

c.	Issuance of ordinary shares:

On February 27, 2022, at the inception date, the Company issued 16,750 Ordinary Shares of $0.0027 par value each to its founders.

On March 28, 2022, the Company issued 7,695 Ordinary Shares of $0.0027 par value each to Scisparc Ltd.

On February 2, 2023, the Company issued 4,397 Ordinary Shares of $0.0027 par value each to Scisparc Ltd.

On March 11, 2024, the Company issued 6,596 Ordinary Shares of $0.0027 par value each to Scisparc Ltd.

F-12

MITOCAREX BIO LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 8:	INCOME TAXES

a.	Corporate tax in Israel:

The Israeli corporate tax rate was 23% in 2024 and 2023.

b.	Tax assessments:

The Company has not been assessed for tax purposes since its incorporation.

c.	Deferred income taxes:

Deferred taxes in respect of carryforward losses have not been provided, since the Company’s management currently believes that it is more likely than not that all the deferred tax regarding the carryforward losses for which valuation allowance was provided will not be realized in the near future.

d.	Net operating losses carryforward:

The Company has accumulated losses for tax purposes as of December 31, 2024, in the amount of approximately $1,037 which may be carried forward and offset against taxable income in the future for an indefinite period and may be subject to restrictions due to ownership changes.

NOTE 9:-	SUBSEQUENT EVENTS

a.	On February 25, 2025, N2OFF, Inc., a Nevada corporation, entered into a Securities Purchase and Exchange Agreement (the “Agreement”) with the Company. pursuant to which N2OFF will acquire from each of the Company’s owners their respective ordinary shares, nominal (par) value NIS 0.01 each, thereby resulting in the Company becoming a wholly-owned subsidiary of N2OFF. The closing of the Agreement is contingent upon, among other customary obligations, obtaining approval of N2OFF’s stockholders by the requisite majority.

b.	On March 12, 2025, N2OFF, entered into an additional Loan Agreement (the “Second Loan”) with the Company, and Pure Capital pursuant to which N2OFF agreed to lend $250 to the Company under the same conditions as the Loan granted on December 22, 2024. Any loan made by N2OFF to the Company will be deducted from any future amount allocated by N2OFF to the Company during the first year following the closing of the Agreement.

- - - - - - - - - - - - - - - -

F-13

ANNEX A

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

This SECURITIES PURCHASE AND EXCHANGE AGREEMENT (the “Agreement”) is entered into as of February 25, 2025 by and among N2OFF, Inc., a Nevada corporation, with an office address of HaPardes 134 (Meshek Sander), Neve Yarak, Israel (“N2OFF” or the “Purchaser”), MitoCareX Bio Ltd., a private company incorporated under the laws of the State of Israel, whose principal address is at 40 Gordon Street, Givatayim, Israel (“MitoCareX”), SciSparc Ltd., a public company incorporated under the laws of the State of Israel, whose principal address is at 20 Raul Wallenberg St., Tel Aviv, Israel (“SciSparc”), Dr. Alon Silberman, Israeli ID Number 033264292 , residing at 40 Gordon Street, Givatayim, Israel (“Alon”), Prof. Ciro Leonardo Pierri, bearer of Italian passport No. YA7291658, residing at Via dello stadio 19, 74021 Carosino (TA), Italy (“Ciro”, together with SciSparc and Alon, the “Sellers”). Each of N2OFF, MitoCareX, SciSparc, Alon and Ciro shall be referred to as a “Party” and collectively, the “Parties”.

WHEREAS, MitoCareX is a drug discovery company utilizing its generated knowledge and know-how in the field for potentially targeting each of the 53 human mitochondrial carriers;

WHEREAS, the Sellers are the holders and/or beneficial owners of 100% of the issued and outstanding share capital of MitoCareX on a fully diluted basis; and

WHEREAS, the Purchaser desires to acquire from each of the Sellers their respective ordinary shares, nominal (par) value NIS 0.01 each, of MitoCareX (the “Ordinary Shares”), thereby resulting in MitoCareX becoming a wholly-owned subsidiary of the Purchaser, in accordance with the terms provided herein.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived therefrom, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

SECURITIES PURCHASE AND EXCHANGE

Section 1.01 Securities Purchase. On the terms and subject to the conditions set forth in this Agreement, at the Closing, SciSparc shall transfer and sell to the Purchaser 6,622 Ordinary Shares (“SciSparc’s Purchased Shares”), in consideration for a cash payment equal to $700,000 (the “Cash Payment”); notwithstanding the foregoing, the sale of SciSparc’s Purchased Shares to the Purchaser shall be subject to and contingent upon the transfer of Alon’s Shares, Ciro’s Shares and SciSparc’s Exchanged Shares (each as defined below) to the Purchaser.

Section 1.02 Securities Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing:

(a) the Purchaser shall issue and deliver:

(1)	shares of common stock, par value $0.0001 per share (the “Common Stock”) to Alon representing 15.50% of the capital stock of the Purchaser on a Fully-Diluted Basis, calculated as of immediately following the Closing;

(2)	shares of Common Stock to Ciro representing 7.75% of the capital stock of the Purchaser on a Fully-Diluted Basis, calculated as of immediately following the Closing; and

(3)	shares of Common Stock to SciSparc representing 16.75% of the capital stock of the Purchaser on a Fully-Diluted Basis, calculated as of immediately following the Closing;

(collectively, the “Exchanged Common Stock”); and

A-1

(b) in consideration for the Exchanged Common Stock, each of the Sellers shall transfer to the Purchaser the number of Ordinary Shares as listed below with respect to such Seller, calculated based on the Valuations, such that:

(1)	Alon shall transfer to the Purchaser 11,166 Ordinary Shares, which shall represent 100% of the Ordinary Shares owned by Alon as of immediately prior to the Closing (“Alon’s Shares”);

(2)	Ciro shall transfer to the Purchaser 5,584 Ordinary Shares, which shall represent 100% of the Ordinary Shares owned by Ciro as of immediately prior to the Closing (“Ciro’s Shares”); and

(3)	SciSparc shall transfer to the Purchaser 12,066 Ordinary Shares, which together with SciSparc’s Purchased Shares shall represent 100% of the Ordinary Shares owned by SciSparc as of immediately prior to the Closing (“SciSparc’s Exchanged Shares” together with SciSparc’s Purchased Shares, the “SciSparc Shares”, and the SciSparc Exchanged Shares together with Alon’s Shares and Ciro’s Shares, the “Exchanged Ordinary Shares”).

(c) As additional consideration for the Exchanged Ordinary Shares, Alon, Ciro and SciSparc shall receive, collectively, 30% of the gross proceeds of each financing transaction of the Purchaser consummated within five (5) years of the Closing Date, to be divided among them as follows: SciSparc- 15% of such gross proceeds; Alon- 10% of such gross proceeds; and Ciro- 5% of such gross proceeds; to be paid to them within twenty (20) days of the receipt by Purchaser of any gross proceeds as aforesaid, provided, however, that the maximum aggregate amount payable to SciSparc, Alon and Ciro pursuant to this Section 1.02(c) shall be US$1,600,000 (US$800,000 to SciSparc; US$533,333 to Alon; and US$266,667 to Ciro).

The issuance of the Exchanged Common Stock and any Additional Purchaser Stock (as defined below) (collectively the “Purchaser Consideration Stock”), in consideration for the Exchanged Ordinary Shares shall be referred to herein as the “Share Exchange”.

Section 1.03 Milestone Issuances of Common Stock. Following the Closing, the Sellers will receive such number of additional shares of Common Stock, for no additional consideration, that reflects an aggregate amount of up to 25% of the issued and outstanding capital stock of the Purchaser on a Fully-Diluted Basis calculated as of immediately following the Closing (the “Additional Purchaser Stock”), which Additional Purchaser Stock, if the respective Milestones are achieved as set forth below, shall be duly issued in installments based on the achievement of each Milestone, as set forth in Schedule 1.03 attached hereto, and shall be allocated amongst the Sellers as follows: 50% of any Additional Purchaser Stock to SciSparc; 33.33% to Alon; and 16.67% to Ciro. Each respective portion of the Additional Purchaser Stock shall be deemed earned and issuable upon the fulfilment of the respective milestones set forth in Schedule 1.03 (each a “Milestone”), and shall be issued to the Sellers within five (5) business days after the achievement of the respective Milestone. The Sellers’ eligibility to receive Additional Purchaser Stock shall terminate on December 31, 2028, such that if a specific Milestone is not achieved and therefore the right to receive the respective number of Additional Purchaser Stock issuable upon the achievement of such Milestone is not earned by December 31, 2028, the right to receive the number of Additional Purchaser Stock attributable to any such non-achieved Milestone pursuant to this Section 1.03 shall terminate. If there is a dispute between the Parties as to whether or not a Milestone was achieved, and they are unable to reach agreement within ten (10) days, the Parties shall in good faith mutually agree on an independent third party that shall be delegated absolute discretion to determine whether or not a Milestone was achieved, and such determination shall be final and binding upon all Parties absent manifest error.

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Section 1.04 Board Composition. Effective as of the Closing, the board of directors of MitoCareX shall be reconstituted so as to consist of three (3) directors, all of whom shall be appointed by N2OFF.

Section 1.05 Signatory Rights. Effective as of the Closing, MitoCareX shall adopt amended signatory rights in such form and substance as shall be approved by N2OFF prior to the date thereof (the “Signatory Rights”).

Section 1.06 Amended and Restated Articles. MitoCareX shall adopt effective as of the Closing the Amended and Restated Articles of Association in the form attached hereto as Annex A (the “Restated Articles”). The Exchanged Ordinary Shares shall have and confer upon N2OFF the rights, preferences, privileges and restrictions set forth in the Restated Articles, as may be amended from time to time in accordance with their terms.

Section 1.07 Employment and Compensatory Arrangement for Alon. Simultaneously with the Closing, Alon shall enter into an amended employment agreement (the “Amended CEO Agreement”) with N2OFF and MitoCareX in connection with his employment as the Chief Executive Officer of MitoCareX, in the form attached hereto as Schedule 1.07(a), and N2OFF and Alon shall enter into a restricted stock unit agreement in the form attached hereto as Schedule 1.07(b) (the “Restricted Stock Unit Agreement”), which Restricted Stock Unit Agreement shall grant Alon restricted stock units of N2OFF (“RSUs”) representing 5% of the capital stock of N2OFF on a Fully-Diluted Basis (calculated as of immediately following the Closing), pursuant to N2OFF’s 2022 Share Incentive Plan without any requirement for Alon to pay an exercise price or provide other consideration. Such RSUs shall vest quarterly, in equal installments, over a period of three years beginning as of the Closing Date and until the third anniversary of the Closing Date, subject to Alon’s continued employment with MitoCareX.

Section 1.08 Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place on such date (the “Closing Date”) that all conditions precedent and obligations of the Parties to consummate such Transactions contemplated hereby, including as set forth in Section 1.11 below, are satisfied or waived by the respective Party, at such location to be determined by the Parties. Either Party may terminate this Agreement in the event that the Closing Date shall not have occurred within ninety (90) days of the date hereof; provided, however, that the right to terminate this Agreement pursuant to this Section 1.08 shall not be available to any party hereto (i) whose actions or omissions have been a principal cause of, or primarily resulted in, the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement or (ii) that is in material breach of this Agreement.

Section 1.09 Closing Deliverables.

(a) Delivery by N2OFF. At Closing, N2OFF shall deliver:

to each of the Sellers:

(1)	letter of good standing as of the Closing Date

(2)	share transfer deeds, to each of the Sellers, with respect to the Exchanged Ordinary Shares duly executed by the Purchaser

(3)	evidence of the instructions to the transfer agent of the Purchaser for the issuance of the Exchanged Common Stock in the name of each Seller

(4)	true and correct copies of written resolutions, or minutes of a meeting, of the board of directors of N2OFF, approving and adopting in all respects the execution, delivery and performance of this Agreement and the Transactions contemplated hereby, including the Amended CEO Agreement and the Restricted Share Unit Agreement.

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to SciSparc:

(1)	evidence of payment of the Cash Payment to SciSparc

to each of Alon and MitoCareX:

(1)	the Amended CEO Agreement signed by N2OFF

to Alon:

(1)	the Restricted Share Unit Agreement signed by N2OFF

(b) Delivery by each of Alon and Ciro. At Closing, each of Alon and Ciro shall deliver to N2OFF:

(1)	a duly completed and executed Regulation S Questionnaire, in the form attached hereto as Annex B

(c) Delivery by Alon: At Closing, Alon shall deliver:

to each of N2OFF and MitoCareX:

(1)	the Amended CEO Agreement signed by Alon

to N2OFF:

(1)	the Restricted Share Unit Agreement signed by Alon

(d) Delivery by SciSparc. At Closing, SciSparc shall deliver:

to N2OFF, Alon and Ciro:

(1)	true and correct copies of written resolutions, or minutes of a meeting, of the audit committee, board of directors and shareholders (if applicable) of SciSparc, approving and adopting in all respects the execution, delivery and performance of this Agreement and the Transactions contemplated hereby.

(2)	letter of good standing (or the jurisdictional equivalent) as of the Closing Date to N2OFF:

(1)	a duly completed and executed Regulation S Questionnaire, in the form attached hereto as Annex B

(2)	confirmation of receipt of the Cash Payment

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(e) Delivery by MitoCareX. At Closing, MitoCareX shall deliver:

to N2OFF and Alon:

(1)	the Amended CEO Agreement signed by MitoCareX

to N2OFF:

(1)	the Disclosure Schedule, duly certified by an office holder of MitoCareX

(2)	true and correct copies of written resolutions, or minutes of a meeting, of the board of directors and shareholders of MitoCareX, approving and adopting in all respects the execution, delivery and performance of this Agreement and the Transactions contemplated hereby, including the Restated Articles and Signatory Rights

(3)	letter of good standing (or the jurisdictional equivalent) as of the Closing Date

(4)	copy of the register of shareholders of MitoCareX, certified by an office holder of MitoCareX, in which the Exchanged Ordinary Shares are registered in the name of N2OFF

(5)	audited financial statements of MitoCareX as of December 31, 2024 prepared in accordance with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods indicated and such other interim financial statements as shall be required upon Closing for purposes of complying with the Purchaser’s reporting obligations under the Exchange Act and other applicable laws and regulations as may be required, as shall be notified by Purchaser to MitoCareX as soon as practicable after becoming aware of the need for such interim financial statements

(6)	the Restated Articles of MitoCareX

Section 1.10 Conditions to Closing. The respective obligations of each of the Parties to effect the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a) Delivery of the items set forth in Section 1.09 of this Agreement.

(b) Approval by the stockholders of N2OFF of the execution, delivery and performance of this Agreement and the Transactions contemplated hereby.

(c) No Injunctions. In connection with each of N2OFF, SciSparc and MitoCareX, no statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which in any material respect restricts, prohibits or threatens to restrict or prohibit the consummation of any of the transactions contemplated herein.

(d) Israel Tax Authority. The Parties shall have obtained a ruling issued by the Israel Tax Authority, in form and substance reasonably acceptable to the Parties

(e) Representations and Warranties. The representations and warranties made by each of the Parties herein shall be true and correct in all material respects as of the date hereof and as of the Closing with the same effect as if the representations and warranties were made as of the date hereof and as of the Closing.

(f) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by either Party on or prior to the Closing shall have been performed or complied with in all material respects.

Section 1.10 Taxes. Each of the Parties shall separately bear the tax consequences arising from the issuances, transfers and deliveries of the Ordinary Shares and Common Stock, as applicable.

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Section 1.11 Certain Terms. The following terms shall have the following meanings unless otherwise provided herein:

(a) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(b) “Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, co-sale, tag along or drag along right, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

(c) “Fully-Diluted Basis” means 27,734,248 shares of Common Stock in accordance with the table set forth in Schedule 1.11(c) and any additional shares of Common Stock, Options or Convertible Securities issued or granted after the date hereof and on or before Closing.

(d) “Material Adverse Effect” or “Material Adverse Change” shall mean any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of each of the Parties taken as a whole.

(e) “Options” means any rights, warrants or options to subscribe for or purchase (i) Common Stock or any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification, reorganization or reclassification of such Common Stock or (ii) Convertible Securities.

(f) “Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof) or other entity.

(g) “subsidiary” means, with respect to any Person (as defined below), any entity controlled by such Person and “control” shall mean with respect to any entity, the direct or indirect ownership of (i) more than 50% of the voting rights or the issued and outstanding share capital, or the equivalent, of such entity, or (ii) the right to appoint a majority of the board of directors or of an equivalent governing body of such entity, whether by agreement or otherwise. The words “controls” and “controlled” shall have correlative meanings.

(h) “Transaction Documents” means this Agreement and the other agreements, instruments or documents entered into in connection with this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF N2OFF

N2OFF represents and warrants to, and covenants with, each of the Sellers that, as of the date hereof, and as of the Closing (as if made on the Closing Date), except for those representations and warranties and covenants that speak of a different date:

Section 2.01 Exchanged Common Stock. The Exchanged Common Stock shall represent 40.0% of the capital stock of N2OFF on a Fully-Diluted Basis (calculated immediately following the Closing).

The Purchaser Consideration Stock, including the Exchanged Common Stock, any Additional Purchaser Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, shall be duly and validly issued, fully paid and non-assessable, issued in compliance with all applicable laws, and free and clear of Encumbrances. All preemptive, participation and other similar rights with respect to the issuance of the Purchaser Consideration Stock as contemplated hereunder have been fully waived or have lapsed prior to the date hereof. The offer, sale and issuance of the shares of the Purchaser Consideration Stock to be issued pursuant to this Agreement constitute transactions exempted from the registration requirements of Section 15 of the Securities Act and the Israeli Securities Law, 1968, as amended. The rights, privileges and preferences of the shares of the Purchaser Consideration Stock are as stated in the Articles of Incorporation and Bylaws, as may be amended from time to time in accordance with their terms (the “Charter Documents”).

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Section 2.02 Organization, Standing and Corporate Power.

(a) N2OFF is duly incorporated, validly existing and in good standing under the laws of the State of Nevada and each of its Subsidiaries (as defined below) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each of N2OFF and its Subsidiaries has the requisite corporate power and authority to own, lease and operate its properties and other assets and to carry on its business as now being conducted. N2OFF is not in violation of its Charter Documents and no Subsidiary is in violation of its respective charter documents or the equivalent thereof in its jurisdiction of incorporation

(b) A complete list of all of the material subsidiaries of N2OFF, including their jurisdiction of incorporation, is set forth in Schedule 2.02 attached hereto (each a “Subsidiary” and together the “Subsidiaries”).

Section 2.03 Capital Structure. The authorized capital stock of N2OFF consists of (i) 495,000,000 shares of common stock, $0.0001 par value, of which (a) 15,335,618 shares are issued and outstanding as of the date hereof, (b) 12,396,058 shares are subject to Options or warrants or other Convertible Securities, which are outstanding as of the date hereof, and (c) 2,572 shares are the subject of commitments that N2OFF has committed to issue to certain recipients, other than the Sellers, following the date hereof, and (ii) 5,000,000 shares of preferred stock, $0.0001 par value, of which none are issued and outstanding. Immediately following the Closing, the authorized capital stock of N2OFF will consist of (i) 495,000,000 shares of common stock, $0.0001 par value, of which (a) 52,314,615 shares will be issued and outstanding, (b) 40,130,306 shares will be subject to Options or warrants or other Convertible Securities, and (c) 2,572 shares which will be the subject of commitments that N2OFF has committed to issue to certain recipients, other than the Sellers, following the Closing, and (ii) 5,000,000 shares of preferred stock, $0.0001 par value, none of which none will be issued and outstanding. Except as disclosed in the N2OFF Reports (as defined below) and as set forth herein, there are no outstanding bonds, debentures, notes, Convertible Securities, Options, or other indebtedness or other securities of N2OFF having the right to vote or the right to participate in or receive dividends (or convertible into, or exchangeable for, securities having the right to vote or the right to participate in or receive dividends) on any matters of which stockholders of N2OFF are entitled to vote on. Except as disclosed in N2OFF Reports and as set forth herein, there are no outstanding securities, Convertible Securities, Options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which N2OFF is a party or by which it is bound obligating N2OFF to issue, deliver or sell, or cause to be issued, delivered or sold, additional Common Stock of N2OFF or other equity or voting securities of N2OFF or obligating N2OFF to issue, grant, extend or enter into any such Convertible Securities, Option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of N2OFF to repurchase, redeem or otherwise acquire or make any payment in respect of any Common Stock of N2OFF or any other securities of N2OFF. Except for registration rights granted to L.I.A. Pure Capital Ltd. with respect to warrants to purchase 1,850,000 shares of Common Stock and corresponding anti-dilution rights as disclosed in the N2OFF Reports, there are no agreements or arrangements pursuant to which N2OFF is or could be required to register its Common Stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”) or other agreements or arrangements with or among any holders of N2OFF or with respect to any securities of N2OFF.

Section 2.04 Authority; Non-Contravention.

(a) N2OFF has all requisite authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by N2OFF and the consummation by N2OFF of the transactions contemplated by this Agreement and the other Transaction Documents have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of N2OFF.

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(b) This Agreement and the other Transaction Documents have been duly executed and delivered by and constitute valid and binding obligations of N2OFF, enforceable in accordance with their terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of N2OFF or its Subsidiaries under, (i) the Charter Documents of N2OFF or the equivalent documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to N2OFF or any of its Subsidiaries or their respective properties or assets, or (iii), any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to N2OFF, any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to N2OFF or could not prevent, hinder or materially delay the ability of N2OFF to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to N2OFF or any of its Subsidiaries in connection with the execution and delivery of this Agreement by N2OFF or the consummation by N2OFF of any of the transactions contemplated by this Agreement.

(c) At meetings duly called and held prior to the execution of this Agreement, the board of directors of N2OFF unanimously (among those present and voting at a duly convened meeting at which a quorum was present throughout) (i) determined that this Agreement and the transactions contemplated hereby, including the Amended CEO Agreement, the Restricted Share Unit Agreement and the issuance of the Purchaser Consideration Stock, are advisable; (ii) approved this Agreement, the Transaction Documents and the transactions contemplated hereby, including the Amended CEO Agreement, the Restricted Share Unit Agreement and the issuance, as and when issuable pursuant to the terms hereof, of the Purchaser Consideration Stock.

Section 2.05 Company Reports.

(a) Since January 1, 2023, N2OFF has filed all forms, reports and documents with the U.S. Securities and Exchange Commission (“SEC”) that have been required to be filed by it under applicable laws prior to the date hereof (all such forms, reports and documents, together with all documents filed or furnished on a voluntary basis and all exhibits and schedules thereto, the “N2OFF Reports”). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (i) each N2OFF Report complied as to form in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/or the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, each as in effect on the date such N2OFF Report was filed, and (ii) each N2OFF Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of N2OFF, none of the N2OFF Reports is the subject of any pending SEC review or investigation or to the knowledge of N2OFF any threatened investigation or review.

(b) As of the date hereof, there are no outstanding unresolved comments with respect to any of the N2OFF Reports noted in any written comment letter from the SEC.

(c) None of the Subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC.

(d) No principal executive officer of N2OFF has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any N2OFF Report, except as disclosed in certifications filed with the N2OFF Reports. Since January 1, 2023, neither N2OFF nor any of its principal executive officers has received notice from any governmental entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. For purposes of this Section 2.05(d), “principal executive officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

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(e) The financial statements included in the N2OFF Reports comply in all material respects with the applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The financial statements included in the N2OFF Reports have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis (“GAAP”), and fairly represent the financial position of N2OFF and as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the omission of certain footnotes. Except as set forth in the N2OFF Reports, N2OFF has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of N2OFF or in the notes thereto.

(f) N2OFF maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) designed to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP; (ii) that receipts and expenditures are executed in accordance with the authorization of management; and (iii) that any unauthorized use, acquisition or disposition of N2OFF’s assets that would materially affect N2OFF’s financial statements would be detected or prevented in a timely manner.

(g) Since January 1, 2023, neither N2OFF nor any of its Subsidiaries (nor, to the knowledge of N2OFF, any employee thereof) nor N2OFF’s independent auditors has identified or been made aware of any (i) significant deficiency or material weakness in the system of internal accounting controls utilized by N2OFF and its Subsidiaries, other than as disclosed in the N2OFF Reports; (ii) fraud, whether or not material, that involves N2OFF’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by N2OFF and its Subsidiaries; or (iii) claim or allegation regarding any of the foregoing.

(h) Neither N2OFF nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar contract (including any contract relating to any transaction, arrangement or relationship between or among N2OFF or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K of the SEC)) where the purpose of such arrangement is to avoid disclosure of any material transaction involving N2OFF or any its Subsidiaries in N2OFF’s consolidated financial statements.

(i) Since January 1, 2023, (i) neither N2OFF nor any of its Subsidiaries nor, to the knowledge of N2OFF, no director, officer, employee, auditor, accountant, consultant or representative of N2OFF or any of its Subsidiaries has received or otherwise had or obtained knowledge of any substantive complaint, allegation, assertion or claim, whether written or oral, that N2OFF or any of its Subsidiaries has engaged in accounting or auditing practices in violation of applicable law or applicable requirements of GAAP.

(j) Since January 1, 2023, (i) to the knowledge of N2OFF, no employee of N2OFF or any of its Subsidiaries has provided information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law of the type described in Section 806 of the Sarbanes-Oxley Act by N2OFF or any of its Subsidiaries and (ii) neither N2OFF nor any of its Subsidiaries nor, to the knowledge of N2OFF, any director, officer, employee, contractor, subcontractor or agent of N2OFF or any such Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of N2OFF or any of its Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.

(k) Neither N2OFF nor any of its Subsidiaries has any liabilities required to be disclosed by GAAP other than (i) liabilities reflected or otherwise reserved against in the N2OFF balance sheet; (ii) liabilities under this Agreement; (iii) incurred in connection with the preparation and negotiation of this Agreement or the consummation of the transactions contemplated by this Agreement, including fees and expenses payable to any accountant, outside legal counsel or financial advisor in connection therewith; (iv) executory obligations under any contract to which N2OFF is a party or is bound and that are not in the nature of breaches that are required by GAAP to be disclosed in a balance sheet; and (v) liabilities incurred in the ordinary course of business since the date of the N2OFF balance sheet that would not have a Material Adverse Effect on N2OFF.

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Section 2.06 Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the knowledge of N2OFF, threatened against N2OFF or any of its Subsidiaries. Neither N2OFF nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree or award of any court or any governmental authority.

Section 2.07 Compliance.

(a) N2OFF has not been advised, nor does N2OFF have reason to believe, that it, and each of its Subsidiaries, is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business and neither N2OFF nor any of its Subsidiaries is in conflict with, or in default, breach or violation of, in any material respect, any applicable law, rule or regulation or order applicable to N2OFF or its Subsidiaries or by which any property or asset of N2OFF or its Subsidiaries is bound or affected, where such conflict, default, breach or violation would reasonably be expected to have a Material Adverse Effect on N2OFF.

(b) Neither N2OFF nor any of its Subsidiaries has received any written notice of or been charged with the violation of any law and there is no threatened action or proceeding against N2OFF under any of such laws. N2OFF and each of its Subsidiaries is not in violation of or default under (i) N2OFF’s currently effective Charter Documents, or (ii) any order, writ, injunction, decree or judgment of any court or any governmental department, commission or agency, domestic or foreign, to which it is subject or by which it is bound. N2OFF and each of its Subsidiaries has obtained all franchises, permits, licenses, consents and any similar authorizations that are material to its business, under applicable law, and are in compliance with such franchises, permits, licenses, consents and similar authorizations. N2OFF and each of its Subsidiaries’ assets are not subject to any restriction or limitation or require a license or registration under applicable laws relating to marketing, export or import controls. Without limiting the generality of the foregoing, neither N2OFF nor any of its Subsidiaries is using or developing, or otherwise engaged in, encryption technology or other technology whose development, commercialization or export is restricted.

Section 2.08 Absence of Certain Changes. Except for actions expressly contemplated by this Agreement, since January 1, 2023 through the date of this Agreement there has not been any Material Adverse Effect on N2OFF.

Section 2.09 Material Agreements. All material agreements to which N2OFF or any of its Subsidiaries is a party are included as part of or specifically identified in the N2OFF Reports to the extent required by the rules and regulations of the SEC as in effect at the time of filing (“N2OFF Material Agreements”). Except for the N2OFF Material Agreements, N2OFF and its Subsidiaries have no material contracts. Neither N2OFF nor, any of its Subsidiaries or to N2OFF’s Knowledge any other party to any of the N2OFF Material Agreements, is in breach of or default under any of such contracts.

Section 2.10 Taxes.

(a) Except as disclosed in the N2OFF Reports, N2OFF and each of its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and all such tax returns were true, correct and complete in all respects and has paid or accrued all taxes shown as due thereon, and N2OFF has no knowledge of a tax deficiency which has been or might be asserted or threatened against it or against any of its Subsidiaries.

(b) N2OFF has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the last two years; and neither N2OFF nor any of its Subsidiaries does or has ever engaged in a reportable transaction under Treas. Reg. § 1.6011-4(b).

Section 2.11 Conformity of Descriptions. The Purchaser Consideration Stock, as and when issued, will conform in all material respects to the descriptions of the Common Stock contained in the N2OFF Reports and other filings with the SEC.

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Section 2.12 Disclosure Controls. N2OFF has in place disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) that are designed to ensure that (i) all material information that is required to be disclosed by N2OFF in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to N2OFF’s principal executive officer and N2OFF’s principal financial officer or Persons performing similar functions for preparing such reports within the time periods specified in the rules and forms of the SEC; and (ii) all such information is accumulated and communicated to N2OFF’s management as appropriate to allow timely decisions regarding required disclosure.

Section 2.13 Export Control and Import Laws.

(a) To the knowledge of N2OFF, N2OFF and each of its Subsidiaries has conducted their import and export transactions in accordance, in all material respects, with applicable provisions of Israeli, U.S. and other trade laws of the countries where it conducts business.

(b) To the knowledge of N2OFF, N2OFF and each of its Subsidiaries have obtained all export licenses and other approvals required for their exports of products, software and technologies from Israel, the U.S. or any other country from which N2OFF or any of its Subsidiaries exports products, software or technologies, in each case except as would not, individually or in the aggregate, result in a Material Adverse Effect on N2OFF. To the knowledge of N2OFF, N2OFF and each of its Subsidiaries are in compliance in all material respects with the terms of such applicable export licenses or other approvals

Section 2.14 Anti-Bribery Laws. Neither N2OFF, any of its Subsidiaries, any of their respective officers, directors, employees, nor, to the knowledge of N2OFF, any of their respective agents or other Persons acting on their behalf has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, or (ii) made, promised, offered, or authorized any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign in violation of any provision of the FCPA or any other anti-bribery laws (but, in each case, only to the extent such anti-bribery law is applicable to N2OFF or such Subsidiary), (iii) taken any act or omission in violation of such applicable anti-bribery laws, or (iv) received any allegation regarding potential or actual violations of such applicable anti-bribery laws. N2OFF and its Subsidiaries have maintained accurate books and records and adopted and implemented internal controls, policies and procedures designed to ensure compliance with applicable anti-bribery laws.

Section 2.15 Related Party Transactions. Except as set forth in the N2OFF Reports or compensation or other employment arrangements in the ordinary course of business and except to the extent not required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, there are no transactions, agreements, arrangements or understandings between N2OFF or any of its Subsidiaries, on the one hand, and any affiliate (including any officer or director, but not including any wholly owned subsidiary of N2OFF) thereof or any stockholder that beneficially owns 5% or more of the outstanding shares of Common Stock, on the other hand.

Section 2.16 Brokers; Fees and Expenses. There is no investment banker, broker, finder or similar agent or other Person that has been retained by or is authorized to act on behalf of N2OFF or any of its Subsidiaries who is entitled to any financial advisors, brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated hereby.

Section 2.17

(a) Purchase Entirely for Own Account. The Exchanged Ordinary Shares proposed to be acquired by N2OFF hereunder will be acquired for investment for N2OFF’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and N2OFF has no present intention of selling, granting any participation in or otherwise distributing the Exchanged Ordinary Shares, except in compliance with applicable securities laws. N2OFF further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the Exchanged Ordinary Shares.

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(b) N2OFF (i) can bear the economic risk of its investment and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in MitoCareX and its securities and the purchase of the Exchanged Ordinary Shares from the Sellers.

Section 2.18 Disclosure. All disclosure provided to the Sellers regarding N2OFF, its Subsidiaries and their business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by N2OFF with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each of the Sellers, severally, as to itself, and not jointly, represents and warrants to N2OFF that, as of the date hereof, and as of the Closing (as if made on the Closing Date), except for those representations and warranties that speak of a different date:

Section 3.01 Exchanged Ordinary Shares. The Exchanged Ordinary Shares of such Seller shall represent 100% of such Seller’s ownership of Ordinary Shares as of immediately prior to the Closing.

Section 3.02 SciSparc Authorization; Validity. SciSparc is duly incorporated and validly existing under the laws of the State of Israel and is not a “breaching company” (within the meaning of Section 362.A of the Israeli Companies Law, 5759-1999 (the “Israeli Companies Law”)). SciSparc has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All corporate action required to be taken by SciSparc’s board of directors in order to authorize SciSparc to enter into this Agreement and all exhibits, schedules and ancillary documents thereto, and to transfer the SciSparc Shares at the Closing. All action on the part of the officers of SciSparc necessary for the execution and delivery of the Agreement, the performance of all obligations of SciSparc under the Agreement to be performed as of the Closing, and the issuance and delivery of the SciSparc Shares has been taken. This Agreement having been duly executed and delivered and, assuming due execution and delivery by the other party, constitutes the valid and binding obligation of the parties, enforceable in accordance with its terms and conditions except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium laws, and other laws of general application affecting the enforcement of creditors’ rights and remedies generally.

Section 3.03 Consents. Each Seller has obtained each consent, approval, permit, declaration, registration, and authorization of, and made each filing with, any person, including any applicable court, governmental or regulatory authority, commission, administrative agency, and non-governmental third party, if any, necessary for such Seller to consummate the Transactions contemplated hereunder.

Section 3.04 Non-Contravention. The execution and delivery of this Agreement by such Seller does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the Exchanged Ordinary Shares of such Seller under, (i) the charter documents of such Seller (as applicable), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to such Seller or its respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to such Seller or its respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate would not reasonably be expected to prevent, hinder or materially delay the ability of such Seller to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to such Seller in connection with the execution and delivery of this Agreement by such Seller or the consummation by such Seller, as the case may be, of any of the transactions contemplated by this Agreement.

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Section 3.05 Title to Seller Shares. Each of the Sellers represents and warrants as to itself that it has good, marketable and valid title to and unrestricted power to vote and sell the Exchanged Ordinary Shares owned by it, free and clear of any Encumbrances and, upon purchase and payment therefor and delivery to N2OFF in accordance with the terms of this Agreement, the Purchaser will obtain good, marketable and valid title to and unrestricted power to vote the Exchanged Ordinary Shares of such Seller. To such Seller’s knowledge, the Exchanged Ordinary Shares held by such Seller have been duly authorized and validly issued to it and are fully paid and non-assessable. The transfer of the Exchanged Ordinary Shares held by such Seller to N2OFF is not subject to any right of first refusal, preemptive, co-sale, tag-along or drag-along right or other comparable obligations or restrictions that have not been validly waived.

Section 3.06 Acquisition of Exchanged Common Stock for Investment.

(a) Purchase Entirely for Own Account. The Exchanged Common Stock proposed to be acquired by such Seller hereunder will be acquired for investment for its own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Seller has no present intention of selling, granting any participation in or otherwise distributing the Exchanged Common Stock issued to it, except in compliance with applicable securities laws. The Seller further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the Exchanged Common Stock being issued to it.

(b) The Seller (i) can bear the economic risk of its investment and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in N2OFF and its securities.

(c) The Seller understands that the sale of the Exchanged Common Stock is not registered under the Securities Act and that the issuance hereof to the Seller is intended to be exempt from registration under the Securities Act pursuant to Regulation S promulgated thereunder (“Regulation S”). The Seller is, and on each date on which it exercises any warrants issued to it pursuant to the terms hereof to purchase shares of Common Stock, it will be either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9) or (a)(12) under the Securities Act or, if not an accredited investor, otherwise meets the suitability requirements of Regulation D and Section 4(a)(2) of the Securities Act; (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act; or (iii) a “non-US person,” as such term is defined in Regulation S and as set forth in Annex B hereto. The certificates representing the Exchanged Common Stock issued to the Seller shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable securities laws:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES [OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

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(d) The Seller acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e) The Seller acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in N2OFF and its securities. To the full satisfaction of the Seller, it has been furnished all materials that it has requested relating to N2OFF and the issuance of the Exchanged Common Stock hereunder.

(f) The Seller understands that the Exchanged Common Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchanged Common Stock or any available exemption from registration under the Securities Act, the Exchanged Common Stock may have to be held indefinitely and the Seller further acknowledges that the Exchanged Common Stock issued to it may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied, including, without limitation, the Purchaser’s compliance with the reporting requirements under the Exchange Act.

(g) The Seller has conducted its own investigation with respect to N2OFF, its business and the Exchanged Common Stock; has received or otherwise had access to all information regarding N2OFF that it believes is necessary or appropriate in connection with its receipt of the Exchanged Common Stock, including financial and other information which has been publicly filed by N2OFF with the SEC through EDGAR; (c) has made its own assessment and has satisfied itself concerning the relevant tax, legal, currency and other considerations relevant to its receipt of the Exchanged Common Stock; and (d) has such knowledge and experience in financial and business matters in order to evaluate the merits and risks of its prospective receipt of the Exchanged Common Stock.

(h) The Seller hereby represents and warrants that as of the Closing Date:

(1)	is a “non-US person” as defined in Regulation S as promulgated under the Securities Act and is not purchasing the Exchanged Common Stock for the account of or benefit of a U.S. Person or a person within the United States;

(2)	was not offered the Exchanged Common Stock in the United States;

(3)	did not execute or deliver this Agreement, in the United States;

(4)	did not cause any buy order for the Exchanged Common Stock to originate in the United States;

(5)	has no intention to distribute either directly or indirectly any of the Exchanged Common Stock in the United States, and each Seller will not offer, sell or otherwise transfer, directly or indirectly, any of the Exchanged Common Stock in the United States or to, or for the account or benefit of, a U.S. Person or person in the United States except pursuant to registration under the 1933 Act and the securities laws of all applicable states, or pursuant to available exemptions therefrom; and

(6)	did not receive the offer to purchase the Exchanged Common Stock as a result of, nor will it engage in, any directed selling efforts (as defined in Regulation S).

Section 3.07 Additional Legend; Consent. Additionally, the Exchanged Common Stock will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended and the Seller consents to N2OFF making a notation on its records or giving instructions to any transfer agent of the Exchanged Common Stock in order to implement the restrictions on transfer of the Exchanged Common Stock.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MITOCAREX

MitoCareX hereby represents and warrants to N2OFF that, except as set forth on the Disclosure Schedule delivered to N2OFF on the date hereof and attached hereto as Schedule 4 (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true, correct and complete as of the date hereof and as of the Closing (as if made on the Closing Date); except, in each case, as to such representations and warranties that address matters as of a particular date, which are true, correct and complete only as of such date. The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article IV, and the information set forth in any section or subsection of the Disclosure Schedule shall apply to and qualify (a) the representation and warranty set forth in this Agreement to which it corresponds, and (b) whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Agreement for which it is reasonably apparent that such information is relevant to such other section.

“Knowledge” or “knowledge” within this Article IV, with respect to any fact or matter, means the actual knowledge of MitoCareX’s officers and directors of such fact or matter.

Section 4.01 Organization. MitoCareX is a company duly organized and validly existing under the laws of the State of Israel and in good standing (to the extent the jurisdiction of its incorporation recognizes the concept of good standing), and is not a “breaching company” (within the meaning of Section 362.A of the Israeli Companies Law), and has all requisite corporate power and authority to carry on its business as currently conducted.

Section 4.02 Capitalization.

(a) The authorized share capital of MitoCareX is or will be on or immediately prior to the Closing (but following the adoption of the Restated Articles), as set forth in the Restated Articles.

(b) The issued and outstanding shares of MitoCareX are owned of record and beneficially by shareholders set forth in Section 4.02(b) of the Disclosure Schedule.

(c) The issued and outstanding shares of MitoCareX were duly and validly authorized and issued, fully paid and non-assessable, and offered and issued in compliance with the provisions of its articles of association as in effect at the time of each such issuance and in compliance with all applicable corporate and securities laws. None of the issued and outstanding shares of MitoCareX was offered or sold in such a manner as to make the offer, issuance or sale of such shares not exempted from registration requirements under applicable securities law.

(d) There are no outstanding share capital, options, warrants, rights (including conversion, preemptive rights, rights of first refusal or similar rights) or agreements for the purchase from MitoCareX of any of its share capital, or any securities convertible into or exchangeable for shares of MitoCareX (whether now or hereinafter authorized or issued) or that could require MitoCareX to issue, sell or otherwise cause to be outstanding any additional shares of MitoCareX’s share capital or securities convertible or exercisable into shares thereof.

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(e) MitoCareX has not granted or agreed to grant registration rights and is not under any contractual obligation to register any of its currently outstanding securities, securities that may hereafter be issued upon conversion thereof, or shares or other securities it may hereafter issue or grant.

(f) MitoCareX has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its share capital.

(g) Upon the Closing, the Exchanged Ordinary Shares shall represent 100% of MitoCareX’s issued and outstanding share capital on a fully diluted basis.

Section 4.03 Authorization. All corporate action on the part of MitoCareX, its directors and shareholders, necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents and for the performance of all obligations of MitoCareX under the Transaction Documents in accordance with their terms has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered by MitoCareX and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of MitoCareX, enforceable against MitoCareX, in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 4.04 Valid Title. To the knowledge of MitoCareX, the Exchanged Ordinary Shares will be transferred with valid title, free and clear of any liens or encumbrances, charges, judgments, security interests, encumbrances, debt, limitations or restrictions (including, but not limited to, any restriction on the right to sell or otherwise dispose of the Exchanged Ordinary Shares, any mortgage, pledge, charge, title retention, right to acquire, hypothecation, option, right of first offer, tag along or right of first refusal), rights, claims, options to purchase, proxies, voting trusts and other voting agreements, calls and commitments of any kind, or third party rights of any kind.

Section 4.05 No Conflict; Consents. The execution, delivery and performance of the Transaction Documents and the consummation of the Transactions do not and will not (a) result in any conflict with, or a material breach or violation, with or without the passage of time and giving of notice, of any of the terms, conditions or provisions of, or give rise to rights to others (including rights of termination, cancellation or acceleration) under: (i) MitoCareX’s currently effective articles of association; (ii) any judgment, injunction, order, writ, decree or ruling of any court or governmental authority, domestic or foreign, to which MitoCareX is subject; (iii) any Material Contract (as defined below) to which MitoCareX is a party or by which it is bound; or (iv) any applicable law; (b) result in the creation of any Encumbrance upon any asset of MitoCareX or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to MitoCareX; or (c) require the consent, approval or authorization of, registration, qualification or filing with, or notice to any Person or any federal, state, local or foreign governmental authority or regulatory authority or agency, in each case which would reasonably be expected to have a Material Adverse Effect or to materially adversely affect the ability of MitoCareX to perform its obligations hereunder or thereunder and which has not heretofore been obtained or made or will be obtained or made prior to Closing, except the filing of the Restated Articles and the other required notices with the Israeli Registrar of Companies, each of which shall be made as soon as practicable following the Closing.

Section 4.06 Compliance with Laws and Other Instruments. MitoCareX has not been advised, nor does MitoCareX have reason to believe, that it has not been in compliance, in all material respects, with all applicable laws. MitoCareX has not received any written notice of or been charged with the violation of any law and to its knowledge there is no threatened action or proceeding against MitoCareX under any of such laws. MitoCareX is not in violation of or default under (i) MitoCareX’s currently effective articles of association or (ii) any order, writ, injunction, decree or judgment of any court or any governmental department, commission or agency, domestic or foreign, to which it is subject or by which it is bound. To the knowledge of MitoCareX, it has obtained all franchises, permits, licenses, consents and any similar authorizations that are material to its business, under applicable law, and is in all material respects in compliance with such franchises, permits, licenses, consents and similar authorizations. MitoCareX’s assets are not subject to any restriction or limitation or requires a license or registration under applicable laws relating to marketing, export or import controls. Without limiting the generality of the foregoing, MitoCareX is not using or developing, or otherwise engaged in, encryption technology or other technology whose development, commercialization or export is restricted under applicable law.

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Section 4.07 Directors; Officers. The current directors and officers of MitoCareX are listed on Section 4.07 of the Disclosure Schedule (the “Current MitoCareX Board”). MitoCareX does not have any agreement, obligation or commitment with respect to the election of any member of the Current MitoCareX Board or to the right to nominate an observer to the Current MitoCareX Board or MitoCareX board of directors to be constituted upon the Closing, other than as set forth in the articles of association of MitoCareX, and any such rights shall be waived or lapse upon the Closing. There are no agreements, commitments or understandings of MitoCareX, whether written or oral, with respect to any compensation to be provided to any of their directors or officers.

Section 4.08 Subsidiaries. MitoCareX does not have any direct or indirect subsidiaries.

Section 4.09 Financial Information; Liabilities.

(a) The (i) audited financial statements of MitoCareX as of December 31, 2022, and (ii) audited financial statements of MitoCareX as of December 31, 2023 (the “Financial Statements”) have been provided to N2OFF prior to the date hereof. The Financial Statements have been prepared in accordance with IFRS applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present the financial condition and operating results of MitoCareX as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. MitoCareX maintains a standard system of accounting established and administered in accordance with IFRS. MitoCareX has no liabilities required to be disclosed by IFRS that are due and not duly paid, monetary obligations, or debts, whether accrued, absolute or contingent, other than (i) liabilities reflected or otherwise reserved against in the Financial Statements; (ii) liabilities under this Agreement; (iii) liabilities incurred in connection with the preparation and negotiation of this Agreement or the consummation of the transactions contemplated by this Agreement, including fees and expenses payable to any accountant, outside legal counsel or financial advisor in connection therewith; (iv) executory obligations under any contract to which MitoCareX is a party or is bound and that are not in the nature of breaches that are required by IFRS to be disclosed in the Financial Statements; and (v) liabilities, obligations and debts incurred in the ordinary course of business that do not exceed US$10,000 individually and do not exceed US$50,000 in the aggregate (for clarity, excluding any salary obligations pursuant to employment agreements or offer letters with employees). Without derogating from the generality of the foregoing, (i) MitoCareX is not a guarantor of any debt or obligation of another, nor has MitoCareX given any indemnification, loan, security or otherwise agreed to become directly or contingently liable for any obligation of any Person, other than in the ordinary course of business, and no Person has given any guarantee of, indemnity for, or security for, any obligation of MitoCareX; and (ii) MitoCareX has no debt for borrowed funds or pursuant to credit arrangement.

(b) MitoCareX has not maintained any off-the-book accounts or entered into any transactions for any off balance sheet activity.

(c) To the knowledge of MitoCareX none of MitoCareX’s directors or officers has, directly or indirectly, (i) circumvented the internal accounting controls of MitoCareX, (ii) intentionally falsified any of the books, records or accounts of MitoCareX, or (iii) made false or misleading statements to, or attempted to coerce or fraudulently influence, an accountant in connection with any audit, review or examination of the Financial Statements.

Section 4.10 Assets and Properties. MitoCareX has good and marketable title to all of the tangible or personal properties and assets (“Assets”) owned by MitoCareX, which are material to the business of MitoCareX as currently conducted, and such properties and assets are free and clear of all Encumbrances. With respect to the Assets it leases, MitoCareX is in compliance in all material respects with such leases and holds a valid leasehold or license interest free of any Encumbrances, other than those of the lessors of such property or assets securing obligations under such leases. MitoCareX does not own any real property.

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Section 4.11 Labor Matters

(a) Employee List. Section 4.11 of the Disclosure Schedule contains a list of all employees of MitoCareX (each, an “Employee”), and correctly reflects as of the date hereof: (i) their name and dates of hire; (ii) their position, full-time or part-time status, including each Employee’s classification as either exempt or non-exempt from the overtime requirements under any applicable law; (iii) their monthly base salary or hourly wage rate, as applicable; (iv) any other compensation payable to them including, compensation payable pursuant to bonus (for the current fiscal year and the most recently completed fiscal year), deferred compensation or commission arrangements, overtime payment, vacation entitlement and accrued vacation or paid time-off balance, travel pay or car maintenance or car entitlement, sick leave entitlement and accrual, recuperation pay entitlement and accrual, entitlement to pension arrangement and/or any other provident fund (including manager’s insurance and education fund), and their respective contribution rates and the salary basis for such contributions, whether such employee, is subject to a Section 14 Arrangement under the Israeli Severance Pay Law - 1963 (“Section 14 Arrangement”) (and, to the extent such employee is subject to the Section 14 Arrangement, an indication of whether such arrangement has been applied to such person from the commencement date of their employment and on the basis of their entire salary) and notice period entitlement; (v) for each Israeli employee, the country of employment, citizenship, date of hire, manager’s name and work location and any material special circumstances (such as leave of absence) and (vi) any promises or commitments made to any of the Employees, whether in writing or not, with respect to any future changes or additions to their compensation or benefits. Other than their salary, no Employee is entitled to any payment or benefit that may be reclassified as part of their determining salary for all intent and purposes, including for the social contributions.

(b) Contractors.

(1) Section 4.11(b) of the Disclosure Schedule contains a list of all material consultants, advisory board member and independent contractors, including services providers, manpower companies and their employees, and freelancers engaged by MitoCareX (each, a “Contractor”) and, for each, as of the date hereof, such Person’s compensation and benefits, the initial date of such Person’s engagement, the term of the engagement, prior notice entitlement and whether such engagement has been terminated by written notice by either party thereto. All current and former Contractors were rightly classified as contactors and all such Person’s agreements do not create employer-employee relations between such Persons and MitoCareX. MitoCareX has never had any liability with respect to any misclassification of any Contractor as an independent contractor. To the knowledge of MitoCareX, no Contractor has a basis for a claim or any other allegation that such Person was not rightly classified as an independent contractor.

(2) MitoCareX has paid in full to all of its respective Contractors all compensation due and payable to such Contractors on or prior to the date of this Agreement.

(3) To the knowledge of MitoCareX, no Contractor is in material violation of any term of any engagement with such Contractor. MitoCareX has not received any written notice alleging that any such violation has occurred.

(c) MitoCareX has complied, in all material respects, with all applicable employment laws, policies, procedures and agreements relating to employment, and terms and conditions of employment of its respective Employees. MitoCareX has paid in full to all of its respective Employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date of this Agreement. MitoCareX has complied in all material respects with the applicable laws relating to the proper withholding and remittance to the proper tax and other authorities of all sums required to be withheld from employees under applicable laws with respect to its respective Employees or Contractors.

The liability of MitoCareX for any obligations to pay any amount of severance payment, pension, and other social benefits and contributions, under applicable law or contract, or any other payment of substantially the same nature, is fully funded by deposit of funds in severance funds, pension funds, and, as applicable, managers insurance policies or provident funds.

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(d) To the knowledge of MitoCareX, no Employee is in material violation of any term of any employment contract. MitoCareX has not received any written notice alleging that any such violation has occurred.

(e) MitoCareX is not a party to, bound by or subject to, and no Employees benefits from, any collective bargaining agreement, extension orders (tzavei harchava) (other than extension orders that apply to all employees in Israel generally), or other contract or arrangement with a labor union, trade union or other organization or body, to provide benefits or working conditions beyond the minimum benefits and working conditions required by applicable law. No labor union has requested to represent any of the Employees, nor does MitoCareX have Knowledge of any labor organization activity involving the Employees. There is no strike or other labor dispute involving MitoCareX and the Employees pending or, to the knowledge of MitoCareX, threatened.

(f) No Conflict. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Transactions, will or may (either alone or upon the occurrence of any additional or subsequent events): (i) constitute an event under any MitoCareX employee agreement, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any of the Employees; or (ii) result in any obligation to pay any directors, officers, employees, consultants, independent contractors, former directors, officers, employees, consultants or independent contractors of any MitoCareX severance pay or termination, retention or other benefits.

(g) Labor-Related Claims. To the knowledge of MitoCareX, there is no Legal Proceeding (as defined below), claim, labor dispute or grievance pending or threatened or reasonably anticipated relating to any employment contract, compensation, wages and hours, leave of absence, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers’ compensation policy, long-term disability policy, safety, retaliation, immigration or discrimination matter involving any Employee, including charges of unfair labor practices or harassment complaints. There is no Legal Proceeding pending with any Contractor.

Section 4.12 Intellectual Property.

(a) As used herein, the following terms have the meanings indicated below:

(1) “MitoCareX Intellectual Property” means any and all MitoCareX Owned Intellectual Property and any and all Third-Party Intellectual Property that is licensed to MitoCareX.

(2) “MitoCareX Intellectual Property Agreements” means any contract governing any MitoCareX Intellectual Property to which MitoCareX is a party, except for contracts for Third-Party Intellectual Property that is generally, commercially available software.

(3) “MitoCareX Owned Intellectual Property” means any and all Intellectual Property that is owned by or purported to be owned by MitoCareX.

(4) “MitoCareX Personal Data” means any Personal Data that is in the possession of MitoCareX.

(5) “MitoCareX Privacy Policies” means, collectively, any and all (i) of MitoCareX data privacy and security policies, whether applicable internally, or otherwise made available by MitoCareX to any Person as obligations towards such Person, (ii) obligations and commitments and contracts with third parties relating to the Processing of data of such third parties.

(6) “MitoCareX Products” means all products currently under development by MitoCareX.

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(7) “MitoCareX Registered Intellectual Property” means the Israeli, United States, international and foreign: (A) patents and patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (C) registered Internet domain names; and (D) registered copyrights and applications for copyright registration, in each case registered or filed in the name of, or owned by MitoCareX.

(8) “MitoCareX Trade Secrets” means all Trade Secrets owned (or co-owned) by MitoCareX.

(9) “Governmental Grant” means any grant, loan or reimbursement arrangement provided by any governmental entity.

(10) “Intellectual Property” means (A) Intellectual Property Rights; and (B) Proprietary Information and Technology.

(11) “Intellectual Property Rights” means any and all of the following and all rights (including database rights) in, arising out of, or associated therewith, throughout the world: patents, utility models, and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights in inventions and discoveries anywhere in the world, including invention disclosures, common law and statutory rights associated with trade secrets, confidential and proprietary information and know-how, industrial designs and any registrations and applications therefor, trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications and any and all goodwill associated with and symbolized by the foregoing items, Internet domain name applications and registrations, Internet and World Wide Web URLs or addresses, data, copyrights, copyright registrations and applications therefor and all other rights corresponding thereto, moral and economic rights of authors and inventors, however denominated and any similar or equivalent rights to any of the foregoing, and all tangible embodiments of the foregoing.

(12) “Personal Data” means any data or information relating to a natural person in any media or format where the person can be identified directly or indirectly either from such data or information or from the combination of such data or information with other data or information that is in the possession of a Party, including a natural person’s name, street address, telephone number, e-mail address, photograph, factors specific to his/her physical, physiological, mental, economic, cultural or social identity, social security number, driver’s license number, passport number or customer, account number, geo-location data, voice recording, video recording, Internet Protocol address, device identifier, or other persistent identifier, “information” as defined by the Israeli Privacy Protection Law, 1981 (whether or not such “information” constitutes “sensitive information” as defined thereunder), or any other piece of information that allows the identification of a natural person or is otherwise considered personally identifiable information or personal data under any Privacy Laws.

(13) “Privacy Laws” means (i) each applicable law applicable to the protection or Processing or both of Personal Data, and direct marketing, emails, text messages or telemarketing; and (ii) guidance issued by a governmental entity that pertains to one of the laws, rules, or standards outlined in part (i) of this definition.

(14) “Process” or “Processing” means, with respect to data, the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, disclosure, dissemination or combination of MitoCareX Personal Data.

(15) “Proprietary Information and Technology” means any and all of the following: works of authorship, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, assemblers, applets, compilers, user interfaces, application programming interfaces, protocols, architectures, documentation, annotations, comments, designs, files, records, schematics, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, models, tooling, prototypes, breadboards and other devices, data, data structures, databases, data compilations and collections, inventions (whether or not patentable), invention disclosures, discoveries, improvements, technology, proprietary and confidential ideas and information, know-how and information maintained as trade secrets, tools, concepts, techniques, methods, processes, formulae, patterns, algorithms and specifications, customer lists and supplier lists and any and all instantiations or embodiments of the foregoing or any Intellectual Property Rights in any form and embodied in any media.

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(16) “Third-Party Intellectual Property” means any and all Intellectual Property owned by any Person other than MitoCareX.

(17) “Trade Secrets” means all inventions (whether or not patentable) and improvements thereto, know-how, research and development information, business plans, specifications, designs, processes, process libraries, technical data, customer data, financial information, pricing and cost information, bills of material, or other confidential information exclusively owned by a Person, including any formula, pattern, compilation, program, device, method, technique, or process, that (i) provides an actual or potential independent economic value from not being generally known to and not being readily ascertainable by, other Persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(b) As of the date hereof, MitoCareX Intellectual Property constitutes all of the Intellectual Property necessary for MitoCareX’s conduct of the business of MitoCareX as currently conducted, without: (i) the need for MitoCareX to acquire or license any other Third Party Intellectual Property Right, and (ii) the breach or violation of any contract. MitoCareX has not transferred ownership of, or agreed to transfer ownership of, or granted any exclusive licenses to, or agreed to grant any exclusive licenses to any MitoCareX Owned Intellectual Property to any third party. No third party has any ownership right, title, interest, claim in or lien on any of the MitoCareX Owned Intellectual Property (excluding for the avoidance of doubt non-exclusive licenses granted by MitoCareX to its distributors, users and customers in the ordinary course of business). Section 4.12(b) of the Disclosure Schedule lists all MitoCareX Registered Intellectual Property, and the jurisdictions in which it has been issued or registered or in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made as well as a complete and correct list of all material unregistered trademarks, trade names, and service marks used by MitoCareX; and all actions that are required to be taken by MitoCareX vis-à-vis the applicable authorities with which such MitoCareX Registered Intellectual Property was registered or filed within 90 days of the date hereof with respect to such MitoCareX Registered Intellectual Property in order to avoid prejudice to, impairment or abandonment of such MitoCareX Registered Intellectual Property (including without limitation all office actions, provisional conversions, annuity or maintenance fees or re-issuances). Each item of MitoCareX Registered Intellectual Property that has been issued by a governmental authority is valid and all registration, maintenance and renewal fees currently due in connection with such MitoCareX Registered Intellectual Property or any pending applications therefor have been paid and all documents, recordations and certificates in connection with such MitoCareX Registered Intellectual Property that were required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in which such MitoCareX Registered Intellectual Property has been filed, for the purposes of prosecuting, maintaining and perfecting such MitoCareX Registered Intellectual Property and recording MitoCareX’s ownership interests therein. All such applications have been pursued in a diligent and commercially reasonable manner. For the avoidance of doubt, no assurance is provided that any patent applications will be allowed registration as patents or that once issued will not be held to be invalid, and any failure to be so allowed, or so held, shall not be considered a breach of a representation or warranty herein.

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(c) Governmental Grants.

(i) Section 4.12(c) of the Disclosure Schedule identifies each Governmental Grant that has been or is provided to MitoCareX or for which MitoCareX has applied and a decision is pending. Except for Section4.12(c) of the Disclosure Schedule, MitoCareX has never received any Governmental Grant. MitoCareX has provided to N2OFF accurate and complete copies of: (i) all applications and related documents and correspondence submitted by MitoCareX to any governmental entity in connection with Governmental Grants and (ii) all certificates of approval and letters of approval (and supplements thereto) granted to MitoCareX by any governmental entity in connection with Governmental Grants. In each such application submitted by or on behalf of MitoCareX, all information required by such application has been disclosed accurately and completely in all material respects, MitoCareX has not made any material misstatements of fact and any non-material disclosures that are not accurate or complete would not cause the loss of the Government Grant obtained by such application. There are no undertakings of MitoCareX given in connection with any Governmental Grant. MitoCareX is in compliance in all material respects with the terms, conditions, requirements and criteria of all Governmental Grants, including all reporting requirements as per applicable law, except for any noncompliance with such Governmental Grants that would not cause MitoCareX to lose a material benefit or incur any material liability and has duly fulfilled all conditions, undertakings and other obligations relating thereto. Except as set forth in Section 4.12(c) of the Disclosure Schedule, no governmental entity: (i) has awarded any participation or provided any support to MitoCareX; or (ii) to the knowledge of MitoCareX, is or may become entitled to receive any royalties or other payments from MitoCareX on account of a Governmental Grant provided to MitoCareX prior to the Effective Date.

(ii) No items of MitoCareX Owned Intellectual Property were developed or derived from, in whole or in part, funding or resources provided by any Governmental Entity or regulatory authority.

(d) Company Products. Section 4.12(d) of the Disclosure Schedule lists all MitoCareX Products that have been made available for use or purchase by MitoCareX, including any product or service currently under development and scheduled for commercial release within 90 days of the date hereof, for each such MitoCareX Product (and each version thereof) identifying its release date.

(e) Private Grants. At no time during the conception of or reduction to practice of any of the MitoCareX Owned Intellectual Property was MitoCareX, or any developer, inventor or other contributor to such MitoCareX Owned Intellectual Property operating under any grants from any private source, performing research sponsored by any private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that would reasonably be expected to adversely affect, restrict or in any manner encumber MitoCareX’s rights in such MitoCareX Owned Intellectual Property. No facilities of a university, college, other educational institution or research center was used in the development of the MitoCareX Owned Intellectual Property.

(f) Invention Assignment and Confidentiality Agreement. MitoCareX has secured from all (i) current and former employees and contractors of MitoCareX who independently or jointly contributed to or participated in the conception, reduction to practice, creation or development of any Intellectual Property for MitoCareX, and (ii) named inventors of patents and patent applications owned or purported to be owned by MitoCareX (any Person described in clauses (i) or (ii), an “Author”), written undertakings assigning to MitoCareX all of the Authors’ Intellectual Property in such contribution. No Author has affirmatively retained any rights, licenses, claims or interest whatsoever with respect to any Intellectual Property developed by the Author for MitoCareX. Without limiting the foregoing, MitoCareX has obtained written and enforceable proprietary information and invention disclosure and Intellectual Property assignments from all current and former Authors and, in the case of patents and patent applications, such assignments have been recorded with the relevant authorities in the applicable jurisdiction or jurisdictions. MitoCareX has provided to N2OFF copies of all such forms currently and historically used by MitoCareX, and each proprietary information and invention disclosure and Intellectual Property assignment executed by each Author is substantially similar to the forms MitoCareX has made available to N2OFF.

(g) No Violation. To the knowledge of MitoCareX, no current or former employee or contractor of MitoCareX: (i) is in violation of any term or covenant of any contract relating to invention disclosure, invention assignment, non-disclosure, data privacy, non-competition or any other contract with any other party by virtue of such employee’s or contractor’s being employed by, or performing services for, MitoCareX, or using trade secrets or proprietary information of others without permission; or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for MitoCareX that is subject to any agreement under which such employee or contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property Rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

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(h) Confidential Information. MitoCareX has taken commercially reasonable steps to protect and preserve the confidentiality of all material confidential or non-public information of MitoCareX (including MitoCareX Trade Secrets) as well as confidential or non-public information provided by any third party (including MitoCareX Personal Data) to MitoCareX under a written obligation of confidentiality (“MitoCareX Confidential Information”). All current and former employees and contractors of MitoCareX and any third party having access to MitoCareX Confidential Information have either executed and delivered to MitoCareX a written legally binding agreement regarding the protection of such MitoCareX Confidential Information or are otherwise legally bound to maintain confidentiality. MitoCareX has implemented and maintains reasonable security, disaster recovery and business continuity plans consistent with industry practices of companies offering similar services, of similar size and having similar resources as MitoCareX. To the knowledge of MitoCareX, MitoCareX has not experienced any material breach of security or other unauthorized access by third parties to MitoCareX Confidential Information, including MitoCareX Personal Data in MitoCareX’s possession, custody or control. There has not been any material failure with respect to any of the computer systems, including software, used by MitoCareX in the conduct of its business that has had a Material Adverse Effect. To the knowledge of MitoCareX, there has been no breach of confidentiality.

(i) Non-Infringement. To the knowledge of MitoCareX, there is no unauthorized use, unauthorized disclosure, infringement, violation or misappropriation of any MitoCareX Owned Intellectual Property by any third party. Since MitoCareX’s incorporation, there has not been any legal proceeding before any court or arbitrator for infringement, violation or misappropriation of any MitoCareX Owned Intellectual Property. MitoCareX has not received any written communication regarding any liability for infringement, violation or misappropriation of any Intellectual Property Rights of any third party. To MitoCareX’s knowledge and without conducting any search or investigation, the operation of the business of MitoCareX, including the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision and/or use of any MitoCareX Product and MitoCareX Owned Intellectual Property as previously conducted and as currently conducted by MitoCareX, has not and does not misappropriate or violate any Intellectual Property Rights of any third party. MitoCareX has not been sued in any Legal Proceeding or received any written communications (including any third party reports by users) alleging that MitoCareX has infringed, misappropriated, or violated or, by conducting the business of MitoCareX, would infringe, misappropriate, or violate any Intellectual Property of any other Person or entity. No MitoCareX Owned Intellectual Property or MitoCareX Product is subject to any Legal Proceeding, judgment, writ, decree, stipulation, determination, decision, award, rule, preliminary or permanent injunction, temporary restraining order or other order of any governmental entity or arbitrator (“Order”), settlement agreement or right that restricts in any manner the use, transfer, or licensing thereof or that adversely affects the validity, use or enforceability of any such MitoCareX Owned Intellectual Property.

(j) Licenses; Agreements. MitoCareX has not granted any options, licenses or agreements of any kind relating to any MitoCareX Owned Intellectual Property outside of normal nonexclusive end use terms of service entered into by users of MitoCareX Products in the ordinary course (if any), and MitoCareX is not bound by or a party to any option, license or agreement of any kind with respect to any of MitoCareX Owned Intellectual Property. MitoCareX is not obligated to pay any royalties, fees or other payments to any Person (other than salaries payable to employees and contractors, not contingent on or related to use of their work product and commissions on sales payable to employees) or third parties in their role as inventor, owner or licensor of, or other claimant to, any Intellectual Property with respect to the marketing, sale, distribution, manufacture, license or use of any MitoCareX Products or MitoCareX Owned Intellectual Property.

(k) Other Intellectual Property Agreements. With respect to the MitoCareX Intellectual Property Agreements:

(i) Each such agreement is valid and subsisting and has, where required of MitoCareX, been duly recorded or registered;

(ii) MitoCareX is not (or will not be as a result of the execution and delivery or effectiveness of this Agreement or the performance of MitoCareX’s obligations under this Agreement), in breach of any MitoCareX Intellectual Property Agreement and the consummation of the Transactions will not result in the modification, cancellation, termination, suspension of, or acceleration of any payments, rights, obligations, or remedies with respect to any MitoCareX Intellectual Property Agreements, or give any non-MitoCareX party to any MitoCareX Intellectual Property Agreement the right to do any of the foregoing;

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(iii) To the knowledge of MitoCareX, no counterparty to any MitoCareX Intellectual Property Agreement is in material breach thereof;

(iv) At and immediately following the Closing, MitoCareX will be permitted to continue to exercise all of its rights under the MitoCareX Intellectual Property Agreements to the same extent MitoCareX would have been able to had the transactions under this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that MitoCareX would otherwise be required to pay;

(v) There are no material disputes or private or governmental action, inquiry, claim, proceeding, suit, hearing, litigation, audit or investigation, in each case whether civil, criminal, administrative, judicial or investigative, or any appeal therefrom, in each case by or before any governmental entity or arbitrator (“Legal Proceeding”) pending or threatened in writing, regarding any MitoCareX Intellectual Property Agreements, or performance under any such agreements including with respect to any payments to be made or received by MitoCareX thereunder;

(vi) No MitoCareX Intellectual Property Agreement requires MitoCareX to include any Third-Party Intellectual Property in any MitoCareX Product or obtain any Person’s approval of any MitoCareX Product at any stage of development, licensing, distribution or sale of that MitoCareX Product;

(vii) None of the MitoCareX Intellectual Property Agreements grants any third party exclusive rights to or under any MitoCareX Intellectual Property;

(viii) None of the MitoCareX Intellectual Property Agreements grants any third party the right to sublicense any MitoCareX Intellectual Property;

(ix) MitoCareX has obtained valid, written, perpetual, non-terminable (other than for cause) licenses (sufficient for the conduct of the business of MitoCareX) to all Third-Party Intellectual Property that is incorporated into, integrated or bundled by MitoCareX with any of the MitoCareX Products;

(x) No third party that has licensed Intellectual Property Rights to MitoCareX has ownership or license rights to improvements or derivative works made by MitoCareX in the Third-Party Intellectual Property that has been licensed to MitoCareX; and

(xi) Non-contravention. None of the execution and performance of this Agreement, and the consummation of the transactions under this Agreement, will, by virtue of any agreement to which MitoCareX is currently a party, result in: (i) MitoCareX granting to any third party any right to or with respect to any Intellectual Property Rights or data owned by, or licensed to MitoCareX, (ii) MitoCareX being bound by or subject to, any exclusivity obligations, non-compete or other restriction on the operation or scope of its businesses, (iii) MitoCareX being obligated to pay any royalties or other material amounts to any third party in excess of those payable by it in the absence of this Agreement or the transactions under the Agreement or (iv) any termination of, or other material adverse impact to, any MitoCareX Intellectual Property.

(l) Privacy.

(i) MitoCareX is in compliance in all material respects with applicable Privacy Laws except as would not result in a material liability to MitoCareX.

(ii) MitoCareX has established, and maintains, technical, physical and organizational measures, and security systems and technologies which it reasonably believes to be adequate to protect MitoCareX’s Personal Data against unauthorized Processing.

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(iii) To the knowledge of MitoCareX, no breach, security incident, or violation of any unwritten data security policy in relation to MitoCareX’s Personal Data has occurred, and to the knowledge of MitoCareX, there has been no unauthorized Processing of any MitoCareX Personal Data. No circumstance has arisen in which Privacy Laws would require MitoCareX to notify a governmental entity of a data security breach or security incident.

(iv) MitoCareX has not received any notice regarding or nor is it a party to any Legal Proceeding, notice, communication, court order, warrant, complaint, demand, regulatory opinion, audit result, or allegation, from a governmental entity or any other Person (including a data subject): (A) alleging or confirming non-compliance with a relevant requirement of Privacy Laws, (B) requiring or requesting MitoCareX to amend, rectify, cease Processing, de-combine, permanently anonymize, block, or delete MitoCareX Personal Data, (C) permitting or mandating relevant governmental entities to investigate, requisition information from, or enter the premises of, MitoCareX or (D) claiming compensation from MitoCareX in connection with the above. MitoCareX has not been involved in any Legal Proceedings involving a breach or alleged breach of Privacy Laws.

(v) MitoCareX does not knowingly Process, nor has it ever obtained actual knowledge that it is Processing, the Personal Data of any natural Person under the age of 13.

Section 4.13 Material Contracts.

(a) Section 4.13 of the Disclosure Schedule sets forth a complete and accurate list of each of the following Contracts to which the MitoCareX is a party or otherwise bound and that are in effect on the date hereof (any Contract of the nature described below, set forth in Section 4.13 of the Disclosure Schedule, is herein referred to as a “MitoCareX Material Contract”). “Contract” means any written or oral legally binding contract, agreement, instrument, commitment or undertaking of any nature (including leases, subleases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, binding letters of intent and purchase orders), including all amendments, supplements, exhibits and schedules thereto.

(i) any Contract providing for payments by or to MitoCareX in any of the years ended December 31, 2023 or 2024 in an aggregate amount of $50,000 or more that is not terminable by MitoCareX on ninety (90) calendar days’ notice or less without premium or penalty;

(ii) (A) any dealer, distributor, joint marketing, strategic alliance, affiliate agreement or similar Contract, or any Contract providing for the grant of rights to reproduce, license, market or sell its products or services to any other Person or relating to the advertising or promotion of the business of MitoCareX or pursuant to which any third parties advertise on any websites operated by MitoCareX or (B) any sales representative, original equipment manufacturer, manufacturing, value added, remarketer, independent software vendor, or other Contract for use or distribution of MitoCareX Products or MitoCareX Owned Intellectual Property;

(iii) any Contract terminable by the counterparty thereto upon a change in control of MitoCareX or requiring notification to counterparties in the event of a change in control of MitoCareX;

(iv) (A) any joint venture Contract, (B) any Contract that involves a sharing of revenues, profits, cash flows, expenses or losses with other Persons and (C) any Contract that involves the payment of royalties to any other Person; any Contract (A) with any of its officers, directors, employees or stockholders or any Person who, to MitoCareX’s Knowledge, is a member of their immediate families, other than employment arrangements which are terminable at will with no more than 90 days advance notice, employee invention assignment and confidentiality agreements on MitoCareX’s standard form and option grant and exercise agreements on MitoCareX’s standard form or (B) with any Person with whom MitoCareX does not deal at arm’s length;

(v) any Contract (A) pursuant to which any other party is granted exclusive rights or “most favored party” rights of any type or scope with respect to any of the MitoCareX Products or MitoCareX Owned Intellectual Property, (B) containing any non-competition covenants or other restrictions relating to the MitoCareX Products or MitoCareX Owned Intellectual Property (save for employment and/or consulting agreements and/or any Contracts pertaining to open-source licenses) or (C) that materially limits the freedom of MitoCareX to (I) engage or participate, or compete with any other Person, in any line of business, market or geographic area with respect to the MitoCareX Products or the MitoCareX Owned Intellectual Property, or to make use of any MitoCareX Owned Intellectual Property or MitoCareX Personal Data including any grants by MitoCareX of exclusive rights or licenses or (II) sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or services;

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(vi) any standstill or similar agreement containing provisions prohibiting a third party from purchasing equity interests of MitoCareX or assets of MitoCareX or otherwise seeking to influence or exercise control over MitoCareX;

(vii) other than “shrink wrap” and similar generally available commercial end-user licenses to software that have an individual acquisition cost of $5,000 per annum or less, all licenses, sublicenses and other Contracts to which MitoCareX is a party and pursuant to which MitoCareX acquired or is authorized to use any Third-Party Intellectual Property used in the development, marketing or licensing of the MitoCareX Products;

(viii) any license, sublicense, or other Contract to which MitoCareX is a party and pursuant to which any Person is authorized to use any MitoCareX Owned Intellectual Property or MitoCareX Personal Data;

(ix) any license, sublicense, or other Contract pursuant to which MitoCareX has agreed to any restriction on the right of MitoCareX to use or enforce any MitoCareX Owned Intellectual Property or pursuant to which MitoCareX agrees to encumber, transfer or sell rights in or with respect to any MitoCareX Owned Intellectual Property or MitoCareX Personal Data Information;

(x) any Contracts relating to the membership of, or participation by, MitoCareX in, or the affiliation of MitoCareX with, any industry standards group or association;

(xi) any Contract providing for the development of any Intellectual Property, independently or jointly, either by or for MitoCareX (other than employee invention assignment agreements and consulting agreements with Contractors on MitoCareX’s standard form of agreement);

(xii) any confidentiality, secrecy or non-disclosure Contract other than any such Contract entered into by MitoCareX in the ordinary course of business;

(xiii) any Contract to license or authorize any third party to manufacture or reproduce any of the MitoCareX Products, or MitoCareX Owned Intellectual Property;

(xiv) any Contract pursuant to which any exclusive licenses or rights, or any covenants not to sue or non-assertion provisions, in or to the MitoCareX Owned Intellectual Property are granted by MitoCareX;

(xv) any Contract containing any guarantee, indemnification or, warranty on the part of MitoCareX other than in the ordinary course of business;

(xvi) any settlement or litigation “standstill” agreement;

(xvii) any Contract or plan (including any share option, merger and/or share bonus plan) relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of MitoCareX share capital or any other securities of MitoCareX or any options, warrants, convertible notes or other rights to purchase or otherwise acquire any such shares, other securities or options, warrants or other rights therefor;

(xviii) any trust indenture, mortgage, promissory note, loan or credit agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

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(xix) any Contract for capital expenditures in excess of $50,000 in the aggregate;

(xx) any Contract pursuant to which MitoCareX has acquired a business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, or any Contract pursuant to which it has any material ownership interest in any other Person; and

(xxi) any Contract with any governmental entity, including any agreement which requires consents, licenses, permits, grants, and other authorizations of a governmental entity (each, a “Government Contract”).

(b) All MitoCareX Material Contracts are in written form. MitoCareX has performed in all material respects all of the obligations required to be performed by it and is entitled to all benefits thereunder, and to the knowledge of MitoCareX, is not alleged to be in default in respect of any MitoCareX Material Contract to which it is a party. Each of MitoCareX Material Contracts is in full force and effect, subject only to the effect, if any, of applicable bankruptcy and other similar applicable laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies. MitoCareX has not received any written notice or other written communication regarding any actual or possible violation or breach of, default under, or intention to cancel or modify any MitoCareX Material Contract. MitoCareX has provided N2OFF with true, correct and complete copies of all MitoCareX Material Contracts.

Section 4.14 Brokers and Finders. MitoCareX does not have any contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement. No commission or compensation in the nature of a finders’ fee shall be payable by MitoCareX or any of their respective officers, employees or representatives, in their capacities as such, in connection with the transactions contemplated by this Agreement.

Section 4.15 Tax Matters. All taxes, duties and assessments payable or incurred by MitoCareX prior to the Closing Date that are reasonably expected to result in an Encumbrance upon any of the assets of MitoCareX have been or will timely be paid by MitoCareX other than those being contested in good faith by MitoCareX. There is no Encumbrance for taxes upon any of the assets of MitoCareX nor, to the Knowledge of MitoCareX, is any taxing authority in the process of imposing any Encumbrance for taxes on any of such Assets.

Section 4.16 Litigation.

(a) As of the date hereof, there is no Legal Proceeding to which MitoCareX or any of its assets or to the Knowledge of MitoCareX, any of its respective directors or officers (in their capacities as such or relating to their employment, services or relationship with MitoCareX), is party pending before any governmental entity, or to the Knowledge of MitoCareX is threatened in writing against MitoCareX. As of the date hereof, there is no Order served against MitoCareX or any of its assets and there is no other Legal Proceeding pending or to the Knowledge of MitoCareX threatened in writing against MitoCareX or any of its assets. MitoCareX does not have any Legal Proceeding pending against any other Person. As of the date hereof, no governmental entity has at any time challenged or questioned the legal right of MitoCareX to conduct its respective operations as presently conducted.

(b) There is no Order served against MitoCareX or to its Knowledge any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with MitoCareX).

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ARTICLE V

COVENANTS

Section 5.01 Securities Law Compliance. Each of the Parties hereto understands and agrees that the consummation of this Agreement, including the issuance of the Exchanged Common Stock upon Closing as contemplated hereby, may constitute an offer and sale of securities under the Securities Act, applicable state statutes. Each of N2OFF and the Sellers agree that such transactions shall be consummated in reliance on exemptions from the registration requirements of such laws, which depend, among other items, on the circumstances under which such securities are acquired. Furthermore, in connection with the Transactions, N2OFF and the Sellers shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on, as applicable, registration and prospectus exemptions, all to the extent and in the manner as may be deemed by the Parties to be appropriate.

Section 5.02 Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable the Transactions. The Parties hereto will use their commercially reasonable efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties in connection with the Transactions contemplated by this Agreement; and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. The Parties hereto shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Transactions.

Section 5.03 Valid Issuances. N2OFF covenants and agrees that upon issuance, the Purchaser Consideration Stock as and when issued pursuant to this Agreement shall be duly authorized, validly issued, fully paid and nonassessable.

Section 5.04 Further Assurances. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 5.05 Future Financing of MitoCareX. Upon Closing, Purchaser shall invest in MitoCareX an amount of US$1,000,000, for the purpose of funding MitoCareX’s ongoing research and development and other costs (the “Initial Investment”). The Loan Amount (as defined in the Loan Agreement (as defined below)) provided to MitoCareX pursuant to that certain Loan Agreement dated December 22, 2024, and executed by and among the Purchaser, MitoCareX and MitoCareX’s Guarantor (as are defined therein) (the “Loan Agreement”), shall be deducted from the Initial Investment. Furthermore, at all times after the Initial Investment, and provided that (i) the board of directors of the Purchaser has approved in advance of any Future Financing (as defined below) an operating plan for MitoCareX and (ii) the Purchaser possesses the financial resources necessary to fund the Future Financing, the Purchaser will make available to MitoCareX such amount of funding necessary to finance MitoCareX’s ongoing research and development and other costs (“Future Financing”).

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Section 5.06 Directors’ and Officers’ Indemnity Agreements and Insurance.

(a) MitoCareX shall, and the Purchaser shall cause MitoCareX to, indemnify and hold harmless the board members and office holders of MitoCareX as of immediately prior to Closing (each an “Indemnified MitoCareX Party”) as required under any indemnification agreement between such party and MitoCareX in effect as of the date of this Agreement or, with the agreement of the Purchaser, which may be entered into subsequent to the date of this Agreement (each, an “Indemnity Agreement”), all to the extent permissible under the organizational documents of MitoCareX and for the periods specified in such Indemnity Agreement or seven (7) years after Closing, the longer, whether asserted or claimed prior to, at or after the Closing; and MitoCareX hereby waives and releases all claims against any Indemnified MitoCareX Party with respect to matters existing or occurring at or prior to the Closing in their capacities as directors or officer holders. From and after the Closing, and subject to this Section 5.06, MitoCareX shall honor and fulfill, and the Purchaser shall cause MitoCareX to honor and fulfill, in all respects the obligations of MitoCareX under its organizational documents with respect to indemnification, insurance and exculpation of Indemnified MitoCareX Parties and all Indemnity Agreements. For a period of seven (7) years after the Closing, in the event that MitoCareX or any of its successors or assigns (i) consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all of or substantially all of its properties and other assets to any entity, then, and in each such case, the Purchaser shall either (A) guarantee, expressly assume, or shall cause proper provision to be made so that the successors and assigns of MitoCareX shall expressly assume, the obligations set forth in this Section 5.06; or (B) take any other action to ensure that the ability of MitoCareX to satisfy such obligations will not be diminished in any material respect. In furtherance of the foregoing and subject to this Section 5.06, for a period of seven (7) years after the Closing, the Purchaser shall (and shall cause MitoCareX to) cause the articles of association of MitoCareX to contain provisions with respect to indemnification, advancement of expenses and exculpation that are at least as favorable to the Indemnified MitoCareX Parties as the indemnification, advancement of expenses and exculpation provisions contained in the articles of association of MitoCareX immediately prior to the Closing, and such provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Indemnified MitoCareX Parties, except as required by applicable law. The obligations set forth in this Section 5.06 shall survive the Closing. This Section 5.06 will be for the irrevocable benefit of, and will be enforceable by, each Indemnified MitoCareX Party and his or her respective heirs, executors, administrators, estates, successors and assigns (collectively the “Indemnified Parties”) and each Indemnified Party will be an express intended third party beneficiary of this Agreement for such purposes.

(b) The provisions of this Section 5.06 shall be in addition to, and shall not impair, any other rights an Indemnified Party may have under MitoCareX’s organization documents, under applicable law or otherwise.

(c) In the event that any actual or threatened claim, action, suit, proceeding or investigation is brought or asserted against any Indemnified MitoCareX Party or Indemnified Party with respect to matters existing or occurring prior to the Closing in their capacities as such which are subject to indemnification pursuant to an Indemnity Agreement (including acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated hereby and thereby and the consummation thereof) (a “D&O Claim”), then MitoCareX and the Purchaser shall each afford, the Indemnified MitoCareX Party and Indemnified Party and its counsel and other representatives, reasonable access, during normal business hours, upon reasonable notice, to information and documents relating to such D&O Claim and the defense thereof, subject to such Indemnified MitoCareX Party or Indemnified Party signing a confidentiality undertaking in form and substance reasonably satisfactory to the Purchaser, with respect to confidential information and documents being so disclosed. MitoCareX and the Purchaser shall reasonably cooperate with the Indemnified MitoCareX Party and the Indemnified Party in connection with the defense of such D&O Claim.

(d) From and after the Closing, the Purchaser shall include any director or officer of MitoCareX and any Seller serving as a director or officer of the Purchaser, in any directors’ and officers’ liability insurance maintained by Purchaser.

Section 5.07 Reporting under the Exchange Act. With a view to making available to the Sellers the benefits of Rule 144 promulgated under the Securities Act (“SEC Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Seller to sell securities of the Purchaser to the public without registration, the Purchaser shall for a period of not less than five (5) years following the Closing:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the Closing;

(b) use reasonable best efforts to file with the SEC in a timely manner all reports, statements and other documents required of the Purchaser under the Securities Act and the Exchange Act;

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(c) furnish to each Seller, so long as the Seller owns any Exchanged Common Stock (including any shares of Common Stock issuable upon the exercise of any Pre-Funded Warrants), any Additional Purchaser Stock or any shares of Common Stock issued to the Sellers pursuant to adjustments as set forth in this Agreement, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with and is in compliance with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Purchaser and such other reports and documents so filed by the Purchaser; and (ii) such other information as may be reasonably requested in availing any Seller of any rule or regulation of the SEC that permits the selling of any such securities without registration; and

(d) reasonably assist the Sellers in connection with their reliance on Rule 144 and the sale of any securities of the Purchaser in reliance thereon (such as, but not limited to, removal of restrictive legends from share certificates, issuance of a letter to the transfer agent, provision of opinion of counsel that the sale qualifies under Rule 144).

ARTICLE VI

MISCELLANEOUS

Section 6.01 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Israel, without reference to its conflict of laws provisions. The parties hereto agree to exclusively submit to the jurisdiction of the competent courts of Tel Aviv - Jaffa with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

Section 6.02 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and addressed as follows:

If to N2OFF:	Attn: David Palach
Address: HaPardes 134 (Meshek Sander) Neve Yarak 4994500 Israel
Tel: (347) 468 9583
Email: david@savefoods.co

If to SciSparc:	Attn: Oz Adler
Address: 20 Raul Wallenberg St. Tower A, 2nd Floor Tel Aviv 6971916, Israel
Tel: +972-3-7175777
Email: oz@scisparc.com

If to MitoCareX:	Attn: Dr. Alon Silverman
Address: 40 Gordon Street, Givatayim, Israel
Tel: +972-52-435-2233
Email: alon.silberman@mitocarexbio.com

If to Alon Silberman:	Attn: Dr. Alon Silverman
Address: 40 Gordon Street, Givatayim, Israel
Tel: +972-52-435-2233
Email: alon.silberman@mitocarexbio.com

If to Ciro Leonardo Pierri:	Attn: Prof. Ciro Leonardo Pierri
Address: Via dello stadio 19, 74021 Carosino (TA), Italy
Tel: +39 328 818 6379
Email: Ciroleo.Pierri@mitocarexbio.com

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

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Notice shall be deemed to have been duly received: (a) if given by email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission; (b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the mail and, if sent internationally, ten business days after being deposited in the mail; and (c) if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 6.02.

Section 6.03 Third Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided herein, no other Person shall be deemed to be a third party beneficiary of this Agreement.

Section 6.04 Expenses. The Purchaser and MitoCareX shall bear the costs and expenses, including legal, accounting and professional fees, incurred in connection with this Agreement, the Transaction Documents and any other agreements in connection therewith, the Exchange or any of the other transactions contemplated hereby.

Section 6.05 Entire Agreement. This Agreement and the related documents referenced herein represent the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 6.06 Survival; Termination. The representations, warranties and covenants of the respective Parties shall survive the consummation of the transactions herein contemplated for a period of two years from Closing, unless a different period is specified with respect to any representation, warranty or covenant. It is the intention of the Parties that the survival period agreed on herein shall supersede any statute of limitations applicable to the representations, warranties and covenants and it is therefore agreed that the provisions of this Section 6.06 constitute a separate written legally binding agreement among the Parties in accordance with the provisions of Section 19 of the Israeli Limitation Law (5718-1958).

Section 6.07 Liability; No Consequential Damages. For the avoidance of doubt, in no event shall any Seller have any liability for a breach of any representation, warranty or covenant of MitoCareX and in no event shall one Seller be liable for any breach of any representation, warranty or covenant of any other Seller. In no event will the Parties be liable for any punitive, consequential, indirect or incidental damages under this Agreement or applicable law, whether in contracts, torts, restitution or otherwise and all indemnification will be limited to direct damage actually incurred. The aggregate liability of each Seller under this Agreement shall not exceed the value of the Exchanged Common Stock as determined below (and with respect to SciSparc shall also include the Cash Payment) and any damages sought against a Seller shall be made only against the Exchanged Common Stock (and with respect to SciSparc may be made against the amount of the Cash Payment), unless the Seller elects at its sole discretion that such indemnification shall be paid in cash and not in the Exchanged Common Stock. Where recourse is against Exchanged Common Stock, the number of shares to be returned shall be determined based on the valuation underlying the number of shares of Common Stock issued at Closing. The provisions of this Section 6.08 are and constitute the sole and exclusive remedy following the Closing as to all money damages based on or arising out of the representations, warranties and covenants of the Sellers hereunder.

Section 6.08 Severability If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

Section 6.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument. Signatures delivered by email shall be deemed original signatures.

Section 6.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently therewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore or thereafter occurring or existing. This Agreement may by amended by a writing signed by all Parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may only be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

N2OFF, INC.

By	/s/ David Palach
Name:	David Palach
Title:	Chief Executive Officer

SciSpARC LTD.

By:	/s/ Oz Adler
Name:	Oz Adler
Title:	CEO, CFO

By:	/s/ Amitai Weiss
Name:	Amitai Weiss
Title:	Chairman

MITOCAREX BIO LTD.

By:	/s/ Alon Silberman
Name:	Alon Silberman
Title:	Director

By:	/s/ Adi Zuloff-Shani
Name:	Adi Zuloff-Shani
Title:	Director

Alon Silberman

By:	/s/ Alon Silberman
Name:	Alon Silberman

Ciro Leonardo Pierri

By:	/s/ Ciro Leonardo Pierri
Name:	Ciro Leonardo Pierri

[Signature page to Securities Purchase and Exchange Agreement]

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ANNEX A

Amended and Restated Articles of Association of MitoCareX Bio. Ltd.

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ANNEX B

Regulation S Questionnaire

The information contained herein is being furnished to the Company in order for the N2OFF, Inc. (the “Company”) to determine whether the undersigned’s receipt of the Company’s common stock (the “Securities”) in connection with an exchange of common stock with the Company may be accepted pursuant to Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned understands that (i) the Company will rely upon the following information for purposes of complying with Federal and applicable state securities laws, (ii) the Securities will not be registered under the Securities Act in reliance upon the exemption from registration provided by Rule 903 of Regulation S of the Securities Act, and (iii) this representation letter is not an offer to sell nor the solicitation of an offer to buy any Securities, or any other securities, to the undersigned. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in that certain Securities Purchase and Exchange Agreement dated February 25, 2025, by and among the undersigned and the Company (the “Agreement”).

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Securities, such person or entity was outside the United States.
2.	Such person or entity is acquiring the Securities for such Purchaser’s own account, for investment and not for distribution or resale to others and is not purchasing the Securities for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.
3.	Such person or entity will make all subsequent offers and sales of the Securities either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Securities to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.
4.	Such person or entity has no present plan or intention to sell the Securities in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Securities and is not acting as a distributor of such securities.
5.	Neither such person or entity, its affiliates nor any person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Securities at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a restrictive legend on any certificate or other document evidencing the Securities, relating to the fact that the Securities are not registered under the Securities Act.

7.	Such person or entity is not acquiring the Securities in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

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8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by the Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Securities.

10.	Such person or entity understands the various risks of an investment in the Securities and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Securities.

11.	Such person or entity has had access to the Company’s publicly filed reports with the Securities and Exchange Commission and has been furnished with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Securities.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Securities.

13.	Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in the Agreement.

14.	Such person or entity will not sell or otherwise transfer the Securities unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity understands and acknowledges that the Securities have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

Date: ______________, 2025

(Signature of Authorized Signatory)

(Name of Authorized Signatory)

(Title)

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ANNEX B

AMENDMENT NO. 1 TO SECURITIES PURCHASE AND EXCHANGE AGREEMENT

This AMENDMENT No.1 (the “Amendment”) to the Securities Purchase and Exchange Agreement, dated February 25, 2025 (the “Agreement”), by and among N2OFF, Inc., a Nevada corporation (the “Purchaser”), MitoCareX Bio Ltd., a private company incorporated under the laws of the State of Israel (“MitoCareX”), SciSparc Ltd., a public company incorporated under the laws of the State of Israel (“SciSparc”), Dr. Alon Silberman, Israeli ID Number 033264292 (“Alon”), and Prof. Ciro Leonardo Pierri, bearer of Italian passport No. YA7291658 (“Ciro”, and together with SciSparc and Alon, the “Sellers”), is made by and among the Purchaser, MitoCareX and the Sellers as of May 18, 2025. Each of N2OFF, MitoCareX, SciSparc, Alon and Ciro shall be referred to as a “Party” and collectively, the “Parties”.

WHEREAS, pursuant to the Agreement the Purchaser will acquire from each of the Sellers their respective ordinary shares, nominal (par) value NIS 0.01 each, of MitoCareX (the “Ordinary Shares”), thereby resulting in MitoCareX becoming a wholly-owned subsidiary of the Purchaser, in accordance with the terms provided herein;

WHEREAS, pursuant to Section 1.08 of the Agreement, either Party may terminate the Agreement in the event that the Closing Date (as such term is defined in the Agreement) shall not have occurred within ninety days of February 25, 2025, i.e., by May 26, 2025 (the “Outside Date”); and

WHEREAS, the Parties wish to amend the Agreement to extend the Outside Date;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

1.	Extension of Outside Date

The Parties hereby amend the Agreement by extending the Outside Date set forth in Section 1.08 of the Agreement by ninety (90) days, so that either Party may terminate the Agreement in the event that the Closing Date shall not have occurred within one hundred and eighty (180) days of the date of the Agreement; provided, however, that the right to terminate this Agreement pursuant to said Section 1.08 shall not be available to any Party (i) whose actions or omissions have been a principal cause of, or primarily resulted in, the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of the Agreement or (ii) that is in material breach of the Agreement, all as provided for in the Agreement.

2.	Miscellaneous

2.1.	The Agreement (including all Exhibits and Schedules thereto), as amended by this Amendment constitute the entire agreement among the Parties hereto pertaining to the subject matter thereof and hereof.

2.2.	Except as otherwise amended hereby, the Agreement (including all Exhibits and Schedules thereto) shall remain in full force and effect. In the event of any inconsistency between the provisions of this Amendment and the terms of the Agreement, the provisions of this Amendment shall prevail.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective duly authorized officers to be effective as of the date first above written.

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N2OFF, INC.

By:	/s/ David Palach

Name:	David Palach

Title:	CEO

SCISPARC LTD.

By:	/s/ Oz Adler /s/ Amitay Weiss

Name:	Oz Adler Amitay Weiss

Title:	CEO, CFO Chairman

MITOCAREX BIO LTD.

By:	/s/ Adi Zuloff-Shani /s/ Alon Silberman

Name:	Adi Zuloff-Shani Alon Silberman

Title:	Director Director

ALON SILBERMAN

By:	/s/ Alon Silberman

Name:	Alon Silberman

CIRO LEONARDO PIERRI

By:	/s/ Ciro Leonardo Pierri

Name:	Ciro Leonardo Pierri

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ANNEX C

AMENDMENT NO. 2 TO SECURITIES PURCHASE AND EXCHANGE AGREEMENT

This AMENDMENT No. 2 (the “Amendment”) to the Securities Purchase and Exchange Agreement, dated February 25, 2025, as amended on May 18, 2025 (the “Agreement”), by and among N2OFF, Inc., a Nevada corporation (the “Purchaser”), MitoCareX Bio Ltd., a private company incorporated under the laws of the State of Israel (“MitoCareX”), SciSparc Ltd., a public company incorporated under the laws of the State of Israel (“SciSparc”), Dr. Alon Silberman, Israeli ID Number 033264292 (“Alon”), and Prof. Ciro Leonardo Pierri, bearer of Italian passport No. YA7291658 (“Ciro”, and together with SciSparc and Alon, the “Sellers”), is made by and among the Purchaser, MitoCareX and the Sellers as of July 24, 2025. Each of N2OFF, MitoCareX, SciSparc, Alon and Ciro shall be referred to as a “Party” and collectively, the “Parties”.

WHEREAS, pursuant to the Agreement the Purchaser will acquire from each of the Sellers their respective ordinary shares, nominal (par) value NIS 0.01 each, of MitoCareX (the “Ordinary Shares”), thereby resulting in MitoCareX becoming a wholly-owned subsidiary of the Purchaser, in accordance with the terms provided herein;

WHEREAS, on May 18, 2025 the Parties executed a first amendment to the Agreement (the “First Amendment”) extending the Outside Date (as such term is defined in the First Amendment) set forth in Section 1.08 of the Agreement by ninety (90) days; and

WHEREAS, the Parties wish to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

1. Additional Consideration

Section 1.02(c) of the Agreement shall be deleted in its entirety and replaced with the following:

“(c)	As additional consideration for the Exchnged Ordinary Shares, Alon, Ciro and Scisparc shall receive, collectively, 30% of the gross proceeds of each financing transaction of the Purchaser consummated within five (5) years of the Closing Date, to be divided among them on a pro rata basis based on the ratio of their respective holdings in the issued and outstanding share capital of MitoCareX as of immediately prior to the Closing (i.e., Scisparc 52.73%; Alon 31.51%; and Ciro 15.76%), as follows:

●	Scisparc- 15.82% of such gross proceeds;
●	Alon- 9.45% of such gross proceeds; and
●	Ciro- 4.73% of such gross proceeds.

Such proceeds shall be paid to them within twenty (20) days of the receipt by Purchaser of any gross proceeds as aforesaid, provided, however, that the maximum aggregate amount payable to SciSparc, Alon and Ciro pursuant to this Section 1.02(c) shall be US$1,600,000 (US$843,680 to SciSparc; US$504,160 to Alon; and US$252,160 to Ciro).

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2. Additional Purchaser Stock

Section 1.03 of the Agreement shall be deleted in its entirety and replaced with the following:

“Section 1.03 Milestone Issuances of Common Stock. Following the Closing, the Sellers will receive such number of additional shares of Common Stock, for no additional consideration, that reflects an aggregate amount of up to 25% of the issued and outstanding capital stock of the Purchaser on a Fully-Diluted Basis calculated as of immediately following the Closing (the “Additional Purchaser Stock”), which Additional Purchaser Stock, if the respective Milestones are achieved as set forth below, shall be duly issued in installments based on the achievement of each Milestone, as set forth in Schedule 1.03 attached hereto, and shall be allocated amongst the Sellers on a pro rata basis based on the ratio of their respective holdings in the issued and outstanding share capital of MitoCareX as of immediately prior to the Closing, as follows: 52.73% of any Additional Purchaser Stock to SciSparc; 31.51% to Alon; and 15.76 % to Ciro. Each respective portion of the Additional Purchaser Stock shall be deemed earned and issuable upon the fulfilment of the respective milestones set forth in Schedule 1.03 (each a “Milestone”), and shall be issued to the Sellers within five (5) business days after the achievement of the respective Milestone. The Sellers’ eligibility to receive Additional Purchaser Stock shall terminate on December 31, 2028, such that if a specific Milestone is not achieved and therefore the right to receive the respective number of Additional Purchaser Stock issuable upon the achievement of such Milestone is not earned by December 31, 2028, the right to receive the number of Additional Purchaser Stock attributable to any such non-achieved Milestone pursuant to this Section 1.03 shall terminate. If there is a dispute between the Parties as to whether or not a Milestone was achieved, and they are unable to reach agreement within ten (10) days, the Parties shall in good faith mutually agree on an independent third party that shall be delegated absolute discretion to determine whether or not a Milestone was achieved, and such determination shall be final and binding upon all Parties absent manifest error.”

3. Fully-Diluted Basis

Section 1.11(c) of the Agreement, including Schedule 1.11(c), shall be deleted in its entirety and replaced with the following provision, and Schedule 1.11(c) shall be deleted and replaced with the version attached hereto as Schedule 1.11(c):

“(c) Fully-Diluted Basis” means 32,808,629 shares of Common Stock in accordance with the table set forth in Schedule 1.11(c) and any additional shares of Common Stock, Options or Convertible Securities issued or granted after the date hereof and on or before Closing.”

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4. N2OFF Capital Structure

Section 2.03 of the Agreement shall be deleted in its entirety and replaced with the following:

“Section 2.03 Capital Structure. The authorized capital stock of N2OFF consists of (i) 495,000,000 shares of common stock, $0.0001 par value, of which (a) 33,356,412 shares are issued and outstanding as of the date hereof, (b) 2,709,645 shares are subject to Options or warrants or other Convertible Securities, which are outstanding as of the date hereof, and (c) 2,572 shares are the subject of commitments that N2OFF has committed to issue to certain recipients, other than the Sellers, following the date hereof, and (ii) 5,000,000 shares of preferred stock, $0.0001 par value, of which none are issued and outstanding. Immediately following the Closing, the authorized capital stock of N2OFF will consist of (i) 495,000,000 shares of common stock, $0.0001 par value, of which (a) 56,939,836 shares will be issued and outstanding, (b) 2,709,645 shares will be subject to Options or warrants or other Convertible Securities, and (c) 2,572 shares which will be the subject of commitments that N2OFF has committed to issue to certain recipients, other than the Sellers, following the Closing, and (ii) 5,000,000 shares of preferred stock, $0.0001 par value, none of which none will be issued and outstanding. Except as disclosed in the N2OFF Reports (as defined below) and as set forth herein, there are no outstanding bonds, debentures, notes, Convertible Securities, Options, or other indebtedness or other securities of N2OFF having the right to vote or the right to participate in or receive dividends (or convertible into, or exchangeable for, securities having the right to vote or the right to participate in or receive dividends) on any matters of which stockholders of N2OFF are entitled to vote on. Except as disclosed in N2OFF Reports and as set forth herein, there are no outstanding securities, Convertible Securities, Options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which N2OFF is a party or by which it is bound obligating N2OFF to issue, deliver or sell, or cause to be issued, delivered or sold, additional Common Stock of N2OFF or other equity or voting securities of N2OFF or obligating N2OFF to issue, grant, extend or enter into any such Convertible Securities, Option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of N2OFF to repurchase, redeem or otherwise acquire or make any payment in respect of any Common Stock of N2OFF or any other securities of N2OFF. Except for registration rights granted to L.I.A. Pure Capital Ltd. with respect to warrants to purchase 1,850,000 shares of Common Stock and corresponding anti-dilution rights as disclosed in the N2OFF Reports, there are no agreements or arrangements pursuant to which N2OFF is or could be required to register its Common Stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”) or other agreements or arrangements with or among any holders of N2OFF or with respect to any securities of N2OFF.”

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5. Extension of the Outside Date

The Parties hereby amend the Agreement by extending the Outside Date set forth in Section 1.08 of the Agreement, as amended by the First Amendment, by an additional ninety (90) days, so that either Party may terminate the Agreement in the event that the Closing Date shall not have occurred within two hundred and seventy (270) days of the date of the Agreement; provided, however, that the right to terminate this Agreement pursuant to said Section 1.08 shall not be available to any Party (i) whose actions or omissions have been a principal cause of, or primarily resulted in, the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of the Agreement or (ii) that is in material breach of the Agreement, all as provided for in the Agreement.

6. Miscellaneous

6.1.	The Agreement (including all Exhibits and Schedules thereto), as amended by this Amendment constitute the entire agreement among the Parties hereto pertaining to the subject matter thereof and hereof.

6.2.	Except as otherwise amended hereby, the Agreement (including all Exhibits and Schedules thereto) shall remain in full force and effect. In the event of any inconsistency between the provisions of this Amendment and the terms of the Agreement, the provisions of this Amendment shall prevail.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective duly authorized officers to be effective as of the date first above written.

N2OFF, INC.

By:	/s/ David Palach
Name:	David Palach
Title:	CEO

SCISPARC LTD.

By:	/s/ Oz Adler
Name:	Oz Adler
Title:	CEO

By:	/s/ Amitai Weiss
Name:	Amitai Weiss
Title:	Chairman

MITOCAREX BIO LTD.

By:	/s/ Alon Silberman
Name:	Alon Silberman
Title:	Director

By:	/s/ Adi Zuloff-Shani
Name:	Adi Zuloff-Shani
Title:	Director

ALON SILBERMAN

By:	/s/ Alon Silberman
Name:	Alon Silberman

CIRO LEONARDO PIERRI

By:	/s/ Ciro Leonardo Pierri
Name:	Ciro Leonardo Pierri

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ANNEX D

FORM OF CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

N2OFF, INC.

(to be attached to the Nevada Form of Articles of Amendment pursuant to NRS 78.385/78.390)

Section 2B(iv) shall be added after the end of Section 2B(iii) of Article IV of the Articles of Incorporation, as amended, to read as follows:

“Upon the effectiveness of the filing of this Certificate of Amendment (the “Effective Time”), each [______] (___) shares of the Corporation’s common stock, par value $0.0001 per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into one (1) share of Common Stock, par value $0.0001 per share, of the Corporation (the “New Common Stock”), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation or the par value which shall remain $0.0001 per share (the “Reverse Stock Split”). No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split; instead of issuing such fractional shares, any fractional shares resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares of New Common Stock, and all shares of Common Stock eliminated as a result of the Reverse Stock Split will be cancelled. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified plus the fraction, if any, of a share of New Common Stock issued as aforesaid.”

D-1

N2OFF, INC.

HAPARDES 134 (MESHEK SANDER),

NEVE YARAK, 4994500 ISRAEL

(347) 468-9583

PROXY FOR SPECIALMEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 25, 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

The undersigned hereby constitutes and appoints David Palach as the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution to represent and to vote, on behalf of the undersigned, all shares of Common Stock of N2OFF, Inc. (the “Company”) held of record in the name of the undersigned at the close of business on August 1, 2025, at the Special Meeting of Stockholders to be held at 4:00 p.m., Israel time (9:00 a.m. EDT) on September 25, 2025 at the offices of the Company’s U.S. legal counsel, Meitar | Law Offices, located at 16 Abba Hillel Road, 10th floor, Ramat Gan 5250608, Israel, and at any and all adjournments or postponements thereof, on the matters listed on the reverse side, which are more fully described in the Notice of Special Meeting of Stockholders of the Company and Proxy Statement relating to the Meeting.

The undersigned hereby revokes any and all proxies heretofore given with respect to the vote at the Special Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any proposal, this proxy will be voted FOR each proposal, in accordance with the recommendations of the Company’s Board.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

N2OFF, INC.

September 25, 2025

VOTE BY MAIL (Mark, sign, date and mail your proxy card in the postage-paid, return-addressed envelope we have provided)

THE BOARD RECOMMENDS A VOTE “FOR” EACH PROPOSAL LISTED BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

		FOR	AGAINST	ABSTAIN
1.	To approve a proposed acquisition by the Company of all of the share capital of MitoCareX Bio Ltd. (“MitoCareX”) pursuant to a securities purchase and exchange agreement (the “Purchase Agreement”), dated as of February 25, 2025, by and among the Company, MitoCareX, SciSparc Ltd., Dr. Alon Silberman and Professor. Ciro Leonardo Pierri, including the issuance of shares of the Company’s Common Stock that is equal to or in excess of 20% of the Company’s outstanding Common Stock before the issuance, in accordance with applicable Nasdaq Listing Rules, and the execution, delivery and performance of the Purchase Agreement and the transactions contemplated thereby (the “Acquisition Proposal”).	☐	☐	☐

2.	To approve a proposal, authorizing the Board, in its sole discretion, to amend the Company’s Articles of Incorporation, as amended, at any time within one year after stockholder approval is obtained, to effect a reverse stock split of the Company’s Common Stock, at a ratio of not less than 1-for-2 and not more than 1-for-150 (the “Split Range”), with the exact ratio of the reverse stock split to be determined by the Board in its sole discretion without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”);	☐	☐	☐

3.	To approve the issuance of 1,850,000 shares of the Company’s Common Stock and any additional shares of Common Stock, as applicable (the “Warrant Shares”) upon exercise of a warrant issued to L.I.A. Pure Capital Ltd. (the “Warrant Shares Proposal”); and	☐	☐	☐

4.	To authorize an adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Acquisition Proposal, the Reverse Stock Proposal and the Warrant Shares Proposal (the “Adjournment Proposal”).	☐	☐	☐

Signature of stockholder	Date	Signature of stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.